UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(
Amendment
No.)

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Brighthouse Financial, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Brighthouse FINANCIAL®

Notice of 2023 Annual Meeting and Proxy Statement

Notice of Annual Meeting of Stockholders	i

Notice of Annual Meeting of Stockholders

On behalf of the Board of Directors, I am honored to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”)

Brighthouse Financial® will hold its Annual Meeting solely by means of remote communication via the internet (a “virtual meeting”). All stockholders as of April 10, 2023 (the “Record Date”) will be able to attend, vote, and participate in the meeting by remote communication. For additional information about participating in the Annual Meeting, see “Attending the Annual Meeting” in the accompanying Proxy Statement.

Date and Time

Thursday, June 8, 2023, at 8:00 a.m., Eastern Time

Meeting Website

www.virtualshareholdermeeting.com/BHF2023

Agenda

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Proposal 1: Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting of Stockholders;
2.	Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023;
3.	Proposal 3: Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers;
4.

Proposal 4: Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation (“Charter”) to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and the Amended and Restated Bylaws (“Bylaws”) and (ii) obsolete provisions related to classes of Directors;

5.	Proposal 5: Approval of an amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law; and
6.	Any such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 and “FOR” Proposals 2, 3, 4, and 5. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record who hold shares of Brighthouse Financial common stock, par value $0.01 per share (“shares”), as of the close of business on the Record Date are entitled to vote at the Annual Meeting.

You may submit a proxy to vote your shares in advance of the Annual Meeting by any of the following means:

Internet
Please log on to www.ProxyVote.com and submit a proxy to vote your shares by 11:59 p.m., Eastern Time, on Wednesday, June 7, 2023.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, June 7, 2023.

Mail
If you received printed copies of the proxy materials and prefer to submit a proxy to vote your shares by mail, please complete, sign, date, and return your proxy card by mail so that it is received by Brighthouse Financial, Inc., c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

2023 Proxy Statement  |  Brighthouse Financial

ii	Notice of Annual Meeting of Stockholders

You may also attend and vote at the Annual Meeting.

Annual Meeting
You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/BHF2023.

Beneficial owners whose shares are held at a brokerage firm, or by a bank or other nominee, should follow the voting instructions that they received from the nominee (see information in the Proxy Statement under “Beneficial Owners or Holders in Street Name”). Participants in retirement and savings plans should refer to the voting instructions in the Proxy Statement under “Voting by Participants in Retirement Plan.”

This notice is being delivered to the holders of shares as of the close of business on April 10, 2023, the record date fixed by the Board of Directors for the purposes of determining the Brighthouse Financial stockholders entitled to receive notice of, and to vote at, the Annual Meeting, and constitutes notice of the Annual Meeting under Delaware law.

By Order of the Board of Directors,

Jacob M. Jenkelowitz

Corporate Secretary

Charlotte, North Carolina

April 27, 2023

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on June 8, 2023, at 8:00 a.m., Eastern Time

The accompanying Proxy Statement, our 2022 Annual Report to Stockholders, and additional information about our Annual Meeting are available at http://investor.brighthousefinancial.com by selecting the appropriate link under “Financial Information” or “News & Events.”

Brighthouse Financial  |  2023 Proxy Statement

Chairman’s Letter to Our Stockholders	iii

Chairman’s Letter to Our Stockholders

Dear Fellow Stockholders:

On behalf of the Board of Directors (the “Board”), it is my pleasure to present you with the 2023 Proxy Statement of Brighthouse Financial, Inc. (the “Company” or “Brighthouse Financial”) and cordially invite you to our 2023 Annual Meeting of Stockholders. We are honored to serve as your Board and sincerely thank you for placing your trust in us to oversee the Company on your behalf.

I am proud to share that, despite the challenging economic environment in 2022, Brighthouse Financial achieved significant strategic and operational milestones and delivered strong results. Among many accomplishments last year, the Company:

•	maintained robust capital and liquidity positions;
•	continued to return capital to our stockholders;
•	delivered record annuity sales; and
•	launched a new annuity product, expanding its flagship Shield® Level Annuities Product Suite.

In addition, the Company completed the implementation of its future state operations and technology platform, a key achievement that allows Brighthouse Financial to further increase its focus on growth, the evolution of its business mix, and supporting its distribution franchise. For more information on these and other 2022 highlights, please see the accompanying Proxy Statement.

2022 was also a special year for Brighthouse Financial as it marked its fifth anniversary as an independent, publicly traded company. Since its establishment, Brighthouse Financial has become a strong franchise trusted by over 2 million customers(1) and one of the largest providers of annuities and life insurance in the United States.(2) The Board is incredibly proud of the Company’s many accomplishments as management continues to execute its strategy.

The following are some highlights of the Board’s work in 2022 and our priorities for 2023:

Strategy and Risk Management Oversight. The Board actively oversees Brighthouse Financial’s focused strategy to grow the Company and deliver sustainable, long-term value for our stockholders. The Board devotes at least one entire meeting each year to a review of the Company’s strategy, and throughout the year, management presents us with updates against the Company’s strategy. In 2022, our strategic focus areas included the Company’s product, sales, and marketing and distribution strategy and plans; financial plan; human capital management strategy; culture; future state operations and technology platform; investment strategy; and financial and risk profiles in various market scenarios. As part of the Board’s oversight of risks to the Company’s strategy, the Board and its committees receive regular reports from management on key risk topics, including operational risk management; market, credit, macroeconomic, and liquidity risks; third-party risk; and emerging and Environmental, Social, and Governance (“ESG”)-related risks, including with respect to climate and cybersecurity. The Board continues to monitor and discuss with management the uncertain market and macroeconomic environments and believes that Brighthouse Financial remains well positioned to continue executing its strategy and delivering on its mission.

Our Commitment to Sustainable Growth. The Company and this Board view our responsibility to our stockholders as delivering long-term, sustainable financial performance. Our commitment to sustainability of performance is reflected in the Company’s policies, its advancement of diversity, equity, and inclusion (“DEI”) in its human capital management strategy, and its management of ESG-related risks. The Board and its Committees oversee the Company’s sustainability program and its assessment and management of ESG factors, including those related to human capital management; regulatory compliance; cybersecurity; enterprise risk, including with respect to climate risk; and its investment portfolio, including assessment of the Company’s exposures to ESG risk and consideration of ESG factors in its asset management program. The Board proudly supports management’s deep, ongoing commitment to fostering Brighthouse Financial’s strong culture as it seeks to ensure that the Company remains a great place to work. These efforts include management’s dedication to continuing to advance Brighthouse

[1]	Customer count data is as of September 30, 2022.
[2]	Ranked by 2021 admitted assets. Best’s Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2022.

2023 Proxy Statement  |  Brighthouse Financial

iv	Chairman’s Letter to Our Stockholders

Financial’s DEI initiatives including, in 2022, the Company’s launch of employee network groups to help foster an inclusive workplace and its establishment of Brighthouse Scholar Connections, Inc., a non-profit organization focused on educational scholarship opportunities for students who are members of underrepresented groups.

In 2022, the Company published its inaugural Corporate Sustainability Report, which provided an update on its progress toward integrating a focused approach to ESG factors across Brighthouse Financial. If you have not done so already, I encourage you to read this informative report. The Company will provide stakeholders with additional updates on its sustainability progress in its 2022 Corporate Sustainability Report, which it plans to publish later this year.

Stockholder Engagement. As part of the Board’s and management’s efforts to solicit and carefully review the feedback of our stockholders, we maintain a robust and proactive stockholder engagement program. Our engagements provide us with insight into a variety of topics of importance to our stockholders, and we greatly appreciate the perspectives that our stockholders continue to share with us. Taking into consideration support for certain corporate governance initiatives from several stockholders, our Board determined in early 2023 to amend our Amended and Restated Bylaws (“Bylaws”) to adopt a majority voting standard for uncontested Director elections and is recommending that our stockholders approve amendments to our Amended and Restated Certificate of Incorporation (“Charter”) to remove supermajority voting requirements currently required to amend certain provisions of our Charter and Bylaws.

Board Composition and Refreshment. The Board believes that it is critical that it routinely assess its composition to ensure that our Directors are qualified to oversee management’s development and execution of the Company’s business strategy. Our Board continues to believe that it is composed of Directors who possess the necessary skills and experience to effectively oversee Brighthouse Financial’s strategy and risks. In addition, the Board continues to recruit Directors who enhance our effectiveness as a Board. In March 2023, we welcomed Philip V. (“Phil”) Bancroft to the Board and to the Audit Committee and Investment Committee. Phil has extensive executive, financial, and insurance industry experience, including most recently as the chief financial officer of Chubb, the world’s largest publicly traded property and casualty insurance company, from which he retired in 2021. We look forward to his contributions.

Lastly, I would like to acknowledge our friend and colleague Patrick J. (“Pat”) Shouvlin on the occasion of his retirement from our Board. Pat has served on the Board, and chaired our Audit Committee, since Brighthouse Financial became an independent, publicly traded company in 2017. On behalf of the Board, I want to thank him for his years of service and his many significant contributions to our Board and the Company. I wish him all the best.

Thank you for your continued support and investment in Brighthouse Financial. We look forward to engaging with you at the Annual Meeting. Whether or not you plan to attend, your views are important to us. We encourage you to read these proxy materials and to vote your shares “FOR” each proposal.

Sincerely, Chuck Chaplin Chairman of the Board Brighthouse Financial, Inc. April 27, 2023

Brighthouse Financial  |  2023 Proxy Statement

Contents	1

Proxy Statement

The Board of Directors (the “Board” or the “Board of Directors”) of Brighthouse Financial, Inc. (“Brighthouse Financial” or the “Company”) is providing this Proxy Statement in connection with the Annual Meeting of Stockholders to be held on June 8, 2023, at 8:00 a.m., Eastern Time (the “Annual Meeting”) and at any adjournment or postponement thereof. Stockholders holding shares of common stock, par value $0.01 per share, of the Company (“shares”) as of the close of business on April 10, 2023 (the “Record Date”) are entitled to vote at the Annual Meeting. Proxy materials or a Notice of Internet Availability were first made available, sent, or given to the Company’s stockholders on or about April 27, 2023.

Contents

3	Proxy Summary
	3	Proposals for Your Vote
	3	The Brighthouse Financial Story
	4	2022 Highlights – Delivering Strong Results and Achieving Significant Milestones Despite a Challenging Year
	6	Our Board of Directors: Composition, Qualifications, and Diversity
	10	Stockholder Engagement Highlights
	10	Corporate Governance Highlights
	11	Our Sustainability Journey
	12	Executive Compensation Program Overview

15	Proposal 1 – Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting of Stockholders
	16	The Board of Directors

25	Board and Corporate Governance Practices
	25	Investor Stewardship Group Principles
	27	Building Our Board of Directors
	29	Board Leadership Structure
	29	Director Independence
	30	Executive Sessions
	30	Stockholder Engagement
	32	Succession Planning and Talent Management
	32	Risk Oversight
	33	Information About Our Board Committees
	35	Director Compensation
	36	2022 Director Compensation Table
	36	Director Stock Ownership Guidelines
	37	Compensation Committee Interlocks and Insider Participation
	37	Codes of Conduct

38	Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023
	39	Fees Paid to Deloitte & Touche LLP
	39	Audit Committee Pre-Approval Policy
	40	Audit Committee Report

42	Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers

43	Compensation Discussion and Analysis
	43	Named Executive Officers
	43	CD&A Contents
	43	Section 1 – Executive Summary
	43	The Brighthouse Financial Story
	44	2022 Highlights – Delivering Strong Results and Achieving Significant Milestones Despite a Challenging Year
	45	Human Capital Management
	45	Compensation Philosophy
	45	What’s New With Our 2022 Compensation Program
	46	2022 Say-on-Pay Vote and Stockholder Engagement
	47	Compensation Highlights
	48	CEO Compensation
	48	Planned Changes for 2023
	48	Section 2 – Our 2022 Executive Compensation Program
	48	2022 Compensation Planning Process
	49	Role of the Compensation and Human Capital Committee and Others in Determining Compensation
	50	Elements of 2022 Compensation

2023 Proxy Statement  |  Brighthouse Financial

2	Contents

	51	2022 Target Total Direct Compensation
	53	2022 Short-Term Incentive Awards
	56	2022 Long-Term Incentive Awards
	58	2020 PSU Payouts
	59	Equity Retention Award – Mr. Lambert
	59	Section 3 – Additional Compensation Practices and Policies
	59	Stock Ownership and Retention Guidelines
	59	Benefit Plans
	60	Termination and Change of Control Benefits
	61	Stock-Based Award Timing Practices
	61	Tax Deductibility of Executive Compensation
	61	Hedging and Pledging Prohibition
	62	Clawback Policy
	62	Risk Assessment
	62	Section 4 – 2023 Compensation Program Overview
	62	2022 Say-on-Pay Vote and Stockholder Engagement
	63	2023 STI Program
	63	2023 LTI Program
	64	2023 Target TDC
	64	Compensation Committee Report

65	Compensation Tables
	65	Summary Compensation Table for 2022
	68	Grants of Plan-Based Awards in 2022
	69	Outstanding Equity Awards at 2022 Fiscal Year End
	73	Option Exercises and Stock Vested in 2022
	73	Nonqualified Deferred Compensation in 2022
	75	Potential Payments Upon Termination or Change in Control
	78	Equity Compensation Plan Information as of December 31, 2022

78	CEO Pay Ratio

79	Pay Versus Performance

83	Proposal 4 – Approval of amendments to the
Charter to remove (i) supermajority voting
requirements currently required to amend
certain provisions of the Charter and Bylaws
and (ii) obsolete provisions related to classes
of Directors

85	Proposal 5 – Approval of an amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law

87	Certain Relationships and Related Person Transactions
	87	Related Person Transaction Approval Policy
	87	Security Ownership of Certain Beneficial Owners and Management
	89	Delinquent Section 16(a) Reports

90	The Annual Meeting, Voting, and Other Information
	90	Overview
	90	Attending the Annual Meeting
	91	Directors’ Attendance at the Annual Meeting
	91	Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting
	91	Your Vote is Important
	92	Quorum Requirement
	92	Voting Your Shares
	93	Changing Your Vote or Revoking Your Proxy
	94	Vote Required for Each Proposal
	95	Matters to be Presented
	95	Delivery of Proxy Materials
	96	Proxy Solicitation Costs
	96	Vote Tabulation
	96	Inspector of Election
	96	Results of the Vote
	96	Other Information

98	Forward-Looking Statements

98	Website References

99	Non-GAAP and Other Financial Disclosures

A-1	Appendix A – Proposal 4 – Proposed
amendments to the Charter to remove
(i) supermajority voting requirements currently
required to amend certain provisions of the
Charter and the Bylaws and (ii) obsolete
provisions related to classes of Directors

B-1	Appendix B – Proposal 5 – Proposed amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law

Brighthouse Financial  |  2023 Proxy Statement

Proxy Summary	3

Proxy Summary

This section summarizes important information contained in this Proxy Statement and in our 2022 Annual Report to Stockholders (the “2022 Annual Report”), but it does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and 2022 Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page

1. Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting of Stockholders;	FOR each of the Board’s nominees	15

2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023;	FOR	38

3. Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers (the “Say-on-Pay” vote);	FOR	42

4. Approval of amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and the Amended and Restated Bylaws (the “Bylaws”) and (ii) obsolete provisions related to classes of Directors; and	FOR	83

5. Approval of an amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law.	FOR	85

The Brighthouse Financial Story

Who We Are

Brighthouse Financial is one of the largest providers of annuities and life insurance in the United States(1), trusted by over 2 million customers(2). Brighthouse Financial became an independent, publicly traded company in August 2017, following our separation (the “Separation”) from MetLife, Inc. (“MetLife”) and the listing of our common stock on The Nasdaq Stock Market LLC (“Nasdaq”). In 2019, we became a member of the Fortune® 500, which lists the top 500 U.S. companies by total revenue.

Our Purpose

We are on a mission to help people achieve financial security. We specialize in products that are designed to help people protect what they’ve earned and ensure it lasts. We are built on a foundation of experience and knowledge, which allows us to keep our promises and provide value to our distribution partners and the clients they serve.

Our Strategy

We believe our focused strategy will generate long-term stockholder value. Our strategy consists of the following core elements, which are fully aligned with our risk appetite and our approach to managing our business:

•  Offering a targeted set of annuity and life insurance solutions that are simpler, more transparent, and provide value to our distribution partners and the clients they serve. We aim to continue to shift our business mix profile over time, with the addition of more cash flow-generating and less capital-intensive new business, along with the runoff of less profitable legacy business.

•  Selling our products through a diverse, well-established network of distribution partners, continuing to build strategic distribution relationships, and entering new channels as we further expand our distribution footprint in the United States.

•  Effectively managing our expenses by adopting and maintaining an operating model designed to drive our statutory expense ratio down over time.

(1) Ranked by 2021 admitted assets. Best’s Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2022. (2) Customer count data is as of September 30, 2022.

2023 Proxy Statement  |  Brighthouse Financial

4	Proxy Summary

Board Oversight of Our Strategy. One of the Board’s most important duties is to oversee our strategy to grow the Company and deliver long-term value for our stockholders. The Board devotes at least one entire meeting annually to a review of the Company’s strategy, and throughout the year, discusses key strategy topics with management. In 2022, the Board and senior management engaged in constructive dialogue regarding our multiyear strategic and financial plan, including the following key topics:

•	our product, sales, and marketing and distribution strategy and plans, as well as the competitive landscape in which we operate;
•	our financial plan, including capital return and other financial drivers and goals;
•	our human capital management strategy, including talent development and succession planning;
•	strengthening our culture, including programs to advance Diversity, Equity, and Inclusion (“DEI”);
•	our future state operations and technology platform;
•	our investment strategy; and
•	our financial and risk profile in various market scenarios.

2022 Highlights – Delivering Strong Results and Achieving Significant Milestones Despite a Challenging Year

Brighthouse Financial achieved significant strategic and operational milestones in 2022 and delivered strong results despite a challenging economic environment. Additionally, we remained disciplined in our financial and risk management as we executed our focused strategy, which we believe will enable us to generate long-term value for our stockholders.

Financial and Capital Strength

Prudent Financial Management – we continued to manage the Company using a multiyear, multiscenario framework to evaluate capital, liquidity, and subsidiary dividend plans. We maintained a strong capital position at both our holding company and our operating companies despite the uncertain market and macroeconomic environments.

Normalized Statutory Earnings – generating normalized statutory earnings remains a focus of our financial management strategy. Normalized statutory earnings is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. For the full year 2022, we had normalized statutory earnings of $1.0 billion, driven by strong core performance in the variable annuity (“VA”) business.

Capital Return – we repurchased $488 million of our common stock in 2022 and reduced shares outstanding by 12% relative to year-end 2021. As of year-end 2022, we reduced the number of shares outstanding by 43% since we began our common stock repurchase program in August 2018.

Capital and Liquidity Management – we continued to optimize statutory capital to further strengthen our balance sheet and ended 2022 with holding company liquid assets of $1.0 billion.

Statutory Capital – we ended 2022 with $8.1 billion of combined statutory total adjusted capital and with a combined risk-based capital (“RBC”) ratio of 441% (at the high end of our target of 400% to 450% in normal market conditions). RBC ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, to ensure compliance with minimum regulatory capital requirements.

Ratings – we maintained our operating companies’ strong financial strength ratings.

Brighthouse Financial  |  2023 Proxy Statement

Proxy Summary	5

Products and Sales

Annuity Sales – we achieved record annuity sales of approximately $11.5 billion, exceeding our 2022 target and representing an increase of 26% over 2021.

Life Insurance Sales – our life insurance sales were $80 million. As a result of the prevailing macroeconomic headwinds, life insurance sales decreased 28% over 2021.

New Products – we launched a new annuity product, Brighthouse Shield Level Pay PlusSM, expanding our flagship Shield® Level Annuities Product Suite. This product is designed to help meet an important need in retirement planning: income that lasts for life. We plan to introduce a new life insurance product in 2023 to further diversify and strengthen our life product suite.

Expenses

Corporate Expenses – corporate expenses were $869 million for full year 2022, a reduction from 2021 corporate expenses of $890 million. We remain focused on maintaining our disciplined expense management.

Technology

Future State Platform – we completed all our major system conversions. This marks the full implementation of our future state operations and technology platform, which is foundational to our ability to grow our sales in the future.

For the definition of certain terms and metrics used here and in this Proxy Statement, see “Non–GAAP and Other Financial Disclosures.”

2023 Proxy Statement  |  Brighthouse Financial

6	Proxy Summary

Our Board of Directors: Composition, Qualifications, and Diversity

The fundamental duty of our Board is to oversee the management of Brighthouse Financial for the benefit of our stockholders. It is essential that the Board be composed of directors (“Directors”) who are qualified to oversee the development and execution of our business strategy by management. The Board seeks Directors who possess a broad range of skills, experience, and perspectives and who contribute to the gender and racial or ethnic diversity of our Board. The composition of our Board, as reflected in the table and chart below, is one way we demonstrate our commitment to these principles.

Board Composition Summary

Name (1)	Age	Demographic Information	Selected Skills and Qualifications	Principal Professional Experience	Independent	Committee Memberships

Phil Bancroft Director since 2023	64	• Male • White/ Caucasian	• Senior Leadership • Accounting/Financial Reporting • Insurance Industry • Investments	Executive Vice President and Chief Financial Officer, Chubb Limited (Retired)	Yes	• Audit (Expected Chair) • Investment

Irene Chang Britt Director since 2017	60	• Female • Asian	• Senior Leadership • Brand and Marketing • Public Company Board Experience • Human Capital Management	Senior Vice President, Campbell Soup Company, and President, Pepperidge Farm Inc. (Retired)	Yes	• Compensation and Human Capital • Investment • Nominating and Corporate Governance (Chair)

Chuck Chaplin Chairman of the Board Director since 2017	66	• Male • Black/ African American	• Senior Leadership • Insurance Industry • Financial Services Industry • Accounting/Financial Reporting • Public Company Board Experience	President, Chief Financial Officer, and Chief Administrative Officer, MBIA Inc. (Retired)	Yes	• Audit • Executive • Finance and Risk (Chair)

Steve Hooley Director since 2020	60	• Male • White/ Caucasian	• Senior Leadership • IT/Cybersecurity • Financial Services Industry • Public Company Board Experience	Chairman, Chief Executive Officer, and President, DST Systems (Retired)	Yes	• Audit • Investment

Carol Juel Director since 2021	50	• Female • White/ Caucasian	• IT/Cybersecurity • Financial Services Industry • Risk Management • Regulation	Executive Vice President, Chief Technology and Operating Officer, Synchrony Financial	Yes	• Audit • Finance and Risk

Eileen Mallesch Director since 2018	67	• Female • White/ Caucasian	• Accounting/Financial Reporting • Insurance Industry • Financial Services Industry • Investments	Senior Vice President and Chief Financial Officer of the property and casualty business of Nationwide Mutual Insurance Company (Retired)	Yes	• Compensation and Human Capital • Investment (Chair) • Nominating and Corporate Governance

Brighthouse Financial  |  2023 Proxy Statement

Proxy Summary	7

Name (1)	Age	Demographic Information	Selected Skills and Qualifications	Principal Professional Experience	Independent	Committee Memberships

Diane Offereins Director since 2017	65	• Female • White/ Caucasian	• IT/Cybersecurity • Financial Services Industry • Human Capital Management • Regulation	Executive Vice President and President – Payment Services, Discover Financial Services (Retiring effective June 30, 2023)	Yes	• Compensation and Human Capital (Chair) • Finance and Risk • Nominating and Corporate Governance

Eric Steigerwalt Director since 2016	61	• Male • White/ Caucasian	• Senior Leadership • Insurance Industry • Financial Services Industry • Investments • Risk Management	President and Chief Executive Officer, Brighthouse Financial, Inc.	No	• Executive (Chair)

Paul Wetzel Director since 2017	63	• Male • White/ Caucasian	• Senior Leadership • Financial Services Industry • Regulatory • Risk Management	Chairman of the Global Financial Institutions Group, Deutsche Bank Securities Inc. (Retired)	Yes	• Compensation and Human Capital • Finance and Risk • Nominating and Corporate Governance

(1)	Pat Shouvlin is not standing for reelection at the Annual Meeting pursuant to our mandatory retirement age policy and, accordingly, is not included in this table.

2023 Proxy Statement  |  Brighthouse Financial

8	Proxy Summary

Board Skills and Experience

Our Board is composed of Directors who possess a mix of skills and experience that we believe align with, and facilitate effective oversight of, Brighthouse Financial’s strategy and risks, including skills and experience related to the financial services and insurance industries; senior leadership; accounting/financial reporting; information technology and cybersecurity; brand and marketing; public company board service; risk management; investments; human capital management; and regulation. The following charts present the number of Director nominees who possess substantive skills or experience in these areas and are based on each Director’s self-evaluation.

Senior Leadership Provides Directors with valuable organizational, strategic planning, and risk management skills to oversee and advise management	Insurance Aids in Director oversight of our strategy, including product development, sales, and financial management

Financial Services Supports Director oversight of various aspects of our business, including product development, marketing, and distribution	Accounting/Financial Reporting Enables Directors to oversee our financial reporting processes and controls

Brand and Marketing Supports oversight of the development and execution of our strategy to build our brand and market our products	Human Capital Management Supports oversight of our talent management, succession planning, and executive compensation practices, as well as our DEI activities

Information Technology/Cybersecurity Enables Directors to manage and oversee our technology-related strategic objectives and to oversee cybersecurity risk	Investments Facilitates effective management and oversight of our investment portfolio to drive returns and manage investment risk

Regulation Enables Director oversight of our compliance programs and assists the Company in navigating the complex and highly regulated environment in which we operate	Risk Management Facilitates Director oversight of management’s policies and practices to identify, monitor, and manage the complex risks facing our Company

Other Public Company Board Experience Exposes Directors to diverse perspectives, trends, and governance practices that can enhance oversight

Brighthouse Financial  |  2023 Proxy Statement

Proxy Summary	9

Board Diversity

The Board believes that a diverse board is better able to effectively oversee the Company’s management and strategy and better positions Brighthouse Financial to deliver long-term value for our stockholders. Our Board recognizes that gender and racial or ethnic diversity add to the overall mix of perspectives of our Board as a whole. The following charts and table present the diversity profile of our currently serving Board(1).

Board Diversity Matrix (as of April 27, 2023) (1)

Total Number of Directors	10

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	4	6	0	0

Part II: Demographic Background

African American or Black	0	1	0	0

Alaskan Native or Native American	0	0	0	0

Asian	1	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	3	5	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

(1)	Table and graphics include Mr. Shouvlin, who identifies as Male and White. Mr. Shouvlin is not standing for reelection at the Annual Meeting.

Directors who are diverse with respect to gender, race, or ethnicity serve in a majority of our Board leadership positions.

Chuck Chaplin, who is Black/African American, serves as:

•	Chairman of the Board (the “Chairman”); and
•	Chair of the Finance and Risk Committee.

2023 Proxy Statement  |  Brighthouse Financial

10	Proxy Summary

Women, including one who is Asian, serve as chairs of the following committees:

•	Compensation and Human Capital Committee;
•	Investment Committee; and
•	Nominating and Corporate Governance Committee.

Stockholder Engagement Highlights

In 2022, we continued our robust stockholder engagement program. In the second half of 2022, we reached out to 28 stockholders representing approximately 58% of our shares (at that time) and met with seven stockholders representing approximately 31% of our shares (at that time). Discussions during our engagements focused on our strategy, sustainability program, human capital management, DEI, Board composition, governance practices, and executive compensation program. While the engagements are primarily conducted by senior management, our Chairman is available to engage with stockholders, and he has met with a number of stockholders in recent years.

Feedback from our stockholder engagements can inform our compensation and governance programs as well as our disclosures. For example, in response to stockholder feedback, we expanded our Director skills disclosures (see “Our Board of Directors: Composition, Qualifications, and Diversity”). In addition, taking into consideration support for certain corporate governance initiatives by several stockholders (among other factors) and after careful review and consideration, our Board determined to:

•	Adopt a majority voting standard for uncontested Director elections via amendment of our Bylaws in January 2023; and
•

Recommend stockholders approve the Company’s proposal to remove provisions in our Charter that currently require a supermajority of outstanding shares to amend certain provisions of our Charter and Bylaws (see Proposal 4).

For additional information about our stockholder engagement program, see “Stockholder Engagement.”

Corporate Governance Highlights

Brighthouse Financial is committed to good governance practices that are intended to protect and promote the long-term value of the Company for our stockholders. The Board regularly reviews our governance profile to ensure that it reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and our stockholders.

Independent Oversight	Independent Chairman of the Board
Majority of our Board is independent (nine of ten current Directors – and eight of nine Directors standing for reelection)
All committees of the Board (other than the Executive Committee) (each a “Committee” and collectively, the “Committees”) are composed solely of Independent Directors (as defined below; see “Director Independence”)

Board Effectiveness	Directors possess a deep and diverse set of skills and experience relevant to oversight of our business strategy
Proactive assessment of Director skills and commitment to Director refreshment to ensure the Board continues to meet the Company’s evolving oversight needs
Robust risk oversight framework to assess and manage risks
Comprehensive annual self-assessment of the Board and Committees, including an action plan to implement Directors’ suggestions
Commitment to Board diversity of perspective, gender, and race or ethnicity
Regular executive sessions of the Independent Directors

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Proxy Summary	11

Responsiveness and Accountability NEW	Robust annual stockholder engagement program
Recommending that stockholders approve Charter amendments to remove provisions that currently require a supermajority vote to amend certain provisions of the Charter and Bylaws

Adopted a majority vote standard for uncontested Director elections

Development and regular review of succession plans for the Chief Executive Officer (the “CEO”) and other members of senior management

Annual assessment of Committee charters and the Board’s Corporate Governance Principles

Annual election of Directors

Proposed Changes to Our Corporate Governance Practices

Our Board has adopted, and recommends that our stockholders approve, amendments to our Charter to (i) remove supermajority voting requirements currently required to amend certain provisions of the Charter and Bylaws and obsolete provisions related to classes of Directors (see Proposal 4), and (ii) add a provision to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law (see Proposal 5).

Our Sustainability Journey

We believe that sustainability is inherent in Brighthouse Financial’s mission to help people achieve financial security and that strengthening our approach to integration of Environmental, Social, and Governance (“ESG”) across our organization and culture will better position us to deliver sustainable, long-term value for our stockholders and keep our promises to our consumers. To inform our sustainability strategy, the Company’s Chief Sustainability Officer and members of the Office of Sustainability conduct ongoing stakeholder engagement, enabling the Board and management to consider the expectations and interests of various stakeholders, including stockholders, employees, community partners, policymakers, and our distribution partners and their clients.

In 2022, we released the inaugural Brighthouse Financial Corporate Sustainability Report, which is available under the Corporate Responsibility section of our website. Reflecting the Company’s commitment to transparency and accountability, the report highlights our key accomplishments throughout 2021; provides comprehensive insights related to our ESG priorities and related practices; and includes data that is aligned with the Sustainability Accounting Standards Board (“SASB”) and Task Force on Climate-related Financial Disclosures (“TCFD”) frameworks. In addition, to further enhance our sustainability program in 2022, the Company and the Office of Sustainability strengthened its sustainability governance practices and strategy by establishing formal ESG policies and procedures, including an ESG Strategic Framework and the integration of ESG risk considerations into our corporate risk management processes.

ESG Priorities

•

Diversity, Equity, and Inclusion (DEI): At Brighthouse Financial, we are committed to advancing DEI across our organization and culture through various business policies and practices, including our talent acquisition strategy; employee learning, development, and engagement initiatives; procurement decisions; and strategic partnerships.

•

Being a Great Place to Work: We recognize that our employees are one of our most valuable assets. We continue to adapt, as needed, our activities, policies, and practices to attract, engage, develop, and retain employees and to ensure that Brighthouse Financial remains a great place to work. These efforts include our commitment to continually enhance our culture, which is rooted in our three core values of collaboration, adaptability, and passion.

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12	Proxy Summary

•

Advancing Financial Security: Our mission is to help people achieve financial security. As one of the largest providers of annuities and life insurance in the United States, we believe that annuities and life insurance play an essential role in financial security. Our products are designed to uphold three core pillars: simplicity, transparency, and competitive value for our customers. Recognizing the various risks that can surface across our Company’s value chain – from our marketing practices to our product disclosures – we are committed to responsible product governance, marketing, and communications.

•

Promoting Business Resilience Through Sustainable Operations: Our ability to deliver on our commitments to our stakeholders begins with responsible business practices. Through effective governance, compliance, and risk management; proactive cybersecurity and data privacy programs; and our ongoing commitment to responsible investment, we believe our approach to operating sustainably promotes business resilience across our value chain.

•

Climate Change and the Environment: Climate change continues to impact communities, economies, and natural ecosystems worldwide. We recognize that climate change poses various risks to our Company, global financial markets, society, and our planet. We are committed to enhancing our efforts to identify, measure, assess, and manage material climate-related risks to Brighthouse Financial, as well as the environmental impact of our operations.

Board and Committee Oversight. The Board has delegated to the Nominating and Corporate Governance Committee broad oversight of our sustainability program. Our Chief Sustainability Officer reports on an annual basis to each of the Board and the Nominating and Corporate Governance Committee, providing updates on enhancements to our sustainability strategy, assessment and management of ESG factors, and our disclosure initiatives. Due to the fact that ESG issues can manifest as business risks and opportunities in different ways, oversight of specific ESG topics is distributed across various Board committees, depending on the nature of the issue and potential impacts.

For example, our other Committees oversee the following aspects of Brighthouse Financial’s sustainability program:

•

Compensation and Human Capital Committee – oversees Brighthouse Financial’s human capital matters, including pay equity, DEI, leadership development, culture, and succession planning for the CEO and other executives.

•	Audit Committee – oversees Brighthouse Financial’s regulatory compliance and cybersecurity program.
•	Finance and Risk Committee – oversees Brighthouse Financial’s enterprise risk program, including climate risk and its related impacts on the Company’s risk profile.
•	Investment Committee – oversees Brighthouse Financial’s investment portfolio, including assessment of our exposures to ESG risk and consideration of ESG factors in our asset management program.

The full Board continues to be engaged on certain ESG issues, including the Company’s culture; human capital management; vendor and supplier diversity; cybersecurity; and the Company’s ESG and DEI initiatives. The Audit Committee and/or the Board generally meet on a quarterly basis with our Chief Technology Officer (“CTO”) and Chief Information Security Officer (“CISO”) to review our information technology and cybersecurity risk profile and to discuss our activities to manage those risks. In addition, our Chief Compliance Officer regularly reports to the Audit Committee and the Board regarding the Company’s compliance with applicable regulations relating to information technology and cybersecurity.

Incorporation of DEI Factors into Our Executive Compensation Program. In recognition of the importance of DEI to the Company’s strategy and ability to deliver sustainable growth, beginning in 2021 the Compensation and Human Capital Committee considered the achievements of each Named Executive Officer (“NEO”) with respect to DEI as part of its assessment of each NEO’s individual performance and approval of their short-term incentive (“STI”) awards. For more information, see the “Compensation Discussion and Analysis.”

Executive Compensation Program Overview

Executive Compensation Philosophy

The Compensation and Human Capital Committee has established an executive compensation program rooted in a pay-for-performance philosophy and guided by the following general principles and objectives:

•	Paying for performance: a majority of executive compensation is in the form of variable elements that are based on individual and Company performance results that drive increases in stockholder value;

Brighthouse Financial  |  2023 Proxy Statement

Proxy Summary	13

•

Providing competitive Target Total Direct Compensation (“Target TDC”) opportunities (defined as base salary plus STI and long-term incentive (“LTI”) compensation opportunities): we aim to offer compensation that enables Brighthouse Financial to attract, motivate, and retain high-performing executives;

•

Aligning executives’ interests with stockholders’ interests: a majority of our CEO’s Target TDC and a significant portion of our other NEOs’ Target TDC is delivered in the form of stock-based incentives;

•	Encouraging long-term decision-making: our long-term incentive compensation program includes awards with multiyear, overlapping performance or restriction periods;
•

Avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-of-control severance pay, or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	Reinforcing strong risk management: our compensation program is designed to avoid providing our executives with incentives to take excessive risks.

2022 Executive Compensation Program

The Compensation and Human Capital Committee considered stockholder feedback and the results of our 2021 Say-on-Pay vote in designing our 2022 executive compensation program. Our program is guided by our pay-for-performance philosophy and aligns our NEOs’ compensation opportunities with achievement of the Company’s short- and long-term business goals, as approved by the Board as part of its annual review of Brighthouse Financial’s strategy. Our 2022 executive compensation program remained largely consistent with our 2021 program. Changes to the program are described in the “Compensation Discussion and Analysis.”

Key Components of Our 2022 Executive Compensation Program

Base Salary	• Fixed compensation for service during the year.

Short-Term Incentive Awards

•  Annual cash award based on Company and individual performance.

•  Performance metrics measure our achievement of three strategically important corporate goals for the 2022 performance period (weighting):

•  Expense Target (40%) – aligns with our strategic goal of adopting and maintaining an operating model that reduces our run-rate expenses.

•  Sales (40%) – key driver of growth and the strength of our franchise.

•  Normalized Statutory Earnings (20%) – important indicator of financial strength that is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended.

•  DEI achievements are factored into individual qualitative performance assessments.

Long-Term Incentive Awards

•  LTI vehicle mix is weighted more toward performance-based compensation – 70% Performance Share Units (“PSUs”) and 30% Restricted Stock Units (“RSUs”) for the CEO; 60% PSUs and 40% RSUs for our other NEOs.

•  PSU metrics measure our achievement of two strategic goals over the 2022-2024 performance period (weighting):

•  Statutory Expense Ratio (60%) – operating efficiency metric that measures both expense management and sales growth, two of our key strategic drivers.

•  Net Cash Flow to the Holding Company (40%) – measures net capital distributions from Brighthouse Financial’s operating companies, which strengthen our holding company balance sheet and provide management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

2023 Proxy Statement  |  Brighthouse Financial

14	Proxy Summary

Executive Compensation Practices

We are committed to building a compensation program with strong governance features that reflect best practices in the market and are responsive to stockholder feedback. The table below provides a summary of our executive compensation governance practices.

What We Do	Pay-for-Performance. A substantial portion of our NEOs’ Target TDC is in the form of variable, at-risk elements that reward our executives only if we achieve performance goals that we believe are linked to long-term value creation.

Stock Ownership Guidelines. We have established stock ownership and retention guidelines that require our NEOs to maintain significant stock ownership, thereby aligning their interests with those of our stockholders.

Clawback Policy. We adopted a robust compensation recoupment policy (the “Clawback Policy”) that allows the Company to recoup incentive compensation earned by executive officers or other employees in the event of a material restatement of the Company’s financial statements or certain misconduct.

Minimum Vesting Periods. Equity awards that are subject to achievement of performance goals or that vest based solely on continued service generally have three-year vesting periods (the latter generally at a rate not greater than one-third per year).

Stockholder Engagement. We actively engage with our stockholders on various topics, including our executive compensation program. We recognize the importance of our stockholders’ perspectives in the compensation-setting process and consider their feedback in the design of our compensation program.

Independent Compensation Consultant. Our Compensation and Human Capital Committee has retained Semler Brossy Consulting Group (“Semler Brossy”) as its independent compensation consultant to advise it on our executive compensation program.

Double-Trigger Vesting of Equity Awards Upon a Change of Control. Outstanding awards that are substituted or assumed in a change of control only vest if the NEO is terminated or resigns with good reason.

What We Don’t Do	Gross-ups on Excise Taxes. We do not provide tax gross-up benefits in connection with payments upon a change of control.
Reprice Stock Options. Our equity incentive plans prohibit us from repricing stock options or stock appreciation rights without stockholder approval.
Excessive Perquisites. We provide limited perquisites to our executive officers.
Hedging and Pledging. Our insider trading policy prohibits all employees and Directors from engaging in hedging or pledging transactions in Brighthouse Financial securities.

Brighthouse Financial  |  2023 Proxy Statement

Proposal 1 – Election of Directors	15

Proposal 1

Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting of Stockholders

Our Board has been carefully and thoughtfully built with a diverse mix of individuals who possess the necessary skills and experience to effectively oversee our business. The Board has nominated the following nine currently serving Directors for election at the Annual Meeting: Philip V. Bancroft; Irene Chang Britt; C. Edward Chaplin; Stephen C. Hooley; Carol D. Juel; Eileen A. Mallesch; Diane E. Offereins; Eric T. Steigerwalt; and Paul M. Wetzel.

Pursuant to our mandatory retirement policy, Patrick J. Shouvlin will retire from the Board as of our 2023 Annual Meeting of Stockholders. In anticipation of Mr. Shouvlin’s retirement, the Board commenced a thorough director search process, which included consideration of a diverse slate of candidates. On March 27, 2023, the Board increased the size of the Board to ten Directors and elected Mr. Bancroft to serve on the Board. Mr. Bancroft brings valuable skills and experience to the Board, including extensive experience in the insurance industry, former service as the chief financial officer of a large, publicly traded insurance company, as well as accounting and financial expertise. Following Mr. Shouvlin’s retirement from the Board, the Board expects to appoint Mr. Bancroft to succeed Mr. Shouvlin as Chair of the Audit Committee. Mr. Shouvlin will assist Mr. Bancroft in the transition of his duties as Chair of the Audit Committee. The Board has reduced the size of the Board to nine Directors effective as of the expiration of Mr. Shouvlin’s term at the Annual Meeting.

Biographical information for each nominee, including a description of each Director’s skills and qualifications, follows this proposal. For information about our policies and practices related to our Board, see “Board and Corporate Governance Practices.” All nominees serving at the time of our 2022 annual meeting of stockholders attended that meeting.

If elected, all nominees will serve one-year terms that expire at the next annual meeting of stockholders. Unless otherwise instructed, the proxyholders will vote proxies “FOR” the nominees of the Board. Each nominee has consented to being named in this Proxy Statement and agreed to serve if elected. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees is unable to serve as Director at any point prior to the Annual Meeting or any adjournment or postponement thereof, the Board may reduce the size of the Board or nominate another candidate for election. If the Board nominates a new candidate, unless otherwise provided, the form of proxy attached to this Proxy Statement permits the proxyholders to use their discretion to vote for that candidate.

The Board recommends that you vote “FOR” the election of each of the Director nominees.

2023 Proxy Statement  |  Brighthouse Financial

16	Proposal 1 – Election of Directors

The Board of Directors

Nominees for Election as Directors for Terms Expiring in 2024

Age: 64 Director since: 2023 Committees: • Audit (Expected Chair) • Investment

Philip V. (“Phil”) Bancroft

Independent Director

Skills and Qualifications

Mr. Bancroft is qualified to serve on our Board on the basis of his extensive experience in the insurance industry, service as the chief financial officer of a large, publicly traded insurance company, as well as accounting and financial expertise.

Career Highlights

•  Chubb Limited, a property and casualty insurance company (2016 – 2021)

•  Chief Financial Officer and Executive Vice President

•  ACE Limited, a property and casualty insurance company (acquired Chubb in 2016) (2002 – 2016)

•  Chief Financial Officer (2002 – 2016)

•  PricewaterhouseCoopers (PwC), an accounting and professional services firm (1982 – 2001)

•  Partner-In-Charge, New York Regional Insurance Group (1996 – 2001)

•  Partner (1991 – 1996)

•  Manager (1982 – 1991)

Other Public Company Directorships

•  Regional Management Corp. (2022 – present)

Past Public Company Directorships

None

Other Experience and Service

•  Certified Public Accountant

•  American Institute of Certified Public Accountants, Member

•  Pennsylvania Institute of Certified Public Accountants, Member

Education

•  BA, Temple University

Brighthouse Financial  |  2023 Proxy Statement

Proposal 1 – Election of Directors	17

Age: 60 Director since: 2017 Committees: • Compensation and Human Capital • Investment • Nominating and Corporate Governance (Chair)

Irene Chang Britt

Independent Director

Skills and Qualifications

Ms. Chang Britt is qualified to serve on our Board on the basis of her brand and marketing expertise, corporate governance expertise, and experience leading multibillion-dollar divisions of Fortune 500 companies.

Career Highlights

•  Campbell Soup Company, a food and beverage company (2005 – 2015)

•  President, Pepperidge Farm Inc. and Senior Vice President, Global Baking and Snacking (2012 – 2015)

•  Global Chief Strategy Officer (2010 – 2012)

•  President, North America Foodservice; General Manager, Sauces and Beverages; and other senior positions in multiple brand divisions (2005 – 2010)

•  Kraft Foods and Kraft/Nabisco, a food and beverage company (1999 – 2005)

•  Kimberly-Clark, a consumer products company (1986 – 1999)

Other Public Company Directorships

•  Victoria’s Secret & Co., a specialty retail company (2021 – present)

Past Public Company Directorships

•  Dunkin’ Brands Group, Inc. (2014 – 2020)

•  Tailored Brands, Inc. (2015 – 2020)

•  TerraVia Holdings, Inc. (2016 – 2018) (non-executive chairperson from 2017)

Other Experience and Service

•  National Association of Corporate Directors, Board Leadership Fellow

•  Amica Senior Lifestyles, Chairperson of the Board (2017 – present)

•  Peloton Capital Management, Limited Partner and member of the Advisory Board (2019 - present)

•  MikMak, Member, Board of Directors (2021 – present)

•  Higher Ambition Leadership Alliance, Member, Board of Directors (2021 – present)

•  Partake Foods, Member, Board of Directors (2021 – present)

•  W.O.M.E.N. in America, Member, Board of Directors (2022 – 2023)

Education

•  BA, University of Toronto

•  MBA, Ivey Business School – Western University, University of Western Ontario

2023 Proxy Statement  |  Brighthouse Financial

18	Proposal 1 – Election of Directors

Age: 66 Director since: 2017 Committees: • Audit • Executive • Finance and Risk (Chair)

C. Edward (“Chuck”) Chaplin

Chairman of the Board

Independent Director

Skills and Qualifications

Mr. Chaplin is qualified to serve on our Board on the basis of his leadership skills, financial expertise, and deep experience in the insurance industry.

Career Highlights

•  MBIA, Inc., a provider of financial guarantee insurance (2006 – 2017)

•  President, Chief Financial Officer, and Chief Administrative Officer (2008 – 2016)

•  Vice President and Chief Financial Officer (2006 – 2008)

•  Prudential Financial, Inc., a global insurance and financial services firm (1983 – 2006)

•  Positions of increasing responsibility, culminating with Senior Vice President and Treasurer

Other Public Company Directorships

•  MGIC Investment Corp. (2014 – present)

Past Public Company Directorships

None

Other Experience and Service

•  Rutgers University Foundation, Trustee

•  Executive Leadership Council, Member

Education

•  BA, Rutgers College

•  Master of City and Regional Planning, Harvard University

Brighthouse Financial  |  2023 Proxy Statement

Proposal 1 – Election of Directors	19

Age: 60 Director since: 2020 Committees: • Audit • Investment

Stephen C. (“Steve”) Hooley

Independent Director

Skills and Qualifications

Mr. Hooley is qualified to serve on our Board on the basis of his experience as a chief executive officer, expertise in technology and financial services, and public company board experience.

Career Highlights

•  DST Systems, Inc., a provider of information processing software and services (2009 – 2018)

•  Chairman, Chief Executive Officer and President (2014 – 2018)

•  President and Chief Executive Officer (2012 – 2014)

•  President and Chief Operating Officer (2009 – 2012)

•  State Street Corporation, a financial services company (1992 – 2009)

•  Various leadership positions, culminating as Chief Executive Officer and President, Boston Financial Data Services Corporation, a financial services company which was a joint venture between State Street Corporation and DST Systems (2004 – 2009)

Other Public Company Directorships

•  Q2 Holdings, Inc. (2020 – present)

•  Stericycle Inc. (2019 – present)

Past Public Company Directorships

•  Legg Mason Inc. (2019 – 2020)

•  DST Systems, Inc. (2012 – 2018)

Education

•  BS, Worcester Polytechnic Institute

2023 Proxy Statement  |  Brighthouse Financial

20	Proposal 1 – Election of Directors

Age: 50 Director since: 2021 Committees: • Audit • Finance and Risk

Carol D. Juel

Independent Director

Skills and Qualifications

Ms. Juel is qualified to serve on our Board on the basis of her experience as a senior technology and operations executive with deep technology, cybersecurity, and financial services experience.

Career Highlights

•  Synchrony Financial, a financial services company (2014 – present)

•  Executive Vice President, Chief Technology and Operating Officer (2021 – present)

•  Executive Vice President, Chief Information Officer (2014 – 2021)

•  General Electric Company, a multinational conglomerate (2004 – 2014)

•  Chief Information Officer, GE Capital Retail Finance (2011 – 2014)

•  Vice President, Information Technology, GE Money (2004 – 2011)

•  Accenture, a professional services and consulting company (1995 – 2004)

•  Senior Manager, Financial Services

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Girls Who Code, Chair, Board of Directors

Education

•  BA, College of the Holy Cross

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Proposal 1 – Election of Directors	21

Age: 67 Director since: 2018 Committees: • Compensation and Human Capital • Investment (Chair) • Nominating and Corporate Governance

Eileen A. Mallesch

Independent Director

Skills and Qualifications

Ms. Mallesch is qualified to serve on our Board on the basis of her financial expertise, experience in the insurance industry, and public company board experience.

Career Highlights

•  Nationwide Mutual Insurance Company, a U.S. insurance and financial services company (2005 – 2009)

•  Senior Vice President and Chief Financial Officer of property and casualty insurance business

•  General Electric, a multinational conglomerate (1998 – 2005)

•  Senior Vice President and Chief Financial Officer of Genworth Financial Life Insurance Company (2003 – 2005)

•  Vice President and Chief Financial Officer of GE Financial Employer Services Group (2000 – 2003)

•  Controller, GE Americom (1998 – 2000)

•  Asea Brown Boveri, Inc., a multinational power and automation technologies company (1993 – 1998)

•  International Business Area Controller, Energy Ventures

•  PepsiCo, Inc., a multinational food and beverage company (1988 – 1993)

•  Arthur Andersen, a professional services firm (1985 – 1988)

Other Public Company Directorships

•  Arch Capital Group Ltd. (2021 – present)

•  Fifth Third Bancorp (2016 – present)

Past Public Company Directorships

•  State Auto Financial Corporation (2010 – 2021)

•  Libbey Inc. (2016 – 2020)

•  Bob Evans Farms, Inc. (2008 – 2018)

Other Experience and Service

•  Certified Public Accountant

•  American Institute of Certified Public Accountants, Member

Education

•  BS, City University of New York (CUNY)

2023 Proxy Statement  |  Brighthouse Financial

22	Proposal 1 – Election of Directors

Age: 65 Director since: 2017 Committees: • Compensation and Human Capital (Chair) • Finance and Risk • Nominating and Corporate Governance

Diane E. Offereins

Independent Director

Skills and Qualifications

Ms. Offereins is qualified to serve on our Board on the basis of her deep financial services, information technology, and cybersecurity experience.

Career Highlights

•  Discover Financial Services, a direct banking and payment services company (1998 –present, retiring effective June 30, 2023)

•  Executive Vice President and President, Payment Services (2010 – present)

•  Executive Vice President, Payment Services (2008 – 2010)

•  Executive Vice President and Chief Technology Officer (1998 – 2008)

Other Public Company Directorships

•  Flywire Corporation (2023 – present)

Past Public Company Directorships

•  West Corporation (2015 – 2017)

Other Experience and Service

•  The Chicago Network, former Chair

•  Children’s Home + Aid, Member, Board of Trustees

Education

•  BBA, Loyola University, New Orleans

Brighthouse Financial  |  2023 Proxy Statement

Proposal 1 – Election of Directors	23

Age: 61 Director since: 2016 Committees: • Executive (Chair)

Eric T. Steigerwalt

President and Chief Executive Officer

Skills and Qualifications

Mr. Steigerwalt is qualified to serve on our Board on the basis of his deep knowledge of our business, extensive experience in the insurance industry, leadership skills, and broad knowledge of corporate strategy, finance, and investments.

Career Highlights

•  Brighthouse Financial, Inc. (2016 – present)

•  President and Chief Executive Officer

•  MetLife, Inc., a global insurance and financial services company (1998 – 2017)

•  Executive Vice President, U.S. Retail (2012 – 2017)

•  Executive Vice President and Interim Chief Financial Officer (2011 – 2012)

•  Executive Vice President, Chief Financial Officer of U.S. Business (2010 – 2011)

•  Senior Vice President and Chief Financial Officer of U.S. Business (2009 – 2010)

•  Senior Vice President and Treasurer (2007 – 2009)

•  Senior Vice President and Chief Financial Officer of Individual Business (2003 – 2007)

•  Vice President, Financial Management (1998 – 2003)

•  AXA S.A., a financial services and insurance company (1993 – 1998)

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  American Council of Life Insurers (2018 – present)

•  Member, Board of Directors

•  Member, Consumer and Tax Steering Committees

•  Wells Fargo Champions for Education, Member, Board of Directors (2017 – present)

Education

•  BA, Drew University

2023 Proxy Statement  |  Brighthouse Financial

24	Proposal 1 – Election of Directors

Age: 63 Director since: 2017 Committees: • Compensation and Human Capital • Finance and Risk • Nominating and Corporate Governance

Paul M. Wetzel

Independent Director

Skills and Qualifications

Mr. Wetzel is qualified to serve on our Board on the basis of his extensive experience advising financial services firms and knowledge of investment banking and corporate strategy.

Career Highlights

•  Deutsche Bank Securities Inc., a subsidiary of global investment bank and financial services firm Deutsche Bank AG (“Deutsche Bank”) (2009 – 2016)

•  Chairman, Global Financial Institutions Group (2013 – 2016)

•  Head of the Japan Investment Banking Coverage and Advisory Group (2011 – 2013)

•  Other positions of increasing responsibility at Deutsche Bank or its subsidiaries

•  Merrill Lynch & Co., Inc., a global investment bank and financial services firm (1992 – 2009)

•  Positions of increasing responsibility in investment banking with a focus on financial institutions

Other Public Company Directorships

None

Past Public Company Directorships

None

Other Experience and Service

•  Eleven Canterbury, Consultant (2021 – present)

•  Rockefeller Capital Management, Consultant (2018 – present)

•  National Association of Corporate Directors, Board Leadership Fellow

Education

•  BS, Business Administration, State University of New York at Buffalo

•  MBA, Finance and Accounting, University of Chicago Graduate School of Business

Brighthouse Financial  |  2023 Proxy Statement

Board and Corporate Governance Practices — Investor Stewardship Group Principles	25

Board and Corporate Governance Practices

We believe effective corporate governance policies and practices will help Brighthouse Financial deliver sustainable, long-term value for our stockholders.

These policies and practices are contained in our governance documents, including our Charter, Bylaws, Corporate Governance Principles, and Committee charters. This section describes the key features of our Board practices and corporate governance program. The Board believes a balanced governance profile will help the Company deliver sustainable, long-term value for our stockholders. The Board continually assesses our governance profile to ensure that it remains appropriate as we continue to evolve over time.

Investor Stewardship Group Principles

Brighthouse Financial’s practices align with the Investor Stewardship Group’s (“ISG”) corporate governance framework for U.S.-listed companies, as described below.

ISG Principle	Brighthouse Financial Practice

Principle 1: Boards are accountable to shareholders

•  All Directors are elected annually for one-year terms.

•  Majority voting standard for uncontested Director elections.

•  The Company has not adopted a shareholder rights plan (“poison pill”).

•  The Chairman’s letter to stockholders provides our stockholders with insight into Board strategy and oversight objectives.

•  Recommending that stockholders approve Charter amendments to remove provisions that currently require a supermajority vote to amend certain provisions of the Charter and Bylaws (see Proposal 4).

Principle 2: Shareholders should be entitled to voting rights in proportion to their economic interest	• We have one class of common stock, and all stockholders have one vote per share.

Principle 3: Boards should be responsive to shareholders and be proactive in order to understand their perspectives

•  We invited stockholders representing approximately 58% of our shares (at that time) to engage with us, meeting with stockholders representing 31% of our shares (at that time) (see “Stockholder Engagement”).

•  Engagement topics included Brighthouse Financial’s strategy, sustainability program, human capital management, DEI, Board composition, governance practices, and executive compensation program.

•  The Board considers stockholder feedback as part of its annual review of our governance and executive compensation policies and practices.

•  Taking into consideration support for certain corporate governance initiatives by several stockholders (among other factors) and after careful review and consideration, our Board determined in early 2023 to adopt a majority voting standard for uncontested Director elections and to recommend that stockholders approve Charter amendments to remove provisions that currently require a supermajority vote to amend certain provisions of the Charter and Bylaws (see Proposal 4).

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26	Board and Corporate Governance Practices — Investor Stewardship Group Principles

ISG Principle	Brighthouse Financial Practice

Principle 4: Boards should have a strong, independent leadership structure

•  Our Board is led by an independent Chairman, with robust and clearly defined duties and responsibilities (see “Board Leadership Structure”).

•  All Committees (other than the Executive Committee) are chaired by Independent Directors.

•  The Board evaluates and considers the appropriateness of its leadership structure as Brighthouse Financial evolves over time.

Principle 5: Boards should adopt structures and practices that enhance their effectiveness

•  Directors possess a deep and diverse set of skills and experience relevant to oversight of our strategy.

•  Nine of our ten currently serving Directors (all except our President and CEO) are independent.

•  Five of our nine currently serving Independent Directors are diverse, including four women and two Directors who are racially or ethnically diverse (one of whom is also a woman).

•  All Committees have written charters that set forth robust and clearly defined oversight responsibilities, and all (except for the Executive Committee) are composed solely of Independent Directors.

•  Our Board overboarding policy helps ensure that all Directors are able to commit the time necessary to meet their duties and responsibilities (see “– Building Our Board of Directors – Director Criteria and Nomination Process – Other Directorships”).

•  Proactive assessment of Director skills, mandatory retirement policy, and a commitment to Director refreshment help to ensure that the Board meets the Company’s evolving oversight needs.

•  The Board conducts an annual self-assessment process that considers the effectiveness of the Board (collectively), each Committee, and each individual Director.

•  In 2022, each Director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Principle 6: Boards should develop management incentive structures that are aligned with the long-term strategy of the company

•  Our Say-on-Pay proposal received approximately 98.5% stockholder support in 2022 (including abstentions).

•  The Compensation and Human Capital Committee annually reviews and approves our incentive program design, goals, and objectives for alignment with compensation and business strategies.

•  Our incentive compensation performance metrics are directly tied to, and derived from, our financial plan.

•  Our compensation program is rooted in a pay-for-performance philosophy that incentivizes and rewards our management for achievement of performance metrics that are aligned with key strategic goals (see “Compensation Discussion and Analysis”).

•  Short- and long-term incentive programs are designed to reward financial and operational performance that supports our strategic objectives.

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Board and Corporate Governance Practices — Building Our Board of Directors	27

Building Our Board of Directors

The Board oversees Brighthouse Financial on behalf of our stockholders. The Board has adopted the following key policies and practices to guide it in building a skilled and well-qualified body that we believe is able to effectively fulfill its duties and responsibilities to our stockholders.

Director Criteria and Nomination Process

•

Board Membership Criteria – The Nominating and Corporate Governance Committee leads the search for, and recommends, candidates to serve on the Board based on their business and professional experience, judgment, diversity, age, skills, and background. All candidates must possess high integrity and be able to meet the demands of serving on our Board.

•

Director Qualifications – In seeking qualified director candidates, the Nominating and Corporate Governance Committee, in consultation with the Chairman, the CEO, and the other members of the Board, seeks individuals who possess the skills, experience, and background appropriate for overseeing the development and execution of Brighthouse Financial’s business strategy. The Board has identified the following qualifications, among others, in considering director candidates: financial services or insurance industry experience; senior management leadership experience; accounting and financial reporting experience; information technology and cybersecurity expertise; brand management and marketing experience; public company board experience; risk management expertise, including in the areas of market, liquidity, and cybersecurity risk; investments expertise, including oversight of strategic asset allocation and portfolio construction; experience in human capital management; regulatory expertise; commitment to Brighthouse Financial’s values; and diversity, including gender and racial or ethnic diversity.

•

Board Diversity – The Board believes a diverse board is better able to effectively oversee the Company’s management and strategy and to position Brighthouse Financial to deliver long-term value for our stockholders. The Board seeks Directors who possess a broad range of skills, experience, and perspectives, and who contribute to the gender and racial or ethnic diversity of our Board. While the Company does not have a formal Board diversity policy, our Corporate Governance Principles place an emphasis on diversity. The Nominating and Corporate Governance Committee and the Board consider diversity when recruiting and nominating directors for election and when assessing the effectiveness of the Board. In recent Board candidate searches, the Nominating and Corporate Governance Committee has instructed the third-party search firms it has engaged to include candidates who would contribute to the gender and racial or ethnic diversity of our Board in the initial pool from which it selects director candidates. We believe the current composition of the Board reflects those efforts and the importance of diversity to the Board.

•

Director Independence – At least a majority of the Board must be Directors who satisfy applicable independence standards. To determine independence, the Nominating and Corporate Governance Committee and the Board consider independence requirements under Nasdaq listing rules, applicable rules promulgated by the U.S. Securities and Exchange Commission (“SEC”), as well as other factors that contribute to effective oversight and decision-making by the Board.

•

Other Directorships – Directors must confirm the absence of, or disclose, any material actual or potential conflict of interest, and receive the consent of the Chair of the Nominating and Corporate Governance Committee before accepting an invitation to serve on the board or committee of another public company. Directors are also required to inform the Chair of the Nominating and Corporate Governance Committee before joining the board of a private, non-profit, or other type of organization. To ensure that Directors have requisite time to devote sufficient attention to their duties and responsibilities and to avoid overboarding concerns, the Board believes that: (1) Directors should not serve on more than three other public company boards; (2) Independent Directors who serve as chief executive officer of another public company and also serve on that company’s board of directors should not serve on any additional public company board other than our Board; and (3) Directors who serve on more than three public company audit committees should not serve on our Audit Committee if their ability to effectively serve on our Audit Committee is impaired, as determined by the Chair of the Nominating and Corporate Governance Committee and the Board.

•

Director Nomination Process – Nominations for election as a Director at our annual meetings may be made by our Board in the Company’s notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with

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28	Board and Corporate Governance Practices — Building Our Board of Directors

the stockholder nomination requirements set forth in our Bylaws. Our Board nominates Director nominees upon the recommendation of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board may identify potential nominees through a variety of means, including recommendations and referrals from current Directors, management, and stockholders. The Nominating and Corporate Governance Committee also uses professional search firms to help identify and assess potential nominees. Mr. Bancroft is being nominated for election as Director for the first time at the Annual Meeting and was originally proposed to us as a Director nominee by a third-party search firm engaged by the Nominating and Corporate Governance Committee to identify potential director candidates. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, Nasdaq listing requirements, the ability of candidates to enhance the diversity of our Board as a whole, and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders, and our stockholders may bring Director nominations before an annual meeting of our stockholders by following the procedures described in our Bylaws. For more information on how and when to submit a nomination for future annual meetings, see “Other stockholder proposals and director nominations.”

Board Refreshment, Assessment, and Ongoing Education

•

Board Refreshment – The Board recognizes it must refresh its composition to address Brighthouse Financial’s oversight needs as the Company evolves over time. The Nominating and Corporate Governance Committee and Board annually review the skills and experience the Board needs to best oversee Brighthouse Financial’s strategy. The Nominating and Corporate Governance Committee leads a Director self-evaluation process in which each Director ranks his or her expertise and experience in a number of key skill areas that are relevant to service on our Board. The Nominating and Corporate Governance Committee considers the Directors’ self-evaluations in analyzing the aggregate representation of skills on the Board. Our Board includes four Directors added since 2018, including Mr. Bancroft in March 2023. In accordance with our mandatory retirement policy, one Director retired from the Board as of the 2020 annual meeting, and one Director will retire from the Board as of the 2023 Annual Meeting.

•

Assessing the Board’s Performance – The Board views its annual self-assessment as an important tool for candid evaluation of its composition, performance, and proper functioning, as well as an important component of our Board refreshment strategy. The Nominating and Corporate Governance Committee oversees the assessment process, including the topics and areas to be addressed during the assessment. For 2022, each Director completed assessments of the Board’s and each Committee’s effectiveness, including with respect to Board and Committee composition; the quality of meeting materials and discussions during Board and Committee meetings; appropriateness of meeting agenda topics; and interactions with management. Each Director also provided feedback on the other Directors. The Nominating and Corporate Governance Committee reviewed and reported the results of the assessments to the full Board and to management. The Board continues to address any issues and implement constructive suggestions raised in the self-assessments to further enhance its effectiveness.

•

Mandatory Retirement Age – Our Corporate Governance Principles state that Directors may not stand for reelection or be appointed to the Board after reaching the age of 72. The Board may approve exceptions to this policy. We have not adopted term limits for our Directors.

•

Significant Changes in Director Commitments – Under our Corporate Governance Principles, if a Director’s employment status, principal professional position or other substantial business commitments change, such Director is required to tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which evaluates such change and makes a recommendation to the Board. This process was followed in connection with Ms. Offereins’s expected retirement from Discover Financial Services on June 30, 2023, with the Board determining, upon the recommendation of the Nominating and Corporate Governance Committee (other than Ms. Offereins, who abstained from that committee’s deliberations and recommendation), to decline her resignation based upon her exceptional qualifications for service on our Board.

•

Director Orientation and Continuing Education – The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new Directors with an orientation program when they join the Board.

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The orientation consists of presentations by our senior management to familiarize the Directors with our business, operations, financial condition, risk management, and governance, as well as Directors’ legal duties and requirements. We also encourage, and will provide funding for, both new and longer-serving Directors to attend continuing education programs delivered by third parties to develop and enhance their skills and knowledge. We also incorporate continuing education into our regular Board and Committee meetings from time to time.

•

Attendance at Meetings – Directors are expected to regularly attend meetings of the Board and the Committees of which they are members, and to spend the time needed outside of meetings to keep themselves informed about Brighthouse Financial’s business and operations. In 2022, the Board held five meetings and the Committees held a total of 34 meetings. Each Director attended at least 75% of the meetings of the Board and the Committees on which he or she served.

Board Leadership Structure

The Board has determined that having an independent Chairman leading the Board is the best board leadership structure for Brighthouse Financial at this time. This structure enhances the Board’s ability to exercise independent oversight of Brighthouse Financial’s management on behalf of its stockholders. Separating the roles of the Chairman and the CEO allows each to focus on their respective duties.

The Board has elected Mr. Chaplin to serve as Chairman on the basis of his independence from management; experience as president, chief financial officer, and chief administrative officer of a major financial services company; experience as a director of a public company; leadership skills; and ability to devote the time and effort to effectively oversee Brighthouse Financial.

Mr. Steigerwalt, Brighthouse Financial’s President and CEO, also serves as a Director. Mr. Steigerwalt works closely with the Chairman to help focus the Board on matters of strategic importance for Brighthouse Financial.

The Board believes it is important to retain its flexibility to allocate the responsibilities of the Chairman and will continue to evaluate the best leadership structure for Brighthouse Financial as it evolves.

Our Chairman’s duties and responsibilities focus on promoting sound corporate governance practices, fostering a culture of effective oversight on behalf of our stockholders, and overseeing management’s development and execution of the Company’s business strategies as well as the Company’s enterprise risk program. These duties and responsibilities include:

•	providing thought leadership for the Board through understanding the views of our Directors, stockholders, and management;
•	representing the Board in engagements with our stockholders;
•	setting the agenda for Board meetings, with input from the CEO;
•	presiding over Board meetings and executive sessions of the Independent Directors;
•	promoting effective communication and serving as the primary conduit among the Board as well as the CEO and other members of management;
•	setting the tone of Board discussions to promote a Board culture of the highest level of integrity, active engagement, open communication, constructive debate, and effective decision-making;
•	establishing a close relationship of trust with the CEO by providing support and advice while respecting the executive responsibility of the CEO;
•	consulting with the Compensation and Human Capital Committee in its oversight of CEO and senior management succession planning; and
•

together with the Chair of the Nominating and Corporate Governance Committee, reviewing Committee and Committee chair assignments, leading recruitment of Director candidates, and overseeing annual evaluations for the Board and its Committees.

Director Independence

Our Board annually considers whether our Directors are independent in accordance with applicable Nasdaq and SEC rules. An “Independent Director” is a Director whom the Board has affirmatively determined (i) is independent of

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30	Board and Corporate Governance Practices — Executive Sessions; Stockholder Engagement

management and free from any material relationship with the Company and its subsidiaries (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company or its subsidiaries) that would interfere with the exercise of the Director’s independent judgment as a member of the Board and (ii) meets the independence standards for directors set forth in the Nasdaq listing standards and applicable SEC rules. Our Board has determined that all our Directors, except for Mr. Steigerwalt, our President and CEO, are Independent Directors. In making this determination, the Board considers relevant information provided by the Directors about their and their family members’ business and professional relationships with Brighthouse Financial and with entities that have business interactions with Brighthouse Financial.

Executive Sessions

As part of our Board meetings, the Independent Directors meet regularly (and at least twice annually) in executive session without management present. The Chairman presides over these executive sessions. In addition, each Committee typically holds an executive session as part of its regular meeting, which is presided over by the Committee Chair.

Stockholder Engagement

Management has worked with our Board, and our Nominating and Corporate Governance Committee in particular, to develop a robust and proactive stockholder engagement program. Our Chairman is available to engage with stockholders and has met with several stockholders in recent years. In our engagements, we aim to foster constructive dialogue in which we communicate the perspectives of management and the Board on the issues that are important to our stockholders and solicit our stockholders’ insights and feedback, which the Board considers in developing our governance and compensation practices. Our stockholder engagement program comprises a year-round cycle of communication, feedback, and action, which is described in the following diagram.

Stage 1 Assessment and Engagement Planning

•  Our Board and Committees review the outcome of votes on proposals during our annual meeting, as well as feedback received from our stockholders.

•  Our Board and Committees review governance and compensation trends at peer and other comparable companies.

•  The Board and Committees discuss our stockholder engagement plan, including topics for discussion and areas for stockholder feedback.

Stage 2 Engagement

•  We invite stockholders and proxy advisory firms to engage with us.

•  During our meetings, we discuss and solicit feedback on our strategy, governance, executive compensation, sustainability program, and other areas of importance to our stockholders.

Stage 3 Review Feedback and Take Action

•  The Board and Committees consider stockholder feedback as part of their annual review of our governance and compensation policies and practices, as well as their oversight of our strategy, sustainability program, and other areas that are important to our stockholders. Potential changes are discussed and may be implemented.

•  We aim to enhance our sustainability disclosures to communicate our activities in areas that are most significant to our Company and to address stockholder feedback.

Stage 4 Proxy Statement and Annual Meeting	• We draft our proxy statement to disclose and communicate our governance and compensation practices, elect Directors, and seek stockholder approval of certain matters.

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Board and Corporate Governance Practices — Stockholder Engagement	31

2022-2023 Engagement – In the second half of 2022, we invited 28 of our stockholders, representing approximately 58% of our shares (at that time), to engage with us and met with seven of those stockholders, representing approximately 31% of our shares (at that time). In each engagement, we discussed and solicited feedback on our strategy, Board composition, governance practices, and executive compensation program. We also discussed our sustainability journey, including how we are assessing the areas that are most significant to our Company and our plans to enhance our sustainability disclosures, particularly in the areas of human capital management and DEI.

The following table highlights feedback we received from our stockholders, which our Corporate Secretary and other members of management discussed with the Board, the Nominating and Corporate Governance Committee, and the Compensation and Human Capital Committee, and how we have addressed it (for a detailed discussion of stockholder feedback regarding our executive compensation program, see “Compensation Discussion and Analysis – Section 4 – 2023 Compensation Program Overview”).

Topic	What we heard	What we’re doing

Sustainability and ESG

•  Brighthouse Financial continues to advance in its sustainability journey, including substantive disclosures in important areas.

•  Brighthouse Financial should focus on enhancing its disclosures and sustainability program in areas that are most significant to the Company and in line with stakeholder expectations, particularly with respect to human capital management, DEI, and climate risk.

•  We have enhanced our disclosures related to human capital management, DEI, and climate risk in our 2022 Annual Report.

•  Our inaugural Corporate Sustainability Report, which is located on our Corporate Responsibility webpage at www.brighthousefinancial.com/about-us/corporate-responsibility, was published in 2022. The Corporate Sustainability Report aligns with SASB and TCFD frameworks and includes comprehensive information about our sustainability program (see “Proxy Summary – Our Sustainability Journey”).

Board Composition

•  Our Board composition reflects our strong focus on diversity, including an appropriate mix of skills, experiences, backgrounds, and demographic diversity traits, which support generating diversity of thought.

•  We continue to recruit Directors whose skills enable them to effectively oversee the execution of Brighthouse Financial’s strategy and who add to the overall diversity of our Board (see “– Building Our Board of Directors”).

Governance

•  Brighthouse Financial has a reasonable and balanced governance profile.

•  Brighthouse Financial should regularly assess its governance practices to ensure that they remain appropriate over time.

•  Several stockholders expressed support for certain corporate governance initiatives, including:

•  the adoption of a majority voting standard for uncontested Director elections; and

•  the removal of supermajority voting provisions from the Charter in order to allow certain provisions of our Charter and Bylaws to be amended by a majority of the outstanding shares, as opposed to the 66 2⁄3% currently required.

•  Our Board regularly reviews our governance practices and considers whether to adopt any changes.

•  In January 2023, the Board amended our Bylaws to adopt a majority voting standard for uncontested director elections (among other things).

•  Our Board is asking stockholders to approve the Company’s proposals to amend the Charter to (i) remove provisions in our Charter that currently require a supermajority of outstanding shares to amend certain provisions of our Charter and Bylaws (see “Proposal 4”) and (ii) to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law (see “Proposal 5”).

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32	Board and Corporate Governance Practices — Succession Planning and Talent Management; Risk Oversight

2022 Vote Results and Our Response. While all of our Directors continued to receive strong support, support for our Directors serving on the Nominating and Corporate Governance Committee (78.0% on average) lagged the level of support received for our other Directors (98.8% on average). We believe this lower level of support to be largely attributable to our current supermajority voting provisions that require the approval of 66 2⁄3% of outstanding shares to amend certain provisions of our Charter and Bylaws. The Nominating and Corporate Governance Committee has assessed the appropriateness of these provisions for the Company, along with other corporate governance provisions, as part of its annual review of our governance profile. In performing its assessment, the Nominating and Corporate Governance Committee was advised by internal and external counsel. The Nominating and Corporate Governance Committee considered, among other factors, the views of its stockholders, the totality of our governance practices, and the length of time the Company has been public. Following a comprehensive review, the Nominating and Corporate Governance Committee determined that it is in the best interests of the Company to amend the Charter to remove the supermajority voting provisions and recommended that the Board propose such amendment to the stockholders. The Board affirmed the Nominating and Corporate Governance Committee’s determination and agreed to propose the removal of the supermajority voting provisions as described in Proposal 4. The Nominating and Corporate Governance Committee and the Board will continue to engage with our stockholders and consider their feedback in their regular assessment of our governance practices.

Succession Planning and Talent Management

Succession planning and oversight of our talent management practices, including our actions to advance diversity at all levels of the organization, are central to the Board’s responsibilities. The Compensation and Human Capital Committee oversees the Company’s succession plans for the CEO and other members of senior management, including management’s development of a strong, diverse pipeline of potential successors for leadership positions. The full Board discusses, at least annually, the Company’s succession plans for the CEO and other key executives, including identifying potential candidates to succeed the CEO, both in cases of orderly succession and in the event of an emergency or unexpected departure. To support talent development and allow the Board to meet and assess potential successors, non-executive officers and mid-level management regularly participate and make presentations in Board and Committee meetings. The Board also meets in executive session to discuss whether the Company has the managerial talent to replace current executives should the need arise.

Risk Oversight

We believe effective risk oversight is fundamental to our strategy to deliver sustainable, long-term value for our stockholders. Our Board, with the assistance of the Committees, oversees the development and execution of our business strategies to help ensure that risks are appropriately assessed and mitigated, and that our business plans align with our risk appetite. The Board and the Committees review and approve our risk appetite statement, review our significant risk policies, and regularly discuss with management our performance against risk targets and limits.

Our Board and committees use an integrated approach to overseeing risk and share oversight of certain risks, including the following:

•

Strategic Risk – in connection with its annual review of our strategy and ongoing oversight of our performance against such strategy, the Board oversees the management of strategic risks. In its discussions with the Board, senior management, including the CEO, Chief Financial Officer (“CFO”), Chief Investment Officer, Chief Risk Officer (“CRO”), and Chief Distribution and Marketing Officer, reviews the key risks relating to the execution of our strategy and describes management’s activities to identify, assess, and mitigate such risks.

•

Enterprise Risk – in connection with each regular meeting of the Board and the Committees, the CRO prepares an enterprise risk report that communicates our risk profile and our performance against targets and limits in key risk areas, including macro, credit, market, liquidity, operational, model, information technology and cybersecurity, third-party, and emerging risks. The CRO, or the CRO’s designee, also periodically reports to the Board on key risks and to the Committees on risk topics within the scope of the Committees’ respective responsibilities.

•

Cybersecurity Risk – the Audit Committee is primarily responsible for overseeing information technology and cybersecurity risks (as part of its oversight of operational risk), and the Board continues to be actively engaged with

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respect to these risks. The Audit Committee and/or the Board meet quarterly with our CTO and CISO to review our information technology and cybersecurity risk profile and to discuss our activities to manage these risks. Our CTO has overall responsibility for our information technology program, which includes the Company’s cybersecurity program. Our CISO is directly responsible for the Company’s cybersecurity program, which is designed to protect and preserve the integrity, confidentiality, and continued availability of the information owned by, or in the care of, the Company. The Company’s cybersecurity program also establishes procedures that are designed to enable us to effectively identify, evaluate, and respond to events that have the potential to negatively impact our operations. In addition, our Chief Compliance Officer regularly reports to the Audit Committee and the Board regarding the Company’s compliance with applicable regulations relating to information technology and cybersecurity.

•

Human Capital Management – the Board recognizes the importance of maintaining a highly skilled and engaged workforce, guided by a strong corporate culture and set of values. As described in its charter, the Compensation and Human Capital Committee has broad oversight of the Company’s human capital matters, including DEI, pay equity, leadership development, culture, and succession planning. At least annually, the Board discusses human capital issues with our Human Resources organization, including succession planning for the CEO and certain executive positions, and key human capital metrics. The Board and Committees discuss with management its activities to attract, motivate, and retain high-performing employees. The Board and Committees also assess employee engagement, turnover, and workloads to help ensure that the Company has adequate resources to execute its strategy.

•

Climate Risk – the Board recognizes that climate risk could pose a systemic risk to the financial system and could have direct and indirect impacts on our Company. In addition to the Finance and Risk Committee’s oversight of climate risk, the Investment Committee oversees climate risk related to our investment portfolio.

The Board has delegated oversight of certain risk areas to the Committees, as follows:

•

Audit Committee – risks relating to financial statements, including, but not limited to, financial reporting processes, internal control over financial reporting, compliance, and auditing; and operational risks, including, but not limited to, risks related to cybersecurity and information technology.

•

Compensation and Human Capital Committee – broad oversight of human capital management strategy, including initiatives to advance DEI, the design and operation of Brighthouse Financial’s compensation arrangements to confirm that incentive compensation does not encourage unnecessary risk-taking, as well as the relationship between risk management policies and practices, corporate strategy, and the compensation of senior executives.

•

Finance and Risk Committee – broad oversight of capital and risk management, including regular review of reports from management regarding significant risks, including, but not limited to, macro, market, liquidity, product, enterprise, and emerging risk, as well as the Company’s risk governance framework; review of the Company’s hedging strategy; approval of Brighthouse Financial’s Risk Appetite Statement; and coordination with the Compensation and Human Capital Committee Chair to oversee compensation-related risk matters.

•

Investment Committee – risks associated with our investment portfolio, including credit risk, portfolio allocation, and diversification risk; counterparty risk; the potential implications of our investment portfolio’s exposure to ESG-related risks, including climate-related physical and transition risks; as well as risks associated with our investments operating model and the selection and monitoring of our external asset managers.

•

Nominating and Corporate Governance Committee – risks relating to Brighthouse Financial’s governance, our sustainability program (including environmental stewardship and corporate social responsibility), related person transaction policy, government relations, and the development and implementation of Brighthouse Financial’s codes of conduct. The Office of Sustainability regularly updates the Nominating and Corporate Governance Committee regarding ESG topics most relevant to our business, including climate risk, progress against our ESG strategy and goals, and plans to disclose our ESG performance.

Information About Our Board Committees

The Board has established six standing Committees to assist it in carrying out its duties: Audit; Compensation and Human Capital; Executive; Finance and Risk; Investment; and Nominating and Corporate Governance. Each Committee has a Board-approved, written charter that describes such Committee’s roles and responsibilities. Copies of the charters

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34	Board and Corporate Governance Practices — Information About Our Board Committees

of the Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees are posted on Brighthouse Financial’s website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. The Audit, Compensation and Human Capital, and Nominating and Corporate Governance Committees all comply with applicable SEC and Nasdaq requirements, and are chaired by, and consist solely of, Independent Directors. The Committee Chairs approve the meeting agendas for their respective Committees.

Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee conducts an evaluation of its performance and reviews the adequacy of, and proposes any applicable changes to, its charter for Board approval. Each Committee has full authority to retain, at Brighthouse Financial’s expense, independent advisors or consultants.

Additional information about our Committees follows, including their composition, the number of meetings they held in 2022, and their primary roles and responsibilities.

Committee	Members	Description

Audit Committee (1) Meetings held in 2022: 10	Pat Shouvlin (Chair) Chuck Chaplin Steve Hooley Carol Juel Phil Bancroft (2)	The Audit Committee oversees the Company’s accounting and financial reporting processes; internal control over financial reporting and disclosure and controls procedures; and the work of internal audit and the independent auditor, including their respective audit plans and results. The Audit Committee also oversees the engagement and continued independence of the Company’s independent auditor, assesses its performance, and approves its compensation. The Audit Committee oversees our legal and regulatory compliance processes and programs; information technology, data privacy, and cybersecurity; and issues relating to the integrity of management and compliance with the Company’s codes of conduct.

Compensation and Human Capital Committee (3) Meetings held in 2022: 7	Diane Offereins (Chair) Irene Chang Britt Eileen Mallesch Paul Wetzel	The Compensation and Human Capital Committee oversees the Company’s compensation and benefits policies and programs for our executives, including equity and non-equity incentive compensation plans and arrangements, awards under such plans, severance benefits, stock ownership guidelines, and hedging, pledging, and clawback policies. The Compensation and Human Capital Committee also oversees human capital matters, including pay equity, DEI, leadership development, culture, and succession planning for the CEO and other executives. For additional information on the responsibilities and activities of the Compensation and Human Capital Committee, including the Committee’s processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Executive Committee Meetings held in 2022: None	Eric Steigerwalt (Chair) Chuck Chaplin Pat Shouvlin	The Executive Committee acts on behalf of the entire Board with respect to certain exigent matters between meetings of the Board.

Finance and Risk Committee (4) Meetings held in 2022: 7	Chuck Chaplin (Chair) Carol Juel Diane Offereins Paul Wetzel	The Finance and Risk Committee oversees Brighthouse Financial’s financial plan, policies, and strategies (including capital and liquidity management strategies, the capitalization of Brighthouse Financial and its subsidiaries, and our hedging strategy) and measures Brighthouse Financial’s performance against its business and financial plans. The Finance and Risk Committee oversees and approves actions and policies relating to equity and debt issuances, share repurchase programs, dividends, and mergers and acquisitions.

Investment Committee (4) Meetings held in 2022: 5	Eileen Mallesch (Chair) Irene Chang Britt Steve Hooley Pat Shouvlin Phil Bancroft (2)	The Investment Committee oversees, on a consolidated basis, the activities and performance of Brighthouse Financial and its subsidiaries’ general accounts and consolidated separate accounts. The Investment Committee also oversees the enterprise investment strategy, including the review and approval of Enterprise Investment Authorities (“EIAs”) relating to our general accounts and consolidated separate accounts, and the compliance of our investments with our EIAs. In addition, the Investment Committee oversees the execution of our investments operating model, which includes oversight of our engagement of external asset managers.

Nominating and Corporate Governance Committee (4) Meetings held in 2022: 5	Irene Chang Britt (Chair) Eileen Mallesch Diane Offereins Paul Wetzel	The Nominating and Corporate Governance Committee oversees Brighthouse Financial’s corporate governance policies and practices, including the Board and Committees’ structure and composition, recruitment and recommendation of Director nominees, Committee assignments, and determinations of Director independence. The Nominating and Corporate Governance Committee develops and oversees the annual self-evaluations for the Board and Committees, as well as the Director orientation process and continuing education programs. The Nominating and Corporate Governance Committee also oversees Brighthouse Financial’s codes of conduct, related person transaction policy (coordinating with the Audit Committee where appropriate), our government relations activities, and our sustainability program, including our activities related to environmental stewardship and corporate social responsibility.

Brighthouse Financial  |  2023 Proxy Statement

Board and Corporate Governance Practices — Director Compensation	35

(1)

All Audit Committee members are independent under applicable SEC and Nasdaq rules and are “financially literate.” The Board has determined that Pat Shouvlin, the Committee’s Chair in 2022, Phil Bancroft, and Chuck Chaplin each qualifies as an “audit committee financial expert” under applicable SEC rules.

(2)	Mr. Bancroft joined the Board in March 2023 and was appointed to the Audit Committee and Investment Committee at such time.

(3)

All Compensation and Human Capital Committee members are independent under applicable SEC and Nasdaq rules and are “non-employee directors” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(4)	All Finance and Risk Committee, Investment Committee, and Nominating and Corporate Governance Committee members are independent under applicable SEC and Nasdaq rules.

Director Compensation

Our director compensation program is designed in a manner intended to fairly compensate our non-management Directors for their work as members of the Board and to align their interests with those of our stockholders by delivering over half of the annual retainer in the form of equity-based awards. In designing the Director compensation program, compensation was targeted at the median of the same comparator group we used for our NEOs (see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 Compensation Planning Process – Compensation Comparator Group”). The Nominating and Corporate Governance Committee regularly reviews director compensation and recommends changes to the Board as necessary. The following table sets forth the compensation program for our non-management Directors.

Description	Amount	Form

Pay for Board Service

Annual retainer	$285,000	$120,000 cash and $165,000 equity

Additional Pay for Service as Chairman or Committee Chair

Chairman of the Board	$200,000	50% cash and 50% equity

Audit Committee Chair	$35,000	100% cash

Other Committee Chairs (Compensation and Human Capital; Nominating and Corporate Governance; Finance and Risk; Investment)	$22,000	100% cash

Annual Equity Awards

The Board approved annual RSU awards as part of our director compensation program. Annual awards to non-management Directors generally vest on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders. The number of RSUs to be granted to each non-management Director is determined by dividing the intended value of the equity award by the closing price of the Company’s common stock on the grant date, rounded down to the nearest whole number of RSUs. In the case of a new Director appointed in between annual meetings of stockholders, the RSU award is pro-rated. The RSU grants are made pursuant to the Brighthouse Financial, Inc. 2017 Non-Management Director Stock Compensation Plan (the “Director Plan”), which was approved by stockholders at the 2018 Annual Meeting.

2023 Proxy Statement  |  Brighthouse Financial

36	Board and Corporate Governance Practices — 2022 Director Compensation Table; Director Stock Ownership Guidelines

Compensation paid to our non-management Directors in 2022 is presented in the following table.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Irene Chang Britt	$142,000	$164,991	$306,991

Chuck Chaplin	$242,000	$264,988	$506,988

Steve Hooley	$120,000	$164,991	$284,991

Carol Juel	$120,000	$164,991	$284,991

Eileen Mallesch	$142,000	$164,991	$306,991

Diane Offereins	$142,000	$164,991	$306,991

Pat Shouvlin	$155,000	$164,991	$319,991

Paul Wetzel	$120,000	$164,991	$284,991

(1)

Fees Earned or Paid in Cash. Each non-management Director is entitled to receive an annual cash retainer of $120,000, or a prorated amount for a shorter period of service. We provide additional retainers to the Chairman and to each Director who serves as the Chair of a standing Committee, the amounts of which are set forth above under the heading “Director Compensation.” All cash retainers are paid in quarterly installments, unless deferred.

(2)

Stock Awards. As part of their annual retainers for 2022, each non-management Director was granted an equity award of 3,361 RSUs on June 8, 2022, with an aggregate grant date fair value equal to $164,991. For his service as Chairman, Mr. Chaplin was granted an additional equity award of 2,037 RSUs on June 8, 2022, with an aggregate grant date fair value equal to $99,996. Amounts in this column represent the aggregate grant date fair value of each applicable award of RSUs, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of equity awards, see Note 10 of the Notes to the Consolidated Financial Statements in our annual report on Form 10-K for the year ended December 31, 2022 (“2022 Form 10-K”). As of December 31, 2022, the Directors listed in the above table held the following number of outstanding, unvested RSUs: Britt (3,361); Chaplin (5,398); Hooley (3,361); Juel (3,361); Mallesch (3,361); Offereins (3,361); Shouvlin (3,361); and Wetzel (3,361).

Deferred Compensation Plan

The Board adopted the Brighthouse Services, LLC Deferred Compensation Plan for Non-Management Directors (the “Director Deferred Compensation Plan”), effective December 1, 2019. The purpose of the Director Deferred Compensation Plan is to provide Directors with the opportunity to defer receipt of all or a portion of their cash or equity compensation to a later date, at which time payment of the compensation will be made after adjustment for the simulated investment experience of such compensation. Directors were able to make their initial deferral elections in 2019 with respect to compensation earned in 2020 and later years. Some Non-Management Directors have chosen to defer the receipt of all or part of their annual retainer fees under the Director Deferred Compensation Plan.

Director Stock Ownership Guidelines

In February 2018, the Board, on the recommendation of the Nominating and Corporate Governance Committee, established stock ownership and retention guidelines for Independent Directors. Pursuant to these guidelines, each Independent Director is expected to acquire a number of shares equal to at least four times the equity portion of the Director’s annual retainer. For Mr. Chaplin this includes the portion of his annual retainer for service as Chairman that is paid in the form of RSUs. Directors are expected to achieve the applicable ownership level within five years from the

Brighthouse Financial  |  2023 Proxy Statement

Board and Corporate Governance Practices — Compensation Committee Interlocks and Insider Participation; Codes of Conduct	37

later of the date the guidelines became effective (January 1, 2018) or the date the Director commences service. For Directors who have elected to participate in the Director Deferred Compensation Plan, deferred shares count toward the applicable ownership level. Directors are required to retain at least 50% of the net shares acquired upon vesting of equity awards until the ownership guidelines are satisfied. All Directors who have served on the Board for more than five years are currently in compliance with the Company’s stock ownership and retention guidelines, and all other Directors are on track to satisfy the ownership requirement within the compliance period. As of the Record Date, no Director has sold any vested equity.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships between any member of our Compensation and Human Capital Committee and any of our executive officers that require disclosure under applicable rules.

Codes of Conduct

Brighthouse Financial’s strength depends on the trust of our employees, distribution partners, customers, and stockholders. We strive to adhere to the highest standards of business conduct at all times, and put honesty, fairness, and trustworthiness at the center of all that we do. We have adopted three codes of conduct that reflect these values and enshrine them in our corporate culture: the Code of Conduct for Financial Management, which is a “code of ethics” (as defined under SEC rules) that applies to Brighthouse Financial’s CEO, CFO, Chief Accounting Officer, Chief Auditor, Corporate Controller, and all other Brighthouse Financial employees who perform similar functions or who may obtain access to any financial records covered by the Code of Conduct for Financial Management; the Code of Conduct for Employees, which applies to all Brighthouse Financial officers and employees; and the Code of Conduct for Directors, which applies to members of the Board. Current versions of these codes of conduct are available on Brighthouse Financial’s website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. We intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.

2023 Proxy Statement  |  Brighthouse Financial

38	Proposal 2 – Ratification of the appointment of independent registered public accounting firm

Proposal 2

Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of our independent registered public accounting firm (“independent auditor”). To execute this responsibility, the Audit Committee annually evaluates the independent auditor’s qualifications, performance, and independence. In considering the appointment of the independent auditor, the Audit Committee annually evaluates the independent auditor’s performance relative to various qualifications, including (i) the quality of services and sufficiency of resources provided by the independent auditor firm and engagement team, (ii) communication and interaction with the independent auditor, and (iii) the independent auditor’s independence, objectivity, and professional skepticism.

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent auditor for the fiscal year ending December 31, 2023. Deloitte’s background knowledge of Brighthouse Financial and its subsidiaries, combined with its industry expertise, has enabled it to carry out its audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of Deloitte as the Company’s independent auditor is in the best interest of the Company and its stockholders.

In addition, the Audit Committee is involved in the selection of the lead audit partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead Deloitte partner’s engagement began with the 2022 audit, and he is eligible to serve in that capacity through the end of the 2026 audit. The process for selecting the Company’s lead audit partner includes the vetting of the independent auditor’s candidates by management and the Audit Committee Chair, including one-on-one meetings with the lead engagement partner candidate prior to the final selection.

We request that our stockholders ratify the appointment of Deloitte as the Company’s independent auditor for fiscal year 2023. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of Deloitte. If such appointment is ratified, the Audit Committee will still have the discretion to replace Deloitte at any time during the year. Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2022.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Deloitte as our independent registered public accounting firm for fiscal year 2023.

Brighthouse Financial  |  2023 Proxy Statement

Proposal 2 – Ratification of the appointment of independent registered public accounting firm — Audit Committee Pre-Approval Policy	39

Fees Paid to Deloitte & Touche LLP

The following table shows the fees incurred by the Company for professional services rendered by Deloitte for the fiscal years ended December 31, 2022 and December 31, 2021. All services provided to the Company were approved by the Audit Committee.

Fees (in thousands)	2022	2021

Audit Fees (1)	$12,181	$11,856

Audit-Related Fees (2)	1,163	367

Tax Fees (3)	0	61

All Other Fees (4)	2	2

Total	$13,346	$12,286

(1)

Audit Fees. Fees billed for professional services for the integrated audit of the consolidated financial statements of the Company and its subsidiaries (as required), including the annual financial statement audit, the reviews of the interim financial statements included in quarterly reports on Form 10-Q for the Company and its subsidiaries (as required), statutory audits or other financial statement audits of subsidiaries, the audit of the effectiveness of our internal control over financial reporting, assistance with and review of documents filed with the SEC, and other services that enable the independent auditor to form an opinion of the consolidated financial statements of the Company and its subsidiaries (as required).

(2)

Audit-Related Fees. Fees billed for assurance and related services that are reasonably related to the audit or review of the financial statements of the Company and its subsidiaries (as required) and for other services that are traditionally performed by the independent auditor. Such services consist of fees for employee benefit plan audits, assessments and testing of internal controls, and accounting consultations not directly associated with the annual audit or quarterly reviews.

(3)	Tax Fees. Fees billed for permitted tax services, including tax compliance, tax advice, and tax planning.

(4)	All Other Fees. Fees billed for this category primarily represent accounting research subscription fees.

Audit Committee Pre-Approval Policy

The Audit Committee has established a policy requiring its pre-approval of all audit and non-audit services provided by the independent auditor, and this policy is designed to ensure that the independent auditor’s independence is not impaired. In considering whether to pre-approve the provision of non-audit services by the independent auditor, the Audit Committee will consider whether the services are compatible with the maintenance of the independent auditor’s independence.

The pre-approval policy provides for the Audit Committee’s general pre-approval, on an annual basis, of audit, audit-related, and permissible non-audit services up to amounts reasonably determined by the Audit Committee to be appropriate. The Audit Committee must specifically pre-approve (i) any proposed services that exceed such general pre-approval limits, (ii) tax services, and (iii) any additional services that have not been generally pre-approved by the Audit Committee. The independent auditor is required to periodically report to the Audit Committee the extent of the services that it has provided to the Company and the fees for the services performed to date. The Audit Committee annually reviews the policy to ensure its continued appropriateness and compliance with applicable laws and Nasdaq listing standards.

The policy delegates to the Audit Committee Chair the authority to pre-approve audit, audit-related, or non-audit services between meetings for individual projects up to $250,000 (up to a total annual maximum of $750,000) if

2023 Proxy Statement  |  Brighthouse Financial

40	Proposal 2 – Ratification of the appointment of independent registered public accounting firm — Audit Committee Report management deems it reasonably necessary to begin the services before the next scheduled meeting of the Audit Committee. The Audit Committee Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Audit Committee Report*

The Audit Committee currently consists of four Independent Directors and operates under a written charter adopted by the Board. The Board has determined that Pat Shouvlin and Chuck Chaplin each have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and the applicable Nasdaq standards.

Management is responsible for the preparation and presentation of the Company’s financial statements, the reporting process, the accounting policies and procedures, and the establishment of effective internal controls and procedures.

The primary duties of the Audit Committee are to assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s internal controls regarding finance, accounting, legal compliance, and ethics, (iv) the independence and qualifications of the Company’s independent auditor, (v) the Company’s operational risks, including information technology and cybersecurity risks, and (vi) the performance of the Company’s internal audit function and independent auditor. As part of its meetings, the Audit Committee regularly meets in executive session without management present. Prior to the filing of each quarterly report on Form 10-Q, annual report on Form 10-K, and earnings press release, the Audit Committee discusses such documents with management, the Company’s Chief Auditor, and the Company’s independent auditor. The Audit Committee also discusses the Company’s combined statutory financial results and reviews the Company’s internal control over financial reporting.

The Chief Auditor regularly attends meetings of the Audit Committee and reports directly to the Audit Committee Chair, which supports her independence from management and the objectivity of her work. The Audit Committee regularly discusses with the Chief Auditor, both in general session and executive session, the adequacy and effectiveness of the Company’s financial reporting processes, internal control over financial reporting, and disclosure controls and procedures, as well as the performance of the internal audit function.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, of our internal control over financial reporting, in each case, in accordance with standards established by the Public Company Accounting Oversight Board (“PCAOB”), and the independent auditor issues a report with respect to each of the foregoing items. The independent auditor must also express an opinion as to the conformity of the Company’s financial statements with generally accepted accounting principles (which includes the critical audit matters required to be reported and communicated to the Audit Committee) and the effectiveness of its internal control over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss the Company’s financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, fraud risks, and any other matters that the Audit Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter, which is available on our website at http://investor.brighthousefinancial.com/corporate-governance/governance-overview. In accordance with the requirements set forth in the Audit Committee Charter, the Audit Committee has (i) reviewed the Audit Committee Charter, (ii) approved the charter governing the internal audit function, and (iii) established the procedures for the confidential submission of complaints to the Audit Committee regarding accounting, internal control over financial reporting, or audit matters (the “Audit Committee Complaint Procedures”). A copy of the Audit Committee Complaint Procedures is also available on our website.

Brighthouse Financial  |  2023 Proxy Statement

Proposal 2 – Ratification of the appointment of independent registered public accounting firm — Audit Committee Report	41

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited consolidated financial statements for fiscal year 2022 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable PCAOB rules.

The Audit Committee has received from the independent auditor the written disclosures and the letters required by the applicable PCAOB rules, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal year 2022 be included in our 2022 Form 10-K, for filing with the SEC.

Audit Committee

Pat Shouvlin (Chair)

Chuck Chaplin

Steve Hooley

Carol Juel

*	The foregoing report does not reflect the addition of Phil Bancroft as a member of the Audit Committee in March 2023, after our 2022 Form 10-K was filed with the SEC.

2023 Proxy Statement  |  Brighthouse Financial

42	Proposal 3 – Advisory vote to approve NEO compensation

Proposal 3

Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers

In accordance with the requirements of Section 14A of the Exchange Act, we are providing our stockholders with an advisory (non-binding) Say-on-Pay vote on the compensation paid to our NEOs. Our compensation approach is described in the “Compensation Discussion and Analysis”, including the compensation tables and accompanying narrative discussion contained therein.

The Compensation Discussion and Analysis summarizes our executive compensation program. Our Board and the Compensation and Human Capital Committee have implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. The vast majority of our NEOs’ compensation is in the form of variable, at-risk compensation and utilizes metrics in our short- and long-term incentive programs that are tied to strategic goals that we believe will enhance stockholder value.

We have engaged our stockholders in discussions about our executive compensation program, philosophy, and objectives. In late 2022, we solicited feedback from stockholders on our 2021 executive compensation program and on our 2022 executive compensation program that we previewed in our 2022 proxy statement. The feedback we received was generally positive, and the Board and the Compensation and Human Capital Committee considered that feedback in designing our 2023 compensation program.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to Brighthouse Financial’s NEOs, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative disclosure, is hereby APPROVED.

Although this vote is advisory, the Board and the Compensation and Human Capital Committee intend to consider the results of the vote, as well as other relevant factors, as we continue to develop our executive compensation program. At our 2018 annual meeting of stockholders, a majority of stockholders voted to have an annual advisory Say-on-Pay vote. The Board has considered the stockholder vote on Say-on-Pay frequency and has determined to conduct an advisory Say-on-Pay vote annually at least until the next stockholder advisory vote on Say-on-Pay frequency, which will take place no later than our 2024 annual meeting of stockholders.

The Board of Directors recommends that stockholders vote “FOR” the approval of the compensation of our Named Executive Officers, as disclosed in this Proxy Statement.

Brighthouse Financial  |  2023 Proxy Statement

Compensation Discussion and Analysis — Section 1 – Executive Summary	43

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, policies, practices, and objectives in the context of our compensation decisions for our NEOs for 2022.

Named Executive Officers

For 2022, our NEOs are our CEO, CFO, and next three most highly compensated executive officers as of the end of 2022, and one former executive officer who was not serving as of the end of 2022.

Name	Title

Eric Steigerwalt	President and Chief Executive Officer

Ed Spehar	Executive Vice President and Chief Financial Officer

Vonda Huss	Executive Vice President and Chief Human Resources Officer

Myles Lambert	Executive Vice President and Chief Marketing and Distribution Officer

John Rosenthal	Executive Vice President and Chief Investment Officer

Conor Murphy (1)	Former Executive Vice President and Chief Operating Officer

(1)	Mr. Murphy ceased serving as Executive Vice President and Chief Operating Officer effective March 18, 2022, and departed the Company on June 15, 2022.

CD&A Contents

The CD&A is organized into four sections:

•	Section 1 – Executive Summary
•	Section 2 – Our 2022 Executive Compensation Program
•	Section 3 – Additional Compensation Practices and Policies
•	Section 4 – 2023 Compensation Program Overview

Section 1 – Executive Summary

The Brighthouse Financial Story

Who We Are. Brighthouse Financial is one of the largest providers of annuities and life insurance in the United States, trusted by over 2 million customers. Brighthouse Financial became an independent, publicly traded company in August 2017, following the Separation and the listing of our common stock on Nasdaq.

Our Purpose. We are on a mission to help people achieve financial security. We specialize in products that are designed to help people protect what they have earned and ensure it lasts. We are built on a foundation of experience and knowledge, which allows us to keep our promises and provide value to our distribution partners and the clients they serve.

Our Strategy. We believe our focused strategy will generate long-term stockholder value. Our strategy consists of the following core elements, which are fully aligned with our risk appetite and our approach to managing our business:

•

Offering a targeted set of annuity and life insurance solutions that are simpler, more transparent, and provide value to our distribution partners and the clients they serve. We aim to continue to shift our business mix profile over time, with the addition of more cash flow-generating and less capital-intensive new business, along with the runoff of less profitable legacy business.

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44	Compensation Discussion and Analysis — Section 1 – Executive Summary

•

Selling our products through a diverse, well-established network of distribution partners, continuing to build strategic distribution relationships, and entering new channels as we further expand our distribution footprint in the United States.

•	Effectively managing our expenses by adopting and maintaining an operating model designed to drive our statutory expense ratio down over time.

2022 Highlights – Delivering Strong Results and Achieving Significant Milestones Despite a Challenging Year

Brighthouse Financial achieved significant strategic and operational milestones in 2022 and delivered strong results despite a challenging economic environment. Additionally, we remained disciplined in our financial and risk management as we executed our focused strategy, which we believe will enable us to generate long-term value for our stockholders.

Financial and Capital Strength

Prudent Financial Management – we continued to manage the Company using a multiyear, multiscenario framework to evaluate capital, liquidity, and subsidiary dividend plans. We maintained a strong capital position at both our holding company and our operating companies despite the uncertain market and macroeconomic environments.

Normalized Statutory Earnings – generating normalized statutory earnings remains a focus of our financial management strategy. Normalized statutory earnings is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. For the full year 2022, we had normalized statutory earnings of $1.0 billion, driven by strong core performance in the VA business.

Capital Return – we repurchased $488 million of our common stock in 2022 and reduced shares outstanding by 12% relative to year-end 2021. As of year-end 2022, we reduced the number of shares outstanding by 43% since we began our common stock repurchase program in August 2018.

Capital and Liquidity Management – we continued to optimize statutory capital to further strengthen our balance sheet and ended 2022 with holding company liquid assets of $1.0 billion.

Statutory Capital – we ended 2022 with $8.1 billion of combined statutory total adjusted capital and with a combined RBC ratio of 441% (at the high end of our target of 400% to 450% in normal market conditions). RBC ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, to ensure compliance with minimum regulatory capital requirements.

Ratings – we maintained our operating companies’ strong financial strength ratings.

Products and Sales

Annuity Sales – we achieved record annuity sales of approximately $11.5 billion, exceeding our 2022 target and representing an increase of 26% over 2021.

Life Insurance Sales – our life insurance sales were $80 million. As a result of the prevailing macroeconomic headwinds, life insurance sales decreased 28% over 2021.

New Products – we launched a new annuity product, Brighthouse Shield Level Pay PlusSM, expanding our flagship Shield® Level Annuities Product Suite. This product is designed to help meet an important need in retirement planning: income that lasts for life. We plan to introduce a new life insurance product in 2023 to further diversify and strengthen our life product suite.

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Compensation Discussion and Analysis — Section 1 – Executive Summary	45

Expenses

Corporate Expenses – corporate expenses were $869 million for full year 2022, a reduction from 2021 corporate expenses of $890 million. We remain focused on maintaining our disciplined expense management.

Technology

Future State Platform – we completed all our major system conversions. This marks the full implementation of our future state operations and technology platform, which is foundational to our ability to grow our sales in the future.

Human Capital Management

Our culture is rooted in three core values, which guide how we work together and deliver on our mission – collaboration, adaptability, and passion. We believe these values help us build an organization where talented people from all backgrounds can make meaningful contributions to our success while growing their careers. Our success also depends on the trust of our employees, distribution partners, customers, and stockholders. We strive to adhere to the highest standards of business conduct at all times, and put honesty, fairness, and trustworthiness at the center of all that we do. For more about our human capital management practices and policies, please refer to the 2022 Form 10-K and our Corporate Responsibility webpage, including our Corporate Sustainability Report.

Compensation Philosophy

The Compensation and Human Capital Committee has established a compensation program rooted in a pay-for-performance philosophy and guided by the following general principles and objectives:

•	Paying for performance: a majority of executive compensation is in the form of variable elements that are based on individual and Company performance results that drive increases in stockholder value;
•

Providing competitive Target TDC opportunities (defined as base salary plus STI and LTI compensation opportunities): we aim to offer compensation that enables Brighthouse Financial to attract, motivate, and retain high-performing employees;

•	Aligning executives’ interests with stockholders’ interests: a majority of our CEO’s Target TDC and a significant portion of our NEOs’ Target TDC is delivered in the form of stock-based incentives;
•	Encouraging long-term decision-making: our long-term incentive compensation program includes awards with multiyear, overlapping performance or restriction periods;
•

Avoiding problematic pay practices: we do not provide excessive perquisites, excessive change-of-control severance pay, or excise tax gross-ups, and we will not reprice stock options without stockholder approval; and

•	Reinforcing strong risk management: our compensation program is designed to avoid providing our employees with incentives to take excessive risks.

What’s New With Our 2022 Compensation Program

We made one important change to our 2022 executive compensation program, as follows:

Changes to STI Metrics – Definition of Normalized Statutory Earnings. As described in our 2022 Form 10-K, beginning with the first quarter of 2022, the calculation of normalized statutory earnings has been revised to better align with the framework for VA reserve and capital reform adopted by the National Association of Insurance Commissioners and, therefore, our combined RBC ratio, where the relevant CTE measure is CTE98 rather than CTE95 (for the definition of CTE98 and CTE95, see “Non-GAAP and Other Financial Disclosures – Other Financial Disclosures”).

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46	Compensation Discussion and Analysis — Section 1 – Executive Summary

Other than the above change, our 2022 compensation program is substantially the same as our 2021 compensation program, as described in the table below.

STI Program
STI Metric	Weighting	Performance Link

Expense Target	40%	Effectively managing our expenses by adopting and maintaining an operating model that reduces our run-rate expenses is a core element of our strategy.

Sales	40%	Key driver of revenues and an important indicator of our growth prospects and the strength of our franchise.

Normalized Statutory Earnings	20%	Key metric used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended.

LTI Program
LTI Metric	Weighting	Performance Link

Statutory Expense Ratio	60%	An operating efficiency metric that measures the ratio of statutory operating expenses to statutory premiums and fee income; measures our performance in key strategic areas of expense management and sales growth.

Net Cash Flow to the Holding Company	40%	Measures net capital distributions from Brighthouse Financial’s operating companies, which strengthen our holding company balance sheet and provide management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

STI Awards and LTI Awards were issued under the Brighthouse Financial, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the “Employee Plan”), and its subplans. For more information about our 2022 Compensation Program, see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program.”

2022 Say-on-Pay Vote and Stockholder Engagement

Our stockholders have expressed strong support for our compensation program during our engagement meetings and through their strong approval of our 2022 Say-on-Pay proposal (approximately 98.5% in favor, including abstentions). The Compensation and Human Capital Committee considered stockholder feedback and the Say-on-Pay vote results in reviewing our 2022 executive compensation program and making compensation decisions for our NEOs.

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Compensation Discussion and Analysis — Section 1 – Executive Summary	47

Compensation Highlights

2022 STI Awards. The table below presents our 2022 metrics for STI Awards (“STI Metrics”), which measure our performance in the areas that are critical to meeting our strategic goals for the year. Brighthouse Financial performance in 2022 resulted in an aggregate Company Performance Factor of 123%. For additional information about our STI Awards, see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – Elements of 2022 Compensation” and “– 2022 Short-Term Incentive Awards.” STI Awards are made under the Amended and Restated Brighthouse Services, LLC Short-Term Incentive Plan.

2022 STI Metrics	Results	Payout Percentage (1)

Expense Target (40%)	$869M	150%

Sales (40%)		80%

Annuity (75%)	$11.488B	107%

Life (25%)	$80M	0%

Normalized Statutory Earnings (20%)	$1.001B	150%

2022 Company Performance Factor		123%

(1)	Rounded up to the nearest whole number.

2022 LTI Awards. In February 2022, the Independent Directors (with respect to the CEO) and the Compensation and Human Capital Committee (with respect to the other NEOs) awarded LTI awards to each of the NEOs at their respective Target LTI levels. The 2022 LTI Awards were a mix of RSUs and PSUs. The 2022 PSUs will reward our NEOs for Brighthouse Financial’s performance over the 2022-2024 performance period. The number of shares issued, if any, at the end of the performance period will depend on the Company’s performance. For information about our 2022 LTI, see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – Elements of 2022 Compensation” and “– 2022 Long-Term Incentive Awards”

2020 PSU Payouts. In March 2023, the NEOs received payouts with respect to PSUs granted as part of the 2020 LTI program. The value of these PSUs was based on the Company’s performance for the 2020-2022 performance period against PSU metrics approved by the Compensation and Human Capital Committee and described below. For information about our 2020 PSU Payouts, see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – 2020 PSU Payouts.”

2020 PSU Metrics (weighting)	Results	Payout Percentage (1)

Statutory Expense Ratio (60%)	7.97%	122%

Net Cash Flow to the Holding Company (40%)	$1.941B	98%

2020 PSU Payout		113%

(1)	Rounded up to the nearest whole number.

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48	Compensation Discussion and Analysis — Section 2 – Our 2022 Executive Compensation Program

CEO Compensation

2022 Target TDC. In January 2022, as part of the annual compensation planning process, the Independent Directors, on the recommendation of the Compensation and Human Capital Committee, approved an increase to Mr. Steigerwalt’s 2022 Target TDC to reflect individual and Company performance, as well as to align more closely with market median in accordance with our pay positioning strategy. His Target TDC is described in the following table (changes from his 2021 Target TDC are indicated, where applicable).

Name	Base Salary	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt	$1,000,000 (+$75,000)	200%	600% (+70% of base salary)	$9,000,000 (+$1,322,500)

2022 STI Award. Mr. Steigerwalt’s individual goals for 2022 were a mix of strategic and operational objectives that measured his performance in leading Brighthouse Financial, developing and executing Brighthouse Financial’s strategy, and delivering positive financial results. In setting the STI payout percentage at the Company Performance Factor of 123%, the Independent Directors considered Brighthouse Financial’s performance against the 2022 STI Metrics and Mr. Steigerwalt’s achievements against his 2022 goals. The following table highlights Mr. Steigerwalt’s 2022 STI Award for performance in 2022, as approved by the Independent Directors in January 2023.

Name	2022 STI Target	2022 STI Payout Percentage	2022 STI Award

Eric Steigerwalt	$2,000,000	123%	$2,460,000

2022 LTI Award. In January 2022, the Independent Directors approved a 2022 LTI Award for Mr. Steigerwalt at his LTI target of $6,000,000, consisting of 70% PSUs and 30% RSUs. The number of PSUs issued will depend on Brighthouse Financial’s performance against the 2022 PSU Metrics over the 2022-2024 performance period. Additional information about Mr. Steigerwalt’s STI and LTI Awards is presented in “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program” and “2022 Compensation Tables.”

Planned Changes for 2023

We have committed to a regular review of our compensation program to help ensure that it evolves with our maturing organization and continues to motivate and reward our employees for performance that supports our strategic goals. To this end, and in consideration of stockholder feedback, the Compensation and Human Capital Committee has approved changes to our compensation program, including adjustments to STI and LTI metric weightings (but utilizing the same metrics) and to certain NEOs’ Target TDC. These are described in detail in “Compensation Discussion and Analysis – Section 4 – 2023 Compensation Program Overview.”

Section 2 – Our 2022 Executive Compensation Program

2022 Compensation Planning Process

Benchmarking Process. Our Human Resources organization (“HR”) led our 2022 market benchmarking process. We use benchmarking to provide context for the 2022 compensation recommendations for our Senior Leadership Management Group (the “SLMG”), which includes our NEOs and other members of our senior management team. In developing its recommendations, HR consulted with Willis Towers Watson (“WTW”), which serves as management’s compensation consultant.

In setting Target TDC for the members of the SLMG, we have adopted a pay positioning strategy that generally seeks to position Target TDC in reference to market median. We modify the pay positioning of individual SLMG members due to a variety of factors, including criticality of role, performance, experience, and retention. We also review the positioning of discrete elements of SLMG members’ compensation, including base salary, target STI, total cash compensation (base salary plus target STI), and LTI. To determine pay positioning, we primarily use WTW’s proprietary

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database of executive compensation at large diversified insurers, which we supplement with a select compensation comparator group, as described below.

Compensation Comparator Group. For compensation benchmarking purposes, we also used a group of peer companies within our industry that are similar to us in terms of assets and revenues and with which we compete for executive talent (the “Comparator Group”). HR, with input from WTW, constructed the Comparator Group and used the companies in the Comparator Group as a second market reference for benchmarking and setting context for pay recommendations for our NEOs and other members of the SLMG. In constructing the Comparator Group, we aimed to select the most appropriate companies against which Brighthouse Financial’s compensation-related performance should be measured. The Comparator Group consists of thirteen publicly traded companies in the insurance industry with assets and/or revenues between approximately 0.5 to 2.0 times those of Brighthouse Financial. As Brighthouse Financial exclusively sells individual life and annuities products in the U.S., comparably sized insurers with a meaningfully different business mix or with significant global operations were excluded from the Comparator Group.

Applying these criteria, in August 2022, the Compensation and Human Capital Committee, in consultation with the Committee’s independent compensation consultant, Semler Brossy: added Jackson Financial Inc. to the Comparator Group; removed Athene Holding Ltd. (due to the delisting of such company’s common stock in connection with its merger with Apollo in January 2022); and approved a Comparator Group consisting of the following companies:

• American Equity Investment Life Holding Company • Ameriprise Financial, Inc. • Assurant, Inc. • CNO Financial Group, Inc. • Equitable Holdings, Inc. • Globe Life Inc.	• Jackson Financial Inc. • Lincoln National Corporation • Principal Financial Group, Inc. • Reinsurance Group of America, Incorporated • Sun Life Financial Inc. • Unum Group • Voya Financial, Inc.

The Compensation and Human Capital Committee will continue to annually review the Comparator Group to include companies of a similar size and business mix and with which Brighthouse Financial competes in the talent market.

Role of the Compensation and Human Capital Committee and Others in Determining Compensation

Management’s Role. As discussed above, HR, in consultation with WTW, is primarily responsible for preparing Target TDC recommendations for our SLMG. As part of our year-end compensation planning process, our CEO led the review of each SLMG member’s performance during 2022, participated in developing recommendations for all elements of pay for the members of the SLMG (other than himself), and discussed these recommendations with the Compensation and Human Capital Committee. Based on the CEO’s assessment of each SLMG member’s performance, HR prepared compensation recommendations for each SLMG member (other than the CEO) and presented them for Compensation and Human Capital Committee approval. With respect to CEO compensation, the Compensation and Human Capital Committee and the Independent Directors reviewed the Company’s and Mr. Steigerwalt’s performance, as well as Mr. Steigerwalt’s self-assessment of his performance. The Compensation and Human Capital Committee recommended the CEO’s compensation, including Target TDC and STI and LTI awards, for approval by the Independent Directors.

Compensation and Human Capital Committee’s Role. The Compensation and Human Capital Committee is responsible for establishing and implementing our executive compensation philosophy and structure. Pursuant to its written charter, the Compensation and Human Capital Committee:

•	assisted the Board in fulfilling its responsibility to oversee the development and administration of compensation programs for our executives and other employees;
•

approved the goals and objectives relevant to our CEO’s compensation, evaluated our CEO’s performance in light of such goals and objectives, and recommended, for approval by the Independent Directors, the CEO’s annual compensation based on such evaluation;

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50	Compensation Discussion and Analysis — Section 2 – Our 2022 Executive Compensation Program

•	reviewed and approved the compensation of Brighthouse Financial’s other executive officers;
•

reviewed and approved our equity and non-equity incentive compensation plans and arrangements and, where appropriate or required, recommended such plans and arrangements for approval by the Board and/or our stockholders; and

•

reviewed our incentive compensation arrangements to confirm that incentive pay does not encourage our executive officers to take unnecessary risks, as well as reviewed and discussed the relationship between our risk management policies and practices, corporate strategy, and senior executive compensation.

Compensation Consultants’ Role. Under its written charter, the Compensation and Human Capital Committee has the authority to retain advisers to assist in the discharge of its duties. The Compensation and Human Capital Committee has retained Semler Brossy as its independent compensation consultant since November 2017. The Compensation and Human Capital Committee annually assesses Semler Brossy’s independence in accordance with SEC standards and has determined that no conflicts of interest or independence concerns exist. Semler Brossy reports directly to the Compensation and Human Capital Committee, and the Compensation and Human Capital Committee has the sole authority to approve the fees and other terms of the retention of Semler Brossy as its independent compensation consultant. Semler Brossy generally attends all Compensation and Human Capital Committee meetings. Semler Brossy advises the Compensation and Human Capital Committee on all aspects of the Company’s executive compensation program, including our compensation philosophy, policies, and practices; the form, mix, and amount of Target TDC; our STI and LTI programs, including the STI and LTI metrics for 2022 and the forms of equity-based incentives awarded to members of the SLMG in 2022; and trends and best practices relating to executive compensation.

Elements of 2022 Compensation

Component	Form	Purpose

Base Salary	Cash (Fixed)	Base salary provides a fixed amount of compensation for service during the year. Base salary is determined based upon a variety of factors, including scope of responsibilities, individual performance, and market data. In line with our pay-for-performance philosophy, Target TDC has been structured so that base salary is the smallest component of pay for our NEOs.

Short-Term Incentive (STI) Awards	Cash (Variable)	STI awards are annual cash incentive awards that reward NEOs for their performance in 2022. Payout amounts were based both upon the Company’s performance against the 2022 STI Metrics approved by the Compensation and Human Capital Committee and upon the NEO’s individual performance.

Long-Term Incentive (LTI) Awards	Equity (Variable)	LTI awards are stock-based awards that reward NEOs for their contributions to Brighthouse’s long-term success. 2022 LTI awards consisted of PSUs, which will be paid out at the end of a three-year performance period based on Brighthouse Financial’s performance against quantitative goals, and RSUs, which vest annually in thirds. For the CEO, the LTI Award mix is 70% PSUs and 30% RSUs. For all other NEOs, the LTI Award mix is 60% PSUs and 40% RSUs.

In exceptional circumstances, the Compensation and Human Capital Committee may offer special incentive or retention awards if such action is determined to be necessary to achieve the Company’s goals. For information on a special retention restricted stock unit award made to Mr. Lambert in 2022, see “Equity Retention Award – Mr. Lambert” in this Section 2. Awards of restricted stock units for retention purposes under the Employee Plan are not part of Target TDC.

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2022 Target Total Direct Compensation

In January 2022, as part of the annual compensation planning process, the Independent Directors (in the case of the CEO) and the Compensation and Human Capital Committee (in the case of the other NEOs) approved the Target TDC for all NEOs. 2022 Target TDC for our NEOs is described in the following table.

Name	Base Salary (1)	Target STI (as % of Base Salary) (1)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt	$1,000,000	200%	600%	$9,000,000

Ed Spehar (2)	$600,000	150%	290%	$3,240,000

Vonda Huss (3)	$450,000	110%	160%	$1,665,000

Myles Lambert (4)	$600,000	140%	200%	$2,640,000

John Rosenthal	$550,000	195%	250%	$2,997,500

Conor Murphy	$600,000	145%	190%	$2,610,000

(1)	Increases (if any) were effective March 5, 2022.

(2)	Changes from Mr. Spehar’s 2021 Target TDC included an increase to Target LTI from 225% to 290% of base salary, resulting in an increase in Target TDC from $2,850,000 to $3,240,000.

(3)

Changes from Ms. Huss’s 2021 Target TDC included (i) a salary increase from $440,000 to $450,000, (ii) an increase to Target STI from 85% to 110% of base salary, and (iii) an increase to Target LTI from 150% to 160% of base salary, resulting in an increase in Target TDC from $1,474,000 to $1,665,000.

(4)

Changes from Mr. Lambert’s 2021 Target TDC included (i) a salary increase from $575,000 to $600,000, (ii) an increase to Target STI from 125% to 140% of base salary, and (iii) an increase to Target LTI from 175% to 200% of base salary, resulting in an increase in Target TDC from $2,300,000 to $2,640,000.

As shown in the following graphs, our CEO’s Target TDC and the average Target TDC for our other NEOs (excluding Mr. Murphy), is heavily weighted toward variable, at-risk elements.

2022 STI Metrics. The Compensation and Human Capital Committee established metrics for the 2022 STI Awards that are linked to Brighthouse Financial’s strategic goals. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. In establishing the STI metrics, the Compensation and Human Capital Committee was guided by the following principles:

•	metrics should consist of operational or financial drivers of financial performance that are aligned with Brighthouse Financial’s long-term strategy;
•	metrics should be objective and measurable;
•	executive officers should have the ability to directly impact Brighthouse Financial’s performance; and
•	metrics should not incent management to engage in inappropriately risky behavior.

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52	Compensation Discussion and Analysis — Section 2 – Our 2022 Executive Compensation Program

For each STI Metric, the Compensation and Human Capital Committee approved a payout curve that includes threshold (payout of 50% of target value), target (100% of target value), and maximum (150% of target value) performance levels based on its evaluation of the likelihood of management achieving those performance levels. STI Awards are based upon the Company’s achievement of these metrics, as well as qualitative factors the Compensation and Human Capital Committee deemed appropriate, including each NEO’s performance and accomplishments during 2022. For each STI metric, there will be a 0% payout if the Company does not achieve the threshold performance level. The Compensation and Human Capital Committee retains discretion to adjust payout levels upward or downward if such adjustment is aligned with the Company’s strategic goals. The discretion to make any such adjustment is expected to be exercised infrequently. The Compensation and Human Capital Committee’s authority to make positive adjustments to payout amounts is limited, as follows: if threshold performance level is not achieved, then the payout can only be adjusted up to 55% of a metric’s target; if threshold performance is achieved, then the payout can only be adjusted up to 20 percentage points above the Company’s actual performance against that metric. The Compensation and Human Capital Committee made no such discretionary adjustments to payouts for fiscal 2022 performance. The Compensation and Human Capital Committee believes the underlying target goals for each STI metric were appropriately rigorous and represented a significant challenge for management to achieve.

A summary of our 2022 STI Metrics and the rationale for their selection follows.

STI Metric	Weighting	Definition	Performance Link

Expense Target	40%	Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding, and incentive compensation; establishment costs are excluded.

Effectively managing our expenses is a core element of our strategy. Key challenges to meeting our expense target included prudently exiting a number of our transition services agreements with MetLife and transitioning to new service providers.

Sales	40%

Annuity sales (75%) – measured as total deposits for annuity products.

Life sales (25%) – includes annualized new premium for term life; first-year paid premium for whole life, universal life, and variable universal life; and total paid premium for indexed universal life.

Annuities represent the greatest portion of our business. Since our establishment, annuity sales have been a key driver of our revenues and value. We view growth of life insurance sales as important to Brighthouse Financial’s growth prospects and the strength of our distribution franchise. Meeting our sales goals involves achievement by organizations across the Company. Key challenges to achieving our sales goals included the challenging macroeconomic environment.

Normalized Statutory Earnings	20%	As described in our 2022 Form 10-K, this metric is calculated as follows: statutory pre-tax net gain (loss) from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses), (ii) the change in total asset requirement at CTE98, net of the change in our variable annuity reserves, and (iii) unrealized gains (losses) associated with our variable annuities and Shield hedging programs and other equity risk management strategies. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impact our results in order to help management and investors better understand, evaluate, and forecast those results.

Normalized Statutory Earnings is a key metric used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. It also reflects factors that a broad population of STI participants directly impact and influence. This metric is the product of performance across key aspects of management’s strategy, including sales, capital, and expenses. In the long term, normalized statutory earnings contribute to our capacity to generate free cash flow from our operating companies to the parent holding company. Key challenges to achieving our normalized statutory earnings goals included managing the volatility of market performance and interest rates, prudently managing our hedging strategy, and corporate expenses.

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The Compensation and Human Capital Committee reviewed Brighthouse Financial’s actual performance to confirm that Brighthouse Financial’s actions to achieve these results were appropriate and did not create unwarranted risk for the Company. In addition, our Internal Audit department reviewed and certified the Company’s actual performance results for each metric and the 2022 Company Performance Factor.

The following table reflects the Company’s performance against each STI metric (payout percentages were rounded to the nearest whole number) and the 2022 Company Performance Factor approved by the Compensation and Human Capital Committee.

	Performance Level

STI Metrics (weighting)	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)	Actual Results	Payout Percentage (1)

Expense Target (40%)	$970M	$925M	$880M	$ 869M	150%

Sales (40%)					80%

Annuity (75%)	$ 7.8B	$11.1B	$13.3B	$11.488B	107%

Life (25%)	$ 98M	$140M	$168M	$ 80M	0%

Normalized Statutory Earnings (20%)	($900M)	$100M	$700M	$ 1.001B	150%

2022 Company Performance Factor					123%

(1)	Rounded up to the nearest whole number.

2022 Short-Term Incentive Awards

CEO Compensation. Mr. Steigerwalt, with input from organizations including HR and Finance, developed corporate performance goals (“CEO Goals”), which consisted of a mix of strategic and operational objectives, that would be used to assess his performance during 2022. In February 2022, the Compensation and Human Capital Committee reviewed the quantitative and qualitative metrics to measure the CEO’s performance and approved the CEO Goals. In January 2023, the Compensation and Human Capital Committee and the Independent Directors considered the Company’s performance overall, Mr. Steigerwalt’s performance against the CEO Goals, his other accomplishments in 2022, and Mr. Steigerwalt’s self-assessment of his performance. The following table describes the 2022 CEO Goals and Mr. Steigerwalt’s key accomplishments.

CEO Goal	2022 Accomplishments

Reduce corporate expenses	• Managed corporate expenses of $869 million, which was $56 million below plan and $21 million less than full-year 2021.

Increase annuity and life insurance sales	• Generated approximately $11.5 billion in annuity sales, exceeding our target. • Generated approximately $80 million in life insurance sales, which was below target.

Deliver normalized statutory earnings and EPS growth

•  Delivered normalized statutory earnings of $1 billion for full-year 2022, significantly exceeding our plan.

•  Delivered $10.93 in adjusted earnings, less notable items per common share (for information regarding this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure, see “Non-GAAP and Other Financial Disclosures”).

Achieve significant progress toward future state platform

•  Oversaw critical projects that led to the full implementation of our future state platform, including technological transitions and management of service providers.

•  Delivered significant growth capabilities to support product development, client solutions, and distribution on schedule and within budget.

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54	Compensation Discussion and Analysis — Section 2 – Our 2022 Executive Compensation Program

CEO Goal	2022 Accomplishments

Continue focus on maturing sustainability program

•  Further expanded cross-functional approach to sustainability across the organization.

•  Continued to enhance and align sustainability disclosures, including through the publication of Brighthouse Financial’s inaugural Corporate Sustainability Report, which includes comprehensive information about our sustainability program and is aligned with TCFD and SASB frameworks.

•  Strengthened sustainability focus across Brighthouse Financial organizations by continuing to monitor, assess, and address emerging, material ESG-related risks and opportunities.

Maintain strong culture and talent management

•  Completed succession plans for all SLMG members and critical roles, including a focus on diversity in succession pipelines, and implemented and monitored development plans for successors.

•  Drove significant progress in meeting goals of increasing representation of underrepresented groups across the Company.

•  Drove DEI initiatives to foster our inclusive culture through the development of numerous programs and the launch of seven employee network groups.

•  Sustained strong engagement among employees, as demonstrated by results of the Company’s employee engagement survey and our flexible, hybrid work model.

•  Conducted executive coaching and leadership training for senior leaders and focused manager training for all managers.

Continue to shift the business portfolio

•  Continually assessed potential strategic transactions to drive value creation.

•  Launched Brighthouse Shield Level Pay PlusSM Annuities.

•  Achieved 2022 administrative implementation milestones in support of BlackRock LifePath PaycheckTM as well as significant progress toward development of key product growth initiatives.

•  Grew our institutional spread margin business, which reached $10 billion of outstanding liabilities at year-end 2022.

Mr. Steigerwalt delivered meaningful achievements against all 2022 CEO Goals despite a challenging economic environment. Based on the Company’s performance and Mr. Steigerwalt’s accomplishments, the Compensation and Human Capital Committee recommended, and the Independent Directors approved, the following STI Award to Mr. Steigerwalt.

Name	2022 STI Target	2022 STI Payout Percentage	2022 STI Award

Eric Steigerwalt	$2,000,000	123%	$2,460,000

Compensation of the Other NEOs. In January 2023, the Compensation and Human Capital Committee considered each NEO’s overall performance and achievements in 2022 in relation to Brighthouse Financial’s goals (other than with respect to Mr. Murphy, who was not serving as of end of 2022). Mr. Steigerwalt also provided the Compensation and Human Capital Committee with his assessment of the NEOs’ 2022 performance. As part of its assessment of each NEO’s individual performance, the Compensation and Human Capital Committee considered each NEO’s achievements with respect to DEI, including increasing representation among officers and in the succession pipeline; developing diverse employees; fostering an inclusive environment; and other actions to support and advance Brighthouse Financial’s DEI strategy.

While each NEO’s performance was assessed on an individual basis against goals established early in 2022, the Compensation and Human Capital Committee generally aims to recognize that Brighthouse Financial’s performance is the result of the SLMG’s collective efforts to drive performance. Our NEOs’ 2022 performance highlights are summarized below.

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Ed Spehar, Executive Vice President and Chief Financial Officer

•

Drove financial strategy, focusing on maintaining strong holding company cash and operating company capital positions to return $488 million of capital to stockholders and reduce shares outstanding by 12% in 2022.

•	Achieved combined RBC ratio of 441%, at the high end of our target range of 400% to 450% in normal market conditions.
•	Completed actuarial transformation.
•	Optimized corporate expenses, with full-year corporate expenses of $869 million, which was $56 million below plan and $21 million less than full-year 2021.
•

DEI achievements include: continued to leverage and deepen partnerships with the International Association of Black Actuaries and the Organization of Latino Actuaries; served as executive sponsor of the Company’s Asian American and Pacific Islander employee network group; and prioritized diverse-owned firms for transactions.

Vonda Huss, Executive Vice President and Chief Human Resources Officer

•

Created successful flexible, hybrid work model through effective use of office real estate, value-added in-office and in-person gatherings, national hiring and compensation strategy, and companywide social and recognition activities.

•	Created retention and career-advancement initiatives that resulted in an increase in internal hiring and promotions.
•	Renegotiated medical/pharmacy contract to drive pharmacy savings and minimize employee cost share on medical premiums.
•

Supported significant community advocacy efforts through donations of needed materials, volunteer time, and monetary support, as well as the establishment of Brighthouse Scholar Connections, Inc. (a non-profit organization established in 2022 through which scholarships are provided to expand educational opportunities for students who are members of historically underrepresented or disadvantaged populations due to race, ethnicity, socioeconomic status or similar factors).

•

DEI achievements include: developed companywide processes, policies, learning opportunities, and accountability structures that resulted in increased diverse representation of employees and officers companywide; supported the launch of seven employee network groups; served as executive sponsor of the Company’s Hispanic and Latino/a and employees with disabilities employee network groups; increased representation of underrepresented employees in the HR and Communications organization.

Myles Lambert, Executive Vice President and Chief Marketing and Distribution Officer

•	Led development of Brighthouse Financial’s corporate strategy, including oversight of strategy presentation to the Board.
•	Exceeded annuity sales plan.
•	Launched Brighthouse Shield Level Pay PlusSM Annuities.
•	Added Brighthouse SmartCare® to new life distributor platforms, providing access to an additional 17,000 financial professionals.
•

DEI achievements include: increased DEI development opportunities in key programs; served as executive sponsor of the Company’s Black and African American employee network group; activated DEI subcouncils within Distribution and Marketing organization; increased external diversity-branding efforts.

John Rosenthal, Executive Vice President and Chief Investment Officer

•

Achieved full-year adjusted net investment income of $4.2 billion, which was above plan (for information regarding this non-GAAP financial measure and a reconciliation to the most directly comparable GAAP measure, see “Non-GAAP and Other Financial Disclosures”).

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56	Compensation Discussion and Analysis — Section 2 – Our 2022 Executive Compensation Program

•

Repositioned the investment portfolio to reduce risk and avoid losses due to the uncertain macroeconomic environment; took actions before large movements in interest rates and credit spreads; avoided significant losses by selling Russian holdings before the Russian invasion of Ukraine; and altered new-money strategy to complement repositioning.

•	Realized credit losses that were materially below plan.
•	Grew institutional spread margin business, which reached $10 billion of outstanding liabilities at year-end 2022.
•

DEI achievements include: increased investments in women- and diverse-owned business; supported the Financial Women’s Association externally and Women in Investments Network internally; served as executive sponsor of the Company’s women’s employee network group.

The Compensation and Human Capital Committee considered the foregoing accomplishments and, based on Mr. Steigerwalt’s recommendations, approved the following STI Awards to our other NEOs (STI Payout Percentage may be rounded to the nearest whole number).

Name	STI Payout Percentage	2022 STI Award

Ed Spehar	123%	$1,107,000

Vonda Huss	123%	$ 608,850

Myles Lambert	123%	$1,033,200

John Rosenthal	123%	$1,319,175

The 2022 STI amounts paid to all of our NEOs are reported in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table.”

2022 Long-Term Incentive Awards

In early 2022, the Independent Directors, on the recommendation of the Compensation and Human Capital Committee, approved an LTI Award for Mr. Steigerwalt, and the Compensation and Human Capital Committee approved LTI awards for our other NEOs. The following table shows the breakdown of award vehicles chosen for the 2022 LTI Awards.

Type of Award	Percentage of LTI Award	Vesting Schedule

Performance Share Units (PSUs)	CEO: 70% Other NEOs: 60%	Cliff vest after year 3; the number of shares issued, if any, is subject to achievement of preestablished performance goals over the 2022-2024 performance period

Restricted Stock Units (RSUs)	CEO: 30% Other NEOs: 40%	Ratable vesting over 3 years (1/3rd vests at each anniversary)

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Our 2022 LTI Awards were issued on March 1, 2022 (the “Grant Date”). The number of RSUs and PSUs awarded were determined by multiplying the dollar amount of the 2022 LTI Award by (i) 70% in the case of PSUs for the CEO or 60% for other NEOs or (ii) 30% in the case of RSUs for the CEO or 40% for other NEOs, and then dividing each product by the closing price of a share on the Grant Date (rounded down to the nearest whole share). The following table shows each NEO’s target 2022 LTI Award based on the value (rounded) of the LTI Award on the Grant Date.

Name	LTI Award Value	Number of PSUs	Number of RSUs

Eric Steigerwalt	$6,000,000	87,390	37,453

Ed Spehar	$1,740,000	21,722	14,481

Vonda Huss	$ 720,000	8,988	5,992

Myles Lambert	$1,200,000	14,981	9,987

John Rosenthal	$1,375,000	17,166	11,444

Conor Murphy	$1,140,000	14,232	9,488

Detailed information on the 2022 LTI Awards for each NEO is reported in the “Grants of Plan-Based Awards” table.

The 2022 PSUs will reward our NEOs for Brighthouse Financial’s performance over the 2022-2024 performance period. The number of shares issued, if any, at the end of the performance period will depend on the Company’s performance. This is consistent with our pay-for-performance philosophy and helps ensure that the NEOs are compensated for their contributions to the Company’s achievement of the business goals set forth in the strategic plan. In establishing the PSU compensation metrics (“PSU Metrics”), the Compensation and Human Capital Committee was guided by the following principles:

•	metrics should consist of key results-oriented financial measures that reflect the success of Brighthouse Financial’s long-term strategy;
•	metrics should be objective and measurable;
•	executive officers should have the ability to directly impact Brighthouse Financial’s performance; and
•	metrics should not incent management to engage in inappropriately risky behavior.

Each PSU Metric has a payout curve that includes threshold (payout of 50% of target value), target (100% of target value), and maximum (150% of target value) performance levels. For each PSU metric, there will be a 0% payout if the Company does not achieve the threshold performance level. The Compensation and Human Capital Committee retains discretion to adjust payouts only where performance has been impacted by a significant, non-recurring event and such adjustment is aligned with the Company’s strategic goals. Any such adjustment is expected to be exercised infrequently. The Compensation and Human Capital Committee believes the underlying target goals for each PSU Metric are appropriately rigorous and represent a significant challenge for management to achieve.

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58	Compensation Discussion and Analysis — Section 2 – Our 2022 Executive Compensation Program

The following table presents a summary of our PSU Metrics.

2022 PSU Metrics	Weighting	Definition	Performance Link

Statutory Expense Ratio	60%	Statutory expense ratio is calculated by dividing operating expenses by direct premiums, assumed premiums (from sales of our fixed indexed annuities sold by MassMutual), and fee income.

An operating efficiency metric that measures the ratio of statutory operating expenses to statutory premiums and fee income; measures our performance in key strategic areas of expense management and sales growth.

Net Cash Flow to the Holding Company	40%	Net cash flow to the holding company measures net capital distributions from Brighthouse Financial’s operating companies.

Key metric that measures our cash flow, which strengthens our balance sheet and provides management with flexibility to deploy our capital for various purposes, including return of capital to stockholders.

The treatment of outstanding equity awards upon a termination of employment or a change of control is described below under the heading “Potential Payments Upon Termination or Change in Control.”

2020 PSU Payouts

In March 2023, the NEOs received payouts with respect to PSUs granted as part of the 2020 LTI program. The value of these PSUs was based on the Company’s performance for the 2020-2022 performance period against PSU metrics approved by the Compensation and Human Capital Committee, as described below.

2020 PSU Metric (weighting)	Performance Level			Actual Results	Payout Percentage (1)
	Threshold (50% Payout)	Target (100% Payout)	Maximum (150% Payout)

Statutory Expense Ratio (60%)	9.5%	8.5%	7.5%	7.97% (2)	122%

Net Cash Flow to the Holding Company (40%)	$500M	$2B	$3B	$1.941B	98%

2020 PSU Payout					113%

(1)	Rounded up to the nearest whole number.

(2)

As disclosed in our quarterly report on Form 10-Q for the quarter ended June 30, 2022, during the second quarter of 2022, the Company settled a reinsurance-related matter with a third party for $140 million on a pre-tax basis. The Compensation and Human Capital Committee exercised its discretion to exclude this settlement from the calculation of the statutory expense ratio for the 2020 PSU payouts, as such settlement represented a significant, non-recurring event. The Compensation and Human Capital Committee determined that the application of the reinsurance expenses to the STI metrics for prior applicable performance periods would not have had a material impact on the amount earned for such periods. No adjustment related to this settlement is expected in future PSU performance periods.

In addition, in 2022, Brighthouse Financial implemented a change to its statutory reporting to report certain investment-related rebate fees as deductions from investment income (whereas they were previously reported as investment expenses, which are included in operating expenses). The calculation of the statutory expense ratio is intended to reflect the Company’s operating efficiency and does not include this category of fees. The Compensation and Human Capital Committee considered this reporting change in its assessment of the Company’s performance against the metric’s target payout levels established in 2020 and determined that calculating performance implementing the change to the Company’s statutory reporting would have a negligible impact on the Company’s statutory expense ratio for the performance period; and that the achieved payout

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percentage of 122% based on the original target was appropriate and required no adjustment. The Compensation and Human Capital Committee expects to consider the reporting change in its assessment of the Company’s performance against this metric when determining 2021 and 2022 PSU awards payouts (which, like the 2020 award, were based on the previous statutory reporting method).

The Compensation and Human Capital Committee did not use its discretionary authority to adjust payouts under the Net Cash Flow to the Holding Company metric.

Equity Retention Award – Mr. Lambert

The Compensation and Human Capital Committee approved a special retention RSU award to Mr. Lambert with a grant date fair value of approximately $1.0 million, which was granted on July 1, 2022. The RSUs will cliff vest on the third anniversary of the grant date (unlike RSUs granted under the annual LTI program, which vest ratably over a three-year period). In granting the award, the Compensation and Human Capital Committee consulted with Semler Brossy and took into account Mr. Lambert’s experience and his leadership in driving the Company’s marketing and distribution strategy, as well as the competitive landscape for executive talent.

Section 3 – Additional Compensation Practices and Policies

Stock Ownership and Retention Guidelines

Our stock ownership and retention guidelines apply to all members of the SLMG, which includes our NEOs. The guidelines are intended to align the interests of SLMG members with those of our stockholders by requiring SLMG members to achieve and maintain significant ownership in our stock. The ownership guidelines were set as a multiple of the officer’s current base salary. SLMG members must achieve their ownership levels within five years of becoming an SLMG member. For purposes of calculating the value of an SLMG member’s current ownership, the value of a share is based on the unweighted average of the closing prices of our common stock over the prior twelve-month period. Ownership includes shares owned outright (or jointly with a spouse or in a trust over which an executive has investment control), shares received through any Company award (e.g., option exercises, RSUs, and PSUs), unvested RSUs, and shares purchased through the Brighthouse Employee Stock Purchase Plan. PSUs are not included in determining an officer’s ownership level until they are converted to shares based on the Company’s performance at the end of the applicable performance period. SLMG members must retain at least 50% of the net after-tax shares acquired from settlement or exercise of stock-based awards until the applicable ownership level is achieved. All of our NEOs are in compliance with the Company’s stock ownership and retention guidelines, and no currently serving NEO has sold any shares since becoming a member of the SLMG. The ownership guidelines applicable to our current NEOs are described in the following table. The guidelines are based on base salaries in effect on April 1, 2023, and ownership levels are as of April 10, 2023.

Name	Ownership Guideline		Status
	Multiple of Base Salary	Ownership Level

Eric Steigerwalt	6x	$6,000,000	Achieved

Ed Spehar	3x	$1,800,000	Achieved

Vonda Huss	1x	$ 470,000	Achieved

Myles Lambert	3x	$1,800,000	Achieved

John Rosenthal	3x	$1,725,000	Achieved

Benefit Plans

Brighthouse Savings Plan and Auxiliary Savings Plan. Our employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Savings Plan and Trust (the “Brighthouse Savings Plan”), which is a tax-qualified 401(k) plan. In addition, certain employees, including our NEOs, are eligible to participate in the Brighthouse Services, LLC Auxiliary Savings Plan (the “Auxiliary Plan”). Participants in the Auxiliary Plan receive Company matching and Company non-discretionary contributions that cannot be made to the Brighthouse Savings Plan because a

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60	Compensation Discussion and Analysis — Section 3 – Additional Compensation Practices and Policies

participant’s compensation exceeds certain tax qualified plan contribution limits imposed under the Internal Revenue Code of 1986, as amended (the “Code”). For the Company matching and Company non-discretionary contributions under the Brighthouse Savings Plan and Auxiliary Plan earned in 2022, see the “All Other Compensation” column in the Summary Compensation Table. Company matching and Company non-discretionary contributions in the Brighthouse Savings Plan and the Auxiliary Plan become 100% vested after the participant completes two years of service. Under the Auxiliary Plan, in the event of a change of control, all participants will be fully vested in all contributions, including earnings, under the Auxiliary Plan. In addition, no amendments can be made to the Auxiliary Plan after a change of control that would decrease the value of benefits accrued to any participant under the Auxiliary Plan as of the date of the change of control or change the time or form of distribution under the Auxiliary Plan to eliminate lump sum distributions or further defer the timing of payment. See the narrative following the “Nonqualified Deferred Compensation in 2022” table for additional information about the Auxiliary Plan.

Voluntary Deferred Compensation Plan. The Brighthouse Services, LLC Voluntary Deferred Compensation Plan (“VDCP”), a nonqualified deferred compensation plan, allows a select group of highly compensated employees the opportunity to defer between 10% and 50% of eligible base salary and from 10% to 80% of STI awards. Amounts deferred are notionally invested in investment tracking funds selected by the participant. Participants can elect to have deferred compensation accounts paid, or begin to be paid, in a specific year, which cannot be earlier than May of the third calendar year following the year the compensation was earned and may elect to receive distributions in either a single lump sum or up to 15 annual installments. In the event of a participant’s death before distributions commence or are completed, the participant’s account balance will be paid in a single lump sum to the participant’s beneficiary. In the event of a change of control, no amendments can be made to the VDCP after a change of control that would decrease the amount in a participant’s deferred compensation account accrued under the VDCP as of the date of the change of control or modify the time or form of distributions under the VDCP. None of our NEOs currently participate in the VDCP.

Limited Death Benefit Plan. Brighthouse Services, LLC (“Brighthouse Services”), a Brighthouse Financial subsidiary, maintains the Brighthouse Services, LLC Limited Death Benefit Plan (the “Limited Death Benefit Plan”) to provide a benefit to the participants who die while employed by Brighthouse Services or its designated affiliates. The participants are employees of Brighthouse Financial who are entitled to a “traditional formula” benefit upon retirement under the MetLife, Inc. Auxiliary Retirement Plan (the “MetLife ARP”) and whose employment transferred from MetLife Group, Inc. to Brighthouse Services in connection with the Separation from MetLife, Inc. Participants who die while employed by Brighthouse Financial are not entitled to a traditional formula benefit under the MetLife ARP. The Limited Death Benefit Plan provides the participants with a benefit in the form of a final wage payment that approximates the MetLife ARP benefit that would be lost should they die while employed by Brighthouse Financial. As of December 31, 2022, the Limited Death Benefit Plan had 10 participants, of whom one, John Rosenthal, is an NEO. The potential amount of the benefit to be paid to Mr. Rosenthal is described in the “Potential Payments Upon Termination or Change in Control” table. As an offset to Brighthouse Services’ potential liabilities under the Limited Death Benefit Plan, Brighthouse Services maintains a company-owned life insurance (“COLI”) policy on the life of this NEO participant. Brighthouse Services is the beneficiary under the policy and will receive the COLI proceeds upon the insured’s death.

Supplemental Death Benefit Only Plan. In December 2022, Brighthouse Life Insurance Company purchased an insurance company-owned life insurance (“ICOLI”) policy covering the lives of all eligible employees of Brighthouse Services that consented to such coverage. Brighthouse Life Insurance Company is the beneficiary under the policy and will receive the ICOLI proceeds upon the insured’s death. Effective January 1, 2023, Brighthouse Services established the Brighthouse Services, LLC ICOLI Supplemental Death Benefit Only Plan (“Supplemental Death Benefit Only Plan”) to provide a taxable, single lump sum death benefit of $350,000 to the designated beneficiary of any such consenting employee who dies while employed by Brighthouse Services. Each of the continuing NEOs is covered under the ICOLI policy and the Supplemental Death Benefit Only Plan. The potential amount of the death benefit potentially payable to these beneficiaries is described in the “Potential Payments Upon Termination or Change in Control” table.

Termination and Change of Control Benefits

The Brighthouse Services, LLC Executive Severance Pay Plan, as amended and restated in November 2019 (the “Severance Plan”), provides severance pay and related benefits to certain terminated executive officers in

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consideration of a release of employment-related claims and subject to compliance with certain restrictive covenants. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Severance Plan.

The Brighthouse Services, LLC Change of Control Severance Pay Plan (the “Change of Control Plan”) provides a means to help us retain our senior executive officers while a transaction is pending or during the two-year transition period following the close of a transaction. We believe that the Change of Control Plan aligns the interests of such executives with those of our stockholders and promotes maximum stockholder value without limiting the Company’s flexibility to engage in, or successfully transition after, a transaction. Under the terms of the Change of Control Plan, a covered participant is eligible to receive severance payments if within two years following a change of control the participant (i) is terminated involuntarily without cause or (ii) discontinues employment for “good reason;” or if following the occurrence of a potential change of control the participant is terminated involuntarily without cause within six months prior to a change of control. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Change of Control Plan.

As of December 31, 2022, we had no employment agreements or offer letters with any of our currently employed NEOs that provide for individual severance or change of control benefits. On March 31, 2022, Mr. Murphy entered into a Separation Agreement, Waiver and General Release with Brighthouse Services in connection with his separation from Brighthouse Financial, pursuant to which he received payments consistent with the Severance Plan. Payments made pursuant to these individual agreements are described in footnote (4) to the “Summary Compensation Table.”

Equity awards held by our NEOs may vest and become payable in the event of termination or a change of control in accordance with the terms of the Employee Plan and the applicable award agreement (including the award agreement supplement).

In addition, certain amounts credited to our NEOs under the Employee Plan may vest and become payable in the event of the NEO’s death or termination on or following the NEO’s “Rule of 65 Date,” which is the date that the sum of a participant’s age plus years of service (which for Brighthouse Financial employees at the time of the Separation includes MetLife service) equals or exceeds 65, provided the participant has at least five years of service. See the “Potential Payments Upon Termination or Change in Control” table for additional information about amounts that would be payable to our NEOs under the Employee Plan.

Stock-Based Award Timing Practices

Stock-based LTI awards are expected to be granted on an annual basis to our executive officers, including the NEOs, in connection with Board and Compensation and Human Capital Committee meetings occurring in the first quarter of each year, although stock-based awards may be granted from time to time in connection with other circumstances, including the hiring or change of responsibilities of an executive officer.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally provides that compensation payable to any of our NEOs in excess of $1 million will not be deductible, except to the extent paid pursuant to a grandfathered “performance-based compensation” arrangement in place as of November 2, 2017. While the Company and the Compensation and Human Capital Committee consider the availability of Section 162(m) deductions in the design of our executive compensation program, the Company and the Compensation and Human Capital Committee reserve the right to pay non-deductible compensation if necessary or appropriate to retain and incent key executives whose performance is important to our success. Notwithstanding the absence of the Section 162(m) exclusion for performance-based compensation, the Compensation and Human Capital Committee expects to continue to place performance conditions on our STI and LTI Awards granted to our NEOs consistent with our pay-for-performance compensation philosophy.

Hedging and Pledging Prohibition

Our insider trading policy prohibits all Directors and employees, including our NEOs, from engaging in speculative transactions, including short sales, hedging, and trading in put and call options, with respect to the Company’s securities. The insider trading policy also prohibits Directors and employees, including our NEOs, from pledging Company securities.

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62	Compensation Discussion and Analysis — Section 4 – 2023 Compensation Program Overview

Clawback Policy

Our Board believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability, and that reinforces the Company’s pay-for-performance compensation philosophy. In August 2018, the Board approved and adopted a Clawback Policy that allows Brighthouse Financial to seek recoupment of incentive compensation in the circumstances described in the following table. The Board delegated to the Compensation and Human Capital Committee authority to administer the Clawback Policy, including authority to determine in its judgment and sole discretion whether to seek recoupment of any compensation. The Board intends to revise the Clawback Policy to comply with requirements established under Nasdaq listing standards following finalization of such standards.

Conduct or Event	Covered Persons	Compensation Subject to Recoupment	Covered Period

Fraud or misconduct causing a material financial restatement	CEO, CFO, Chief Accounting Officer, or any employee who materially contributed to the fraud or misconduct	Any incentive compensation	Three years prior to the date the Company determines a restatement is necessary

Conduct, or failure to supervise, which results in material financial or reputational harm	Any employee who engaged in the misconduct	Any incentive compensation	Period of misconduct

Material inaccuracy in performance metrics	Executive officers and any employee who materially contributed to, or failed to supervise with respect to, the material inaccuracy	Excess incentive compensation that was, or will be, paid based on the inaccurate metric	Three years prior to achievement of the performance metric

Risk Assessment

At the Compensation and Human Capital Committee’s March 2023 meeting, Semler Brossy presented a compensation risk assessment report that it prepared and developed in consultation with Brighthouse Financial’s management, including our Chief Risk Officer, based on its review of our compensation programs. Semler Brossy highlighted the compensation governance policies and Board-level controls in place to manage compensation-related risk and the risk-balancing and risk-mitigating features of our 2022 compensation program, including our strong Clawback Policy, balanced pay mix, caps on incentive payouts, and the Compensation and Human Capital Committee’s ability to exercise discretion. Following a discussion of Semler Brossy’s assessment and findings, the Compensation and Human Capital Committee concluded that the risks arising from the Company’s compensation programs are not reasonably likely to have a material adverse impact on the Company.

Section 4 – 2023 Compensation Program Overview

This section provides an overview of our 2023 executive compensation program, including changes we have made from our 2022 executive compensation program. The 2023 executive compensation program will be more fully discussed in next year’s proxy statement (in connection with our 2024 annual meeting of stockholders).

2022 Say-on-Pay Vote and Stockholder Engagement

At our 2022 Annual Meeting, approximately 98.5% of our stockholders (including abstentions) voted “FOR” our Say-on-Pay proposal to approve the compensation paid to our NEOs. The Compensation and Human Capital Committee considered the results of this vote in reviewing our 2022 executive compensation program and making compensation decisions for our NEOs. The Compensation and Human Capital Committee also considered

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stockholders’ views and feedback they shared during our 2022-2023 stockholder engagement program, as discussed above (see “Stockholder Engagement”). During our engagements, stockholders overwhelmingly expressed approval of our 2021 compensation program and the quality of our compensation-related disclosures. Our stockholders also expressed support for our 2022 executive compensation program, including our use of quantitative compensation metrics that are aligned with the Company’s strategy to drive long-term value creation.

The following table describes the feedback we received related to our compensation program and how we have addressed it.

What we heard	What we’re doing

Stockholders did not identify any substantive or significant concerns with our compensation program or pay practices	• The Compensation and Human Capital Committee values feedback from our stockholders and considers it in its oversight of our executive compensation program.

Disclosure about compensation practices was robust	• It is important for us to be transparent about our compensation program. We aim to provide useful disclosure about our compensation practices.

Incentive compensation metrics are aligned with the Company’s strategy; stockholders are interested in staying updated on compensation program/metric design for future years

•  The Compensation and Human Capital Committee annually reviews our incentive compensation metrics to ensure that they align with our strategy and incentivize behaviors that we believe will create long-term value for our stockholders. See “Proxy Summary – The Brighthouse Financial Story” and “Compensation Discussion and Analysis – Section 1 – Executive Summary.” We describe certain changes to the 2023 STI and LTI Programs in this “Section 4.”

Provide disclosure about how ESG factors, including DEI, have been incorporated into our compensation program

•  The Compensation and Human Capital Committee has incorporated DEI factors into its assessment of each NEO’s performance. See “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 Short-Term Incentive Awards.”

2023 STI Program

Our 2023 STI program is generally consistent with our 2022 program. The Compensation and Human Capital Committee continues to believe that our STI metrics are linked to Brighthouse Financial’s strategic goals and incentivize behaviors that drive the Company’s success. Our 2023 STI Metrics are unchanged from 2022, except for a change to the weighting, as follows.

Changes to STI Metrics – Change to Weighting. For our 2023 STI Program, the Compensation and Human Capital Committee determined to change the weighting of the components of the sales metric. Weighting of the 2023 STI metrics is as follows: Corporate Expenses 40%; Sales 40%, composed of Annuity 80% (previously 75%) and Life 20% (previously 25%); and Normalized Statutory Earnings 20%.

2023 LTI Program

Our 2023 LTI program is generally consistent with our 2022 program. 2023 LTI Awards consist of the same mix of PSUs and RSUs as our 2022 LTI Awards. Our 2023 PSU Metrics are unchanged from 2022, except for the changes described below. The Compensation and Human Capital Committee continues to believe that our PSU metrics are linked to Brighthouse Financial’s strategic goals and incentivize behaviors that drive long-term value creation. The 2023 PSU metrics measure Brighthouse Financial’s performance over the 2023-2025 performance period. The actual number of shares issued pursuant to the PSUs, if any, at the end of the performance period will depend on the Company’s actual performance.

Changes to PSU Metrics – Change to Weighting. For our 2023 LTI Program, the Compensation and Human Capital Committee determined to change the weighting of the PSU metrics. Weighting of the 2023 PSU metrics is as follows: Net Cash Flow to the Holding Company 60% (previously 40%); Statutory Expense Ratio 40% (previously 60%).

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64	Compensation Discussion and Analysis — Compensation Committee Report

2023 Target TDC

In January and February 2023, the Independent Directors (in the case of the CEO) and the Compensation and Human Capital Committee (in the case of the other NEOs) approved the Target TDC for each NEO, as described in the following table.

Name	Base Salary (1)	Target STI (as % of Base Salary)	Target LTI (as % of Base Salary)	Target TDC

Eric Steigerwalt	$1,000,000	200%	600%	$ 9,000,000

Ed Spehar	$ 600,000	150%	290%	$ 3,240,000

Vonda Huss (2)	$ 470,000	125%	175%	$ 1,880,000

Myles Lambert	$ 600,000	140%	200%	$ 2,640,000

John Rosenthal (3)	$ 575,000	195%	250%	$ 3,133,750

(1)	Increases (if any) were effective March 4, 2023.

(2)

Changes from Ms. Huss’s 2022 Target TDC include: (i) a base salary increase from $450,000 to $470,000, (ii) an increase in Target STI from 110% to 125%, and (iii) an increase in Target LTI from 160% to 175% of base salary, resulting in an increase in Target TDC from $1,665,000 to $1,880,000.

(3)	Changes from Mr. Rosenthal’s 2022 Target TDC include a base salary increase from $550,000 to $575,000, resulting in an increase in Target TDC from $2,997,500 to $3,133,750.

Compensation Committee Report

The Compensation and Human Capital Committee has reviewed the CD&A and discussed the CD&A with management. Based on the Compensation and Human Capital Committee’s review and discussion with management, the Compensation and Human Capital Committee recommended to the Board that the CD&A be included in the Company’s Proxy Statement.

Compensation and Human Capital Committee

Diane Offereins (Chair)

Irene Chang Britt

Eileen Mallesch

Paul Wetzel

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Compensation Tables

The Summary Compensation Table below presents information regarding compensation for each of our NEOs for each of the years they were so designated during 2022, 2021, and 2020. The accompanying footnotes and narrative provide important information regarding our NEOs’ compensation for those periods and describes, among other things, the manner in which the 2022 compensation for our NEOs was calculated.

Summary Compensation Table for 2022

Name and Title	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total

Eric Steigerwalt President and Chief Executive Officer	2022	$985,577	$—	$5,999,954	$2,460,000	$ 304,655	$9,750,186
	2021	$925,000	$—	$4,902,429	$1,831,500	$ 255,096	$7,914,025
	2020	$920,192	$—	$4,902,445	$2,035,000	$ 275,707	$8,133,344

Ed Spehar Executive Vice President and Chief Financial Officer	2022	$600,000	$—	$1,739,915	$1,107,000	$ 148,083	$3,594,998
	2021	$600,000	$—	$1,349,944	$ 891,000	$ 135,617	$2,976,561
	2020	$600,000	$—	$1,049,968	$ 924,000	$ 383,243	$2,957,211

Vonda Huss Executive Vice President and Chief Human Resources Officer	2022	$448,077	$—	$ 719,938	$ 608,850	$ 93,932	$1,870,797

Myles Lambert Executive Vice President and Chief Distribution Officer	2022	$595,192	$—	$2,199,932	$1,033,200	$ 137,525	$3,965,849

John Rosenthal Executive Vice President and Chief Investment Officer	2022	$550,000	$—	$1,374,995	$1,319,175	$ 162,015	$3,406,185
	2021	$550,000	$—	$1,374,988	$1,061,775	$ 149,585	$3,136,348
	2020	$550,000	$—	$1,374,929	$1,179,750	$ 163,721	$3,268,400

Conor Murphy Former Executive Vice President and Chief Operating Officer (5)	2022	$283,846	$—	$1,139,982	$ 0	$1,966,461	$3,390,289
	2021	$600,000	$—	$1,139,931	$ 811,300	$ 129,997	$2,681,228
	2020	$600,000	$—	$1,139,962	$ 907,000	$ 142,460	$2,789,422

(1)

Salary. Amounts reported in the Salary column reflect the actual amount of base salary paid to each NEO in that year for services to Brighthouse Financial and its subsidiaries. For the relationship of each NEO’s 2022 base salary to that officer’s 2022 Target TDC, see page “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 Target Total Direct Compensation.”

(2)

Stock Awards. Amounts reported in this column reflect the aggregate grant date fair value calculated in accordance with FASB ASC Topic 718, modified to exclude the effect of estimated forfeitures, of the 2022 LTI awards granted as RSUs and PSUs under the Employee Plan. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of equity awards, see Note 10 of the Notes to the Consolidated Financial Statements in our 2022 Form 10-K.

2022 LTI Awards – For further discussion of the performance goals applicable to the PSU awards in 2022, see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 Long-Term Incentive Awards.”

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66	Compensation Tables — Summary Compensation Table for 2022

Special Retention Award — Mr. Lambert received a special retention RSU grant on July 1, 2022.

The table below reports the grant date fair value of the RSUs and PSUs (at the target performance level) granted in 2022 to our NEOs.

Name	2022 RSUs	Grant Date Value of 2022 RSUs	2022 PSUs	Grant Date Value of 2022 PSUs

Eric Steigerwalt	37,453	$1,799,991	87,390	$4,199,963

Ed Spehar	14,481	$ 695,956	21,722	$1,043,959

Vonda Huss	5,992	$ 287,975	8,988	$ 431,963

Myles Lambert	9,987	$ 479,975	14,981	$ 719,986

Myles Lambert (7/1/22 special retention award)	23,468	$ 999,971

John Rosenthal	11,444	$ 549,998	17,166	$ 824,997

Conor Murphy	9,488	$ 455,993	14,232	$ 683,989

The following table reports the hypothetical grant date fair value of the PSUs if maximum performance were achieved. Maximum payout of the PSUs is 150% of target.

Name	Grant Date Value of 2022 PSUs at Maximum Performance Level

Eric Steigerwalt	$6,299,945

Ed Spehar	$1,565,939

Vonda Huss	$ 647,945

Myles Lambert	$1,079,956

John Rosenthal	$1,237,497

Conor Murphy	$1,025,985

(3)

Non-Equity Incentive Plan Compensation. The amounts in this column represent each NEO’s 2022 STI Award earned in respect of service in 2022. The terms of the STI Award are summarized under “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 STI Metrics.”

(4)	All Other Compensation. This column includes Company contributions to each NEO in respect of 2022 to the Brighthouse Savings Plan and the Auxiliary Plan, in the following amounts.

Name	Brighthouse Savings Plan	Auxiliary Plan

Eric Steigerwalt	$28,084	$264,748

Ed Spehar	$28,949	$118,654

Vonda Huss	$28,834	$ 64,593

Myles Lambert	$28,661	$108,384

John Rosenthal	$28,949	$132,586

Conor Murphy	$ 6,944	$ 13,319

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In addition, for each NEO, includes an annual stipend of approximately $480 for home office expenses (which is generally available on the same basis to all employees); for Mr. Steigerwalt and Ms. Huss, includes a $25 wellness achievement gift card; and for Mr. Steigerwalt, includes amounts paid by the Company for annual corporate credit card fees, his spouse’s travel, meals, and related incidental expenses for a 2022 business conference to which spouses were invited, event tickets, and event gifts in connection with the foregoing.

For Mr. Murphy, the amount disclosed in this column also includes the following amounts paid to Mr. Murphy in connection with his separation from the Company in 2022: cash payments, in accordance with the Executive Severance Plan, of (a) $600,000, representing his annual salary; (b) $870,000, representing his annual STI target; (c) $395,671, representing a prorated target STI award for his service in 2022; and (d) $27,210, representing COBRA premiums and outplacement services. In addition, he received a lump sum cash payment of $53,077 for unused paid time off.

(5)	Mr. Murphy ceased serving as Executive Vice President and Chief Operating Officer effective March 18, 2022, and departed the Company on June 15, 2022.

2023 Proxy Statement  |  Brighthouse Financial

68	Compensation Tables — Grants of Plan-Based Awards in 2022

Grants of Plan-Based Awards in 2022

The following table presents individual awards granted to each NEO for 2022. For information about these awards, see “Compensation Discussion and Analysis – Section 2 – Our 2022 Executive Compensation Program.”

Name	Grant Type	Grant Date (1)	Approval Date (1)	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock and Option Awards (3)
				Threshold (2)	Target	Maximum (2)	Threshold (2)	Target	Maximum (2)
Eric Steigerwalt	Short-Term Incentive			$1,000,000	$2,000,000	$3,000,000
	Restricted Stock Units (4)	3/1/22	2/18/22							37,453	$1,799,991
	Performance Share Units (5)	3/1/22	2/18/22				43,695	87,390	131,085		$4,199,963
Ed Spehar	Short-Term Incentive			$450,000	$900,000	$1,350,000
	Restricted Stock Units (4)	3/1/22	2/18/22							14,481	$695,956
	Performance Share Units (5)	3/1/22	2/18/22				10,861	21,722	32,583		$1,043,959
Vonda Huss	Short-Term Incentive			$247,500	$495,000	$742,500
	Restricted Stock Units (4)	3/1/22	2/18/22							5,992	$287,975
	Performance Share Units (5)	3/1/22	2/18/22				4,494	8,988	13,482		$431,963
Myles Lambert	Short-Term Incentive			$420,000	$840,000	$1,260,000
	Restricted Stock Units (4)	3/1/22	2/18/22							9,987	$479,975
	Restricted Stock Units (6)	7/1/22	6/28/22							23,468	$999,971
	Performance Share Units (5)	3/1/22	2/18/22				7,490	14,981	22,471		$719,986
John Rosenthal	Short-Term Incentive			$536,250	$1,072,500	$1,608,750
	Restricted Stock Units (4)	3/1/22	2/18/22							11,444	$549,998
	Performance Share Units (5)	3/1/22	2/18/22				8,583	17,166	25,749		$824,997
Conor Murphy (7)	Short-Term Incentive			$435,000	$870,000	$1,305,000
	Restricted Stock Units (4)	3/1/22	2/18/22							9,488	$455,993
	Performance Share Units (5)	3/1/22	2/18/22				7,116	14,232	21,348		$683,989

(1)	The 2022 LTI awards of PSUs and RSUs under the Employee Plan were approved by the Compensation and Human Capital Committee on February 18, 2022, and granted effective March 1, 2022.

(2)	For the STI and PSUs, the Threshold and Maximum reflect 50% and 150% of target, respectively.

(3)

Amounts reported in this column reflect the grant date fair value of each equity-based award granted to the NEOs in 2022 calculated in accordance with ASC Topic 718, modified to exclude the effect of estimated forfeitures. For a description of the methodology and assumptions made in determining the aggregate grant date fair value of equity-based awards, see Note 10 of the Notes to the Consolidated Financial Statements in our 2022 Form 10-K. The aggregate grant date fair value of the PSUs reflects the probable outcome of the performance conditions on the grant date.

Brighthouse Financial  |  2023 Proxy Statement

Compensation Tables — Outstanding Equity Awards at 2022 Fiscal Year End	69

(4)

The Compensation and Human Capital Committee awarded RSUs to our NEOs as part of their 2022 LTI Awards under the Employee Plan. RSUs are scheduled to ratably vest at a rate of one-third of the award on the first three anniversaries of the Grant Date listed. The value at vesting will depend on Brighthouse’s stock price at the time of vesting. For additional information about the RSUs, see “Compensation Discussion & Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 Long-Term Incentive Awards.”

(5)

The Compensation and Human Capital Committee awarded PSUs to our NEOs as part of their 2022 LTI Awards under the Employee Plan. PSUs are scheduled to cliff vest on March 1, 2025. Whether any PSUs actually vest and the value at vesting will depend on both Brighthouse’s stock price at the time of vesting and Brighthouse’s actual achievement of metrics approved by the Compensation and Human Capital Committee (Statutory Expense Ratio (60%) and Net Cash Flow to the Holding Company (40%)). Each PSU Metric has a threshold performance level (payout of 50% of target value), target performance level (100% of target value) and maximum performance level (150% of target value). For additional information about the PSUs, see “Compensation Discussion & Analysis – Section 2 – Our 2022 Executive Compensation Program – 2022 Long-Term Incentive Awards.”

(6)	Mr. Lambert received a special retention RSU grant on July 1, 2022, which was approved by the Board on June 28, 2022. The RSUs will cliff vest on the third anniversary of the grant date.

(7)

Following the termination of Mr. Murphy’s employment, his outstanding awards were treated in accordance with the Employee Plan and the applicable award agreements, as described under Note 3 to the Potential Payments Upon Termination or Change in Control table.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information concerning unexercised options and stock-based awards that have not vested for each NEO as of December 31, 2022.

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Eric Steigerwalt	5/23/2018 (NQSO)	92,137	0	$53.47	2/29/2028
	3/1/20 (RSU)					13,679	$701,322
	3/1/20 (PSU)					108,198	$5,547,311
	3/1/21 (RSU)					23,763	$1,218,329
	3/1/21 (PSU)							83,173	$4,264,280
	3/1/22 (RSU)					37,453	$1,920,215
	3/1/22 (PSU)							87,390	$4,480,485

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70	Compensation Tables — Outstanding Equity Awards at 2022 Fiscal Year End

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Ed Spehar	3/1/20 (RSU)					3,906	$200,261
	3/1/20 (PSU)					19,863	$1,018,376
	3/1/21 (RSU)					8,724	$447,279
	3/1/21 (PSU)							19,631	$1,006,481
	3/1/22 (RSU)					14,481	$742,441
	3/1/22 (PSU)							21,722	$1,113,687

Vonda Huss	5/23/2018 (NQSO)	6,526	0	$53.47	2/29/2028
	3/1/20 (RSU)					1,739	$89,159
	3/1/20 (PSU)					8,843	$453,381
	3/1/21 (RSU)					4,265	$218,667
	3/1/21 (PSU)							9,597	$492,038
	3/1/22 (RSU)					5,992	$307,210
	3/1/22 (PSU)							8,988	$460,815

Brighthouse Financial  |  2023 Proxy Statement

Compensation Tables — Outstanding Equity Awards at 2022 Fiscal Year End	71

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Myles Lambert	5/23/2018 (NQSO)	15,816	0	$53.47	2/29/2028
	3/1/20 (RSU)					3,743	$191,904
	3/1/20 (PSU)					19,034	$975,873
	3/1/21 (RSU)					6,503	$333,409
	3/1/21 (PSU)							14,632	$750,183
	3/1/22 (RSU)					9,987	$512,033
	3/1/22 (PSU)							14,981	$768,076
	7/1/22 (RSU)					23,468	$1,203,204

John Rosenthal	5/23/2018 (NQSO)	22,522	0	$53.47	2/29/2028
	3/1/20 (RSU)					5,115	$262,246
	3/1/20 (PSU)					26,010	$1,333,533
	3/1/21 (RSU)					8,886	$455,585
	3/1/21 (PSU)							19,995	$1,025,144
	3/1/22 (RSU)					11,444	$586,734
	3/1/22 (PSU)							17,166	$880,101

2023 Proxy Statement  |  Brighthouse Financial

72	Compensation Tables — Outstanding Equity Awards at 2022 Fiscal Year End

		Option Awards				Stock Awards
Name	Award Date / Award Type	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units that Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested (5)

Conor Murphy	5/23/2018 (NQSO)	15,816	0	$53.47	2/29/2028
	3/1/20 (RSU)					4,241	$217,436
	3/1/20 (PSU)					21,564	$1,105,586
	3/1/21 (RSU)					7,367	$377,706
	3/1/21 (PSU)							16,577	$849,903
	3/1/22 (RSU)					9,488	$486,450
	3/1/22 (PSU)							14,232	$729,675

(1)	Represents non-qualified stock options (“NQSOs”) granted on March 1, 2018, and approved by stockholders on May 23, 2018, of which one-third vested annually on March 1 of each of 2019, 2020, and 2021.

(2)

The following RSUs vest one-third annually as follows: (i) March 1, 2020, RSU vests on March 1 of each of 2021, 2022, and 2023; (ii) March 1, 2021, RSU vests on March 1 of each of 2022, 2023, and 2024; and (iii) March 1, 2022, RSU vests on March 1 of each of 2023, 2024, and 2025. The RSUs granted to Mr. Lambert on July 1, 2022 cliff vest on July 1, 2025.

The March 1, 2020, PSUs cliff-vested on March 1, 2023, and were paid at 113% of target value, based on actual performance during the 2020-2022 performance period.

(3)	The market value of RSUs was determined by multiplying the number of shares by $51.27, the closing price of the shares on December 30, 2022.

The market value of 2020 PSUs was determined by multiplying the number of shares, determined based on actual performance during the 2020-2022 performance period, by $51.27, the closing price of the shares on December 30, 2022.

(4)

All PSUs cliff-vest, subject to achievement of specified performance criteria, as follows, with reported performance above based on performance through 2022: (i) March 1, 2021, PSU on March 1, 2024, reported above based on performance at target; and (ii) March 1, 2022, PSU on March 1, 2025, reported above based on performance at target.

(5)

The market value of PSUs was determined by multiplying the number of shares reported above based on performance at 100% of target value by $51.27 (the closing price of the shares on December 30, 2022).

Brighthouse Financial  |  2023 Proxy Statement

Compensation Tables — Option Exercises and Stock Vested in 2022; Nonqualified Deferred Compensation in 2022	73

Option Exercises and Stock Vested in 2022

The following table provides information regarding all RSUs and PSUs held by the NEOs that vested during 2022. No options were exercised by any NEO during 2022.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting

Eric Steigerwalt	119,554	$5,745,765

Ed Spehar	17,823	$ 845,300

Vonda Huss	11,593	$ 557,160

Myles Lambert	24,565	$1,180,594

John Rosenthal	30,596	$1,470,444

Conor Murphy	29,727	$1,428,680

Nonqualified Deferred Compensation in 2022

The following table presents nonqualified deferred compensation paid to our NEOs for 2022.

Name	Plan Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year (2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (3)

Eric Steigerwalt	Auxiliary Plan	$0	$264,748	$(227,704)	$0	$1,531,728

Ed Spehar	Auxiliary Plan	$0	$118,654	$(35,548)	$0	$341,826

Vonda Huss	Auxiliary Plan	$0	$64,593	$(34,623)	$0	$226,102

Myles Lambert	Auxiliary Plan	$0	$108,384	$(42,307)	$0	$515,287

John Rosenthal	Auxiliary Plan	$0	$132,586	$(114,927)	$0	$872,129

Conor Murphy	Auxiliary Plan	$0	$13,319	$(79,437)	$(495,647)	$0

(1)	Amounts in this column are reported as components of employer contributions to the Auxiliary Plan for Fiscal 2022 in the “All Other Compensation” column of the Summary Compensation Table above.

(2)	Amounts represent the change in value based on simulated investments (described under “Auxiliary Plan” below) selected by the NEO, including dividend equivalents credited to accounts in the year.

(3)

Amounts in this column that were previously reported in the “All Other Compensation” column of the Summary Compensation Table for years prior to 2022 (to the extent that the NEO was a NEO at the time) were, in the aggregate, as follows for Mr. Steigerwalt: $916,330; Mr. Spehar: $139,857; Mr. Lambert: $103,497; and Mr. Rosenthal: $519,320. Aggregate balances have been adjusted to reflect the impact of dividend equivalents credited in prior fiscal years that had not previously been reported.

Auxiliary Plan

NEOs and other eligible employees who elected to contribute a portion of their eligible compensation under the tax-qualified Brighthouse Savings Plan in 2022 received a Company matching contribution which is equal to 100% of up to the first 6% of their eligible compensation in that plan in 2022. In addition, a non-discretionary Company

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74	Compensation Tables — Nonqualified Deferred Compensation in 2022

contribution equal to 3% of eligible compensation was allocated to eligible employees in that plan in 2022. The Code limits compensation that is eligible for employer contributions under the Brighthouse Savings Plan. In 2022, the Company could not make contributions based on compensation over $305,000.

NEOs and other eligible employees who elected to participate in the Brighthouse Savings Plan during 2022 were credited under the Auxiliary Plan with a percentage of their eligible compensation beyond the compensation limit. The Company contribution, including both the matching and non-elective contribution, was determined using the same employee contribution rate and Company contribution rate as applied under the Brighthouse Savings Plan. This Company contribution is credited to an account established for the employee under the nonqualified Auxiliary Plan. Auxiliary Plan balances are paid in a lump sum as soon as administratively practicable after termination of employment.

Amounts in the Auxiliary Plan are subject to the requirements of Section 409A of the Code (“Section 409A”). Payments to the top 50 highest-paid officers that are due upon separation from service are delayed for six months following their separation, in compliance with Section 409A.

Employees may choose from a number of simulated investments for their Auxiliary Plan accounts. These simulated investments were similar to the core funds offered under the Brighthouse Savings Plan in 2021. Employees may change the simulated investments for new Company contributions to their Auxiliary Plan accounts at any time. The simulated investment return for each of the alternatives under the Auxiliary Plan for calendar year 2022 was as follows: Schwab Government Money Fund – Investor Shares (SNVXX), 1.39%; Western Asset Core Bond Fund Class Investor Shares (WACSX), -16.86%; Vanguard Inflation-Protected Securities Fund Admiral Shares (VAIPX), -11.85%; Vanguard Value Index Fund Institutional Shares (VIVIX), -2.05%; Vanguard Institutional Index Fund Institutional Shares (VINIX), -18.14%; Vanguard Mid-Cap Index Fund Institutional Shares (VMCIX), -18.70%; Vanguard Small Cap Index Fund Institutional Shares (VSCIX), -17.60%; Fidelity Nasdaq Composite Index (FNCMX), -32.39%; Fidelity Overseas Fund (FOSFX), -24.79%; Vanguard Emerging Markets Stock Index Fund Admiral Shares (VEMAX), -17.78% (available until April 2022); Vanguard Emerging Markets Stock Fund Index Institutional (VEMIX), -17.74% (available from April 2022); Cohen & Steers Real Estate Securities Fund, Inc. Class Institutional (CSDIX), -26.34%; American Funds 2010 Target Date Retirement Fund – Class R6 (RFTTX), -9.15%; American Funds 2015 Target Date Retirement Fund – Class R6 (RFJTX), -10.25%; American Funds 2020 Target Date Retirement Fund – Class R6 (RRCTX), -11.01%; American Funds 2025 Target Date Retirement Fund – Class R6 (RFDTX), -12.74%; American Funds 2030 Target Date Retirement Fund – Class R6 (RFETX), -14.50%; American Funds 2035 Target Date Retirement Fund – Class R6 (RFFTX), -16.24%; American Funds 2040 Target Date Retirement Fund – Class R6 (RFGTX), -17.55%; American Funds 2045 Target Date Retirement Fund – Class R6 (RFHTX), -18.18%; American Funds 2050 Target Date Retirement Fund – Class R6 (RFITX), -18.89%; American Funds 2055 Target Date Retirement Fund – Class R6 (RFKTX), -19.50%; American Funds 2060 Target Date Retirement Fund – Class R6 (RFUTX), -19.66%; and American Funds 2065 Target Date Retirement Fund – Class R6 (RFVTX), -19.64%.

Brighthouse Financial  |  2023 Proxy Statement

Compensation Tables — Potential Payments Upon Termination or Change in Control	75

Potential Payments Upon Termination or Change in Control

The following table sets forth, for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with a termination of employment under the circumstances described below on December 30, 2022 (the “Trigger Date”).

Name	Benefits and Payments	Trigger Events (1)
		Voluntary Termination (2)	Involuntary Not-For-Cause Termination (3)	Change of Control with no Termination (4)	Involuntary Not-For-Cause or Good Reason Termination After Change of Control (5)	Death (6)

Eric Steigerwalt	Base Salary		$1,000,000		$2,000,000
	Annual STI		$4,000,000		$6,000,000
	RSUs (7)	$3,839,867	$3,839,867	$3,839,867	$3,839,867	$3,839,867
	PSUs (8)	$13,653,919	$13,653,919	$13,653,919	$13,653,919	$13,653,919
	Supplemental Death Benefit (9)					$350,000
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$17,493,786	$22,532,496	$17,493,786	$25,559,706	$17,843,786

Ed Spehar	Base Salary		$600,000		$1,200,000
	Annual STI		$1,800,000		$2,700,000
	RSUs (7)		$1,389,981	$1,389,981	$1,389,981	$1,389,981
	PSUs (8)		$3,021,392	$3,021,392	$3,021,392	$3,021,392
	Supplemental Death Benefit (9)					$350,000
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$0	$6,850,083	$4,411,373	$8,377,293	$4,761,373

Vonda Huss	Base Salary		$450,000		$900,000
	Annual STI		$990,000		$1,485,000
	RSUs (7)		$615,035	$615,035	$615,035	$615,035
	PSUs (8)		$1,354,092	$1,354,092	$1,354,092	$1,354,092
	Supplemental Death Benefit (9)					$350,000
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$0	$3,447,837	$1,969,127	$4,420,047	$2,319,127

Myles Lambert	Base Salary		$600,000		$1,200,000
	Annual STI		$1,680,000		$2,520,000
	RSUs (7)		$2,240,550	$2,240,550	$2,240,550	$2,240,550
	PSUs (8)		$2,381,902	$2,381,902	$2,381,902	$2,381,902
	Supplemental Death Benefit (9)					$350,000
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$0	$6,941,162	$4,622,452	$8,408,372	$4,972,452

2023 Proxy Statement  |  Brighthouse Financial

76	Compensation Tables — Potential Payments Upon Termination or Change in Control

Name	Benefits and Payments	Trigger Events (1)
		Voluntary Termination (2)	Involuntary Not-For-Cause Termination (3)	Change of Control with no Termination (4)	Involuntary Not-For-Cause or Good Reason Termination After Change in Control (5)	Death (6)

John Rosenthal	Base Salary		$550,000		$1,100,000
	Annual STI		$2,145,000		$3,217,500
	RSUs (7)	$1,304,565	$1,304,565	$1,304,565	$1,304,565	$1,304,565
	PSUs (8)	$3,085,377	$3,085,377	$3,085,377	$3,085,377	$3,085,377
	Limited Death Benefit (11)					$4,641,134
	Supplemental Death Benefit (9)					$350,000
	Miscellaneous Payments (10)		$38,710		$65,920
	Total	$4,389,942	$7,123,652	$4,389,942	$8,773,362	$9,381,076

(1)

The table does not include termination for cause because such termination does not result in the NEO receiving any additional payments or benefits. “Cause” is defined as the NEO’s conviction or plea of nolo contendere to a felony; act of dishonesty or misconduct that results in, or is believed likely to result in, material damage to the Company’s business or reputation; or a material violation of a Company policy or agreement, where the violation played a role in the Company’s decision to terminate the NEO.

(2)

If an NEO voluntarily terminates employment after the NEO’s Rule of 65 Date (other than a termination for Cause): awards under the Employee Plan continue to vest on the same schedule as if the NEO remained employed with the Company. Mr. Steigerwalt and Mr. Rosenthal have satisfied Rule of 65 conditions.

(3)

Under the terms of the Severance Plan, an NEO who is involuntarily terminated not for Cause would receive: (a) a lump sum equal to the sum of the NEO’s base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 12 months of premiums at COBRA rates and executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, and abiding by certain covenants, including those contained in the Agreement to Protect Corporate Property (the “ATPCP”), and non-interference with the Company’s business.

Treatment of outstanding equity awards is as provided in the Employee Plan and the applicable award agreement, whereby all RSUs and PSUs continue to vest on the same schedule as if the NEO remained employed with the Company. All NQSOs held by the NEOs were vested as of the Trigger Date.

(4)

If the Compensation and Human Capital Committee determines that an award under the Employee Plan will not be assumed or an alternative award will not be provided in connection with a change of control, all RSUs and PSUs would vest and become immediately payable at target, and unvested NQSOs (if any) would become immediately exercisable. This column assumes the awards were not assumed and alternative awards were not provided in connection with a change of control on the Trigger Date.

(5)

Under the terms of the Change of Control Plan, the NEO would receive severance payments if the NEO (i) is terminated involuntarily without Cause or (ii) discontinues their employment for “good reason”, in either case, within two years after a change of control, or upon the occurrence of a potential change of control, if the NEO is terminated involuntarily without Cause within six months prior to a change of control. In any of these

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Compensation Tables — Potential Payments Upon Termination or Change in Control	77

events, the NEO would receive: (a) a lump sum equal to two times the sum of base salary plus the target STI award for the year of separation; (b) a lump sum in lieu of STI award payment equal to the prorated target STI award in the year of termination (plus, if the termination occurs before the prior year’s STI award was paid, a lump sum in lieu of STI award payment equal to the prior year’s STI award); and (c) a lump sum equal to 24 months of premiums at COBRA rates and 12 months of executive outplacement services. Payment of these severance benefits is conditioned on the NEO’s execution of a separation agreement, waiver and general release within the required time period, abiding by certain covenants, including those contained in the ATPCP, and non-interference with the Company’s business. The amounts reflected in this column do not account for potential reductions of payments or benefits under the Change of Control Plan due to the imposition of excise taxes under Section 4999 of the Code (“Section 4999”). In the event any payments or benefits under the Change of Control Plan, together with any other payments or benefits under other agreements, plans or arrangements, would subject an NEO to an excise tax under Section 4999, any such payments or benefits will be reduced to the extent necessary to avoid the imposition of the excise tax unless the NEO would be better off on an after-tax basis receiving all such payments and benefits.

Treatment of all equity awards is as provided in the Employee Plan and applicable award agreement, which provide that all RSUs and PSUs would immediately vest upon termination and be payable at target on the same schedule as if the NEO remained actively employed, and unvested NQSOs (if any) would become immediately exercisable.

(6)	In the event of an NEO’s termination due to death, RSUs and PSUs immediately vest and become payable at target, and unvested NQSOs (if any) become immediately exercisable.

(7)	The value of RSUs is calculated by multiplying the number of outstanding RSUs by the per share closing price on the Trigger Date, which was $51.27.

(8)	The value of PSUs is calculated at target payout by multiplying the number of PSUs awarded at target by the per share closing price on the Trigger Date, which was $51.27.

(9)

The Supplemental Death Benefit Only Plan offers a taxable single lump-sum death benefit payment to the designated beneficiary of any of Mr. Steigerwalt, Mr. Spehar, Ms. Huss, Mr. Lambert, and Mr. Rosenthal (NEOs who participate in the Supplemental Death Benefit Only Plan) should any of them die while employed with Brighthouse Services.

(10)	Includes payments for COBRA and executive outplacement services.

(11)	Limited Death Benefit Plan offers a one-time, final wage payment to Mr. Rosenthal (NEO who participated in MetLife’s Auxiliary Retirement Plan).

Payments to Mr. Murphy Upon the Termination of His Employment

Mr. Murphy ceased serving as Executive Vice President and Chief Operating Officer effective March 18, 2022, and departed the Company on June 15, 2022. On March 31, 2022, Mr. Murphy entered into a Separation Agreement, Waiver and General Release with Brighthouse Services in connection with his separation from Brighthouse Financial, pursuant to which he received payments consistent with the Severance Plan. Payments made pursuant to this individual agreement are described in footnote (4) to the “Summary Compensation Table” and include (a) $600,000, representing his annual salary; (b) $870,000, representing his annual STI target; (c) $395,671, representing a prorated target STI award for his service in 2022; and (d) $27,210, representing COBRA premiums and outplacement services. In addition, he received a lump sum cash payment of $53,077 for unused paid time off. Mr. Murphy’s equity awards will be treated as provided in the Employee Plan and the applicable award agreements, as described under footnote (3) to the “Potential Payments Upon Termination or Change in Control” table. Under the terms of his agreements with us, Mr. Murphy is subject to certain customary covenants, including restrictions on the disclosure of confidential information, disparagement, solicitation or hiring of employees, and solicitation of customers.

2023 Proxy Statement  |  Brighthouse Financial

78	Compensation Tables — Equity Compensation Plan Information as of December 31, 2022; CEO Pay Ratio

Equity Compensation Plan Information as of December 31, 2022

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (1) (a)	Weighted- average exercise price of outstanding options, warrants, and rights (b)		Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	2,064,729	$53.47	(2)	3,462,321	(3)

Equity compensation plans not approved by security holders	-	-		-

Total	2,064,729			3,462,321

(1)

Represents the number of underlying shares associated with outstanding NQSOs (187,371), RSUs (600,361) and PSUs (1,212,831), assuming the maximum number of PSUs will be earned under the Employee Plan, and RSUs (64,166) under the Director Plan.

(2)	Represents the weighted-average exercise price of outstanding options only (NQSOs granted in 2018 only).

(3)

The shares authorized in the following plans are available for future issuance: Employee Plan – 2,986,184 (out of 7,000,000, assuming the maximum number of PSUs will be earned); Director Plan – 250,615 (out of 400,000); and Brighthouse Financial, Inc. Employee Stock Purchase Plan (“ESPP”) – 225,522 (out of 600,000). As of December 31, 2022, no shares were subject to an outstanding right to purchase under the ESPP.

CEO Pay Ratio

Identification of the Median Employee. To identify our median employee, we used the same methodology used to determine the median employee for 2019 (in 2020 and 2021, we used the same median employee identified in 2019). We first calculated the total target cash compensation for all 1,481 employees (excluding the CEO) who were employed by Brighthouse Financial (or its affiliates) as of December 31, 2022. Total target cash compensation includes base salary and target short-term incentive or cash sales incentives, which have been annualized for employees who were employed by Brighthouse Financial (or its affiliates) for less than the full year. We then used the median total target cash compensation to identify the median employee. We have determined total target cash compensation to be a consistently applied compensation measure that we can apply to all employees, year over year, that reasonably reflects the annual compensation of our employees. We selected December 31, 2022, because it enabled us to efficiently apply the metric to our employee population and identify the median employee. We did not exclude any employees from the population and did not make any adjustments to any employee’s compensation.

Pay Ratio. After identifying the median employee, we calculated the median employee’s compensation in accordance with rules governing computation of the CEO’s pay in the Summary Compensation Table. The median of the annual total compensation of all employees of our company (other than our CEO) was $145,871, and the total compensation of our CEO, as reported in the Summary Compensation Table, was $9,750,186. Based on this information, for 2022 the reasonably estimated ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 67 to 1.

The ratio and total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee’s total compensation, the composition and location of the workforce, and other factors may vary significantly among companies.

Brighthouse Financial  |  2023 Proxy Statement

Pay versus Performance	79

Pay versus Performance
The following table sets forth pay versus performance (“
PVP
”) information for 2020, 2021, and 2022:

Pay Versus Performance

Year (1)	Summary Compensation Table Total for Principal Executive Officer (PEO)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss) (in millions) (4)	Net Cash Flow to the Holding Company (in millions) (5)
					Total Shareholder Return	Peer Group Total Shareholder Return (3)

2022	$9,750,186	$ 6,721,609	$3,245,624	$2,735,369	$130.69	$136.53	$ (99)	$ 38

2021	$7,914,025	$12,615,385	$2,851,864	$3,881,547	$132.04	$123.73	$ (197)	$ 594

2020	$8,133,344	$ 7,940,202	$2,931,662	$2,895,532	$ 92.29	$ 90.52	$(1,105)	$1,309

(1)
The principal executive officer (“
PEO
”) for all years shown was Eric Steigerwalt. The
non-PEO
NEOs consist of the following individuals: for 2020 and 2021: Mr. Spehar, Ms. Christine DeBiase, Mr. Murphy, and Mr. Rosenthal, and for 2022: Mr. Spehar, Ms. Huss, Mr. Lambert, Mr. Rosenthal, and Mr. Murphy.

(2)
Fair value or change in fair value, as applicable, of equity awards was determined
as
follows
: (1) for RSUs, the per share
closing
price on the applicable
year-end
date or, in the case of awards that vested during the year, the per share closing price on such vesting date; (2) for PSUs, the same valuation methodology as RSUs except year-end
values are multiplied by the probability of achievement as of each such date; and (3) for stock options, a Black Scholes value as of the applicable year-end
or vesting date, determined based on the same methodology as used to determine grant date fair value but using the per share closing stock price on the applicable revaluation date as the current market price and with an expected life set equal to the remaining life of the award (as all stock options were out-of-the-money), and based on volatility and risk-free rates determined as of the revaluation date based on the expected life period and based on an expected dividend rate of 0%.

For Compensation Actually Paid (“
CAP
”) calculations that are based on
year-end
stock prices, the following prices were used 2022: $51.27 (1% reduction from prior year), 2021: $51.80 (43% increase from prior year), and 2020: $36.21 (8% reduction from prior year).

The following tables set forth the deductions from and additions to Summary Compensation Table (“
SCT
”) total compensation to calculate CAP to our PEO and
non-PEO
NEOs during each of the years in the PVP Table:

	PEO	Average Non-PEO

Total Reported in 2022 Summary Compensation Table (SCT)	$9,750,186	$3,245,624

Less, value of Equity Awards reported in SCT	(5,999,954)	(1,434,952)

Plus, Fair Value of Current Year Equity Awards at 12/31	3,533,169	1,052,152

Plus, Change in Value of Prior Year Equity Awards Unvested as of 12/31	(114,658)	(23,125)

Plus, Change in Value of Prior Year Equity Awards that Vested this Year	(447,134)	(104,329)

Equity Award Valuation Adjustments	2,971,377	924,697

Compensation Actually Paid for Fiscal Year 2022	$6,721,609	$2,735,369

2023 Proxy Statement  |
  Brighthouse Financial

80	Pay versus Performance

	PEO	Average Non-PEO

Total Reported in 2021 Summary Compensation Table (SCT)	$7,914,025	$2,851,864

Less, value of Stock Awards reported in SCT	(4,902,429)	(1,228,712)

Plus, Fair Value of Current Year Equity Awards at 12/31	5,508,515	1,403,728

Plus, Change in Value of Prior Year Equity Awards Unvested as of 12/31	3,578,668	756,543

Plus, Change in Value of Prior Year Equity Awards that Vested this Year	516,606	98,124

Equity Award Valuation Adjustments	9,603,789	2,258,394

Compensation Actually Paid for Fiscal Year 2021	$12,615,385	$3,881,547

	PEO	Average Non-PEO

Total Reported in 2020 Summary Compensation Table (SCT)	$8,133,344	$2,931,662

Less, value of Stock Awards reported in SCT	(4,902,445)	(1,153,707)

Plus, Fair Value of Current Year Equity Awards at 12/31	5,403,762	1,256,522

Plus, Change in Value of Prior Year Equity Awards Unvested as of 12/31	(538,831)	(98,413)

Plus, Change in Value of Prior Year Equity Awards that Vested this Year	(155,629)	(40,533)

Equity Award Valuation Adjustments	4,709,303	1,117,576

Compensation Actually Paid for Fiscal Year 2020	$7,940,202	$2,895,532

(3)
Peer group Total Shareholder Return (“
TSR
”) reflects the S&P 500 Life & Health Insurance Index, which is the published industry index used in our 2022 Form
10-K.
Each year reflects the cumulative return of $100 as if invested on December 31, 2019, including reinvestment of any dividends.

(4)
Net income (loss) as reported in our 2022 Form
10-K.
See our 2022 Form
10-K,
in particular Note 1 of the Notes to the Consolidated Financial Statements, and “
Non-GAAP and Other Financial Disclosures
– Other Financial Disclosures
” for additional information.

(5)	Represents net capital distributions from Brighthouse Financial’s operating companies.

Brighthouse Financial
|  2023 Proxy Statement

Pay versus Performance	81

Graphical Relationship Disclosure
The following graphs and narratives describe the relationship for each year in the PVP Table between PEO CAP and average non-PEO
NEO CAP for the metrics included in the PVP Table. We believe the CAP in each year reported above and over the three-year cumulative period are reflective of the Company’s
“pay-for-performance”
philosophy. CAP during the measurement periods fluctuated year-over-year, primarily due to changes in our share price and our performance against pre-established
goals
under
our STI and LTI programs, including our company-selected measure of Net Cash Flow to the Holding Company.
CAP vs. Company TSR and Peer Group (S&P 500 Life
 & Health Insurance Index) TSR

There is general alignment of CAP with Company TSR, as a significant portion of our PEO’s and non-PEO
NEO’s compensation is equity-based.
CAP vs. Net Income (Loss)

The Company’s strategy is focused primarily on statutory results, and incentive compensation metrics do not include this GAAP metric. GAAP net income (loss) therefore will not necessarily align with CAP on a year-by-year
basis, or over time.

2023 Proxy Statement  |
  Brighthouse Financial

82	Pay versus Performance

CAP vs. Net Cash Flow to the Holding Company

Net Cash Flow to the Holding Company, which is one of the PSU metrics in our LTI program, is measured cumulatively over three years and therefore may not consistently align with CAP, which is measured on an annual basis.
Compensation Measures
The following performance measures reflect the Company’s most important performance measures
used by the Company in 2022 to link CAP to Company performance, as further described and defined in the
Compensation Discussion and Analysis
.

Most Important Performance Measures for 2022

Net Cash Flow to the Holding Company	Life Sales

Corporate Expenses	Normalized Statutory Earnings

Annuity Sales	Statutory Expense Ratio

Brighthouse Financial
|  2023 Proxy Statement

Proposal 4	83

Proposal 4

Approval of amendments to the Charter to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and Bylaws and (ii) obsolete provisions related to classes of Directors

Background

Our Charter currently contains “supermajority voting provisions” requiring the affirmative vote of the holders of at least 66 2⁄3% of the outstanding shares entitled to vote thereon to amend certain sections of the Charter or to amend the Bylaws.

The Board, after careful consideration, has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to remove these supermajority voting provisions, as well as to remove obsolete provisions related to classes of Directors.

If approved, the amendments to the Charter proposed under this Proposal 4 would reduce the voting requirements for Charter and Bylaw amendments to a majority of the voting power of all outstanding shares entitled to vote thereon, voting together as a single class (subject to any additional vote required by applicable law). The proposed amendments would also delete certain obsolete provisions in the Charter related to classes of Directors, as the Board has been fully declassified since our 2020 Annual Meeting of Stockholders.

In making this recommendation, the Board took into account multiple factors, including the favorable recommendation of the Nominating and Corporate Governance Committee, an evaluation of the advantages and disadvantages of supermajority voting provisions in general and in light of the Company’s overall corporate governance structure, the length of time the Company has been a public company, feedback from our ongoing stockholder engagement efforts, levels of stockholder support for members of the Nominating and Corporate Governance Committee at past annual meetings, and the Board’s ongoing review of corporate governance practices.

The Board believes that the elimination of the above-mentioned supermajority voting requirements set forth in the Charter will reinforce the Board’s accountability to our stockholders and provide our stockholders with greater ability to participate in the Company’s corporate governance.

Proposed Changes

In March 2023, the Board unanimously adopted and declared advisable the amendments to the Charter set forth in Appendix A, which includes the following proposed amendments subject to this Proposal 4:

•	Article VIII, Section 1 has been amended to remove supermajority voting requirements set forth in the Charter in the context of the approval of certain amendments to the Charter.
•	Article VIII, Section 2 has been amended to remove supermajority voting requirements set forth in the Charter in the context of stockholder approval of amendments to the Bylaws.
•

Article V has been amended to remove references to classes of Directors that are now obsolete, including the deletion of paragraph (c) in its entirety, the deletion of references to classes of Directors in former paragraphs (d) and (e), and (given the deletion of paragraph (c)), the re-lettering of the remaining paragraphs in Article V.

The foregoing summary of the proposed amendments to the Charter subject to this Proposal 4 is qualified in its entirety by reference to the amendments in full as set forth in Appendix A, which shows proposed additions by bold underlined text and proposed deletions by strikethrough text.

2023 Proxy Statement  |  Brighthouse Financial

84	Proposal 4

Impact of the Proposal

If Proposal 4 is approved by our stockholders, the amendments to the Charter subject to this Proposal 4 would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which we intend to do promptly following the Annual Meeting. In accordance with the DGCL, however, the Board reserves the right to abandon or delay the filing of such Certificate of Amendment even if it is approved by our stockholders.

The Board has also adopted conforming amendments to our Bylaws that would become effective contemporaneously with the filing of the Certificate of Amendment.

If Proposal 4 is not approved by our stockholders, the supermajority voting provisions in our Charter and Bylaws will remain unchanged and in effect and the obsolete language will remain unchanged, but will have no effect as the language no longer has any applicability.

Unless otherwise instructed, the proxyholders will vote proxies FOR the approval of the amendments to the Charter subject to this Proposal 4. Any abstention or broker non-votes will be counted as no votes. This proposal requires the affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the outstanding shares entitled to vote thereon.

The Board recommends that stockholders vote “FOR” the approval of amendments to the Charter to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and Bylaws and (ii) obsolete provisions related to classes of Directors.

Brighthouse Financial  |  2023 Proxy Statement

Proposal 5	85

Proposal 5

Approval of an amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law

Background

The State of Delaware, which is our state of incorporation, recently adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) to authorize Delaware corporations to eliminate or limit monetary liability for certain of their senior corporate officers for breach of the duty of due care in a manner similar to that already permitted for directors of such corporations.

The Charter currently provides for the exculpation of directors to the extent permitted by the DGCL, but does not include a provision that allows for the exculpation of officers. As amended, Section 102(b)(7) of the DGCL provides that only certain officers may be entitled to exculpation; namely: (i) a person who is or was the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) an individual who is or was identified in our public filings as one of the most highly compensated officers of the Company; and (iii) an individual who, by written agreement with the Company, has consented to be identified as an officer for purposes of accepting service of process.

The Board, after careful consideration, has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to limit the liability of these officers of the Company to the extent permitted by newly amended Section 102(b)(7) of the DGCL.

In making this recommendation, the Board took into account multiple factors, including the narrow class and type of claims from which such officers can be exculpated from liability under Section 102(b)(7) of the DGCL and the benefits the Board believes would accrue to the Company by providing such limited exculpation, including, without limitation, the ability to attract and retain experienced officers and the potential to reduce litigation costs associated with frivolous lawsuits. In the absence of such protection, qualified officers might be deterred from serving as officers of the Company due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit.

If approved, the amendment to the Charter proposed under this Proposal 5 would only allow for the exculpation of applicable officers in connection with certain claims brought by stockholders to the extent permitted under the DGCL, but importantly would not eliminate officers’ personal liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. This means that the Board will retain the right to bring appropriate actions against officers and that stockholder derivative claims against officers for breach of the duty of care may continue to be brought if demand requirements are met. Furthermore, like the provisions limiting the liability of directors, the limitation on liability of officers would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

Proposed Changes

In March 2023, the Board unanimously adopted and declared advisable the amendment to the Charter as set forth in Appendix B, which includes the following proposed amendment subject to this Proposal 5:

•	New Article IX has been added to limit the liability of certain officers of the Company to the extent permitted by the DGCL.

The foregoing summary of the proposed amendment to the Charter subject to this Proposal 5 is qualified in its entirety by reference to the applicable amendment in full as set forth in Appendix B, which shows proposed additions by bold underlined text.

2023 Proxy Statement  |  Brighthouse Financial

86	Proposal 5

Impact of the Proposal

If Proposal 5 is approved by our stockholders, the amendment to the Charter subject to this Proposal 5 would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which we intend to do promptly following the Annual Meeting. In accordance with the DGCL, however, the Board reserves the right to abandon or delay the filing of such Certificate of Amendment even if it is approved by our stockholders.

If Proposal 5 is not approved by our stockholders, Article IX will not be added to the Charter.

Unless otherwise instructed, the proxyholders will vote proxies FOR the approval of the amendment to the Charter subject to this Proposal 5. Any abstention or broker non-votes will be counted as no votes. This proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote thereon.

The Board of Directors recommends that stockholders vote “FOR” the approval of an amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law.

Brighthouse Financial  |  2023 Proxy Statement

Certain Relationships and Related Person Transactions	87

Certain Relationships and Related Person Transactions

Related Person Transaction Approval Policy

The Board has adopted a written related person transaction approval policy pursuant to which our Nominating and Corporate Governance Committee, or for so long as any member of such committee is not an independent director, a committee of the Board consisting of the independent members of the Nominating and Corporate Governance Committee, will review and approve or take such other action as it may deem appropriate with respect to certain transactions.

A “Related Person” is a Director, Director nominee, Executive Officer, or holder of more than 5% of our outstanding shares, immediate family members of the foregoing, or any entity in which any of the foregoing people holds a beneficial ownership interest of 10% or more. A “Related Person Transaction” is any transaction, arrangement, or relationship of $120,000 or more in a fiscal year in which Brighthouse Financial is a participant and the Related Person has a direct or indirect material interest. Under the Related Person Transaction Approval Policy, the Nominating and Corporate Governance Committee reviews the Related Person Transaction in question to determine whether it is inconsistent with Brighthouse Financial’s best interests. If the Nominating and Corporate Governance Committee determines that the Related Person Transaction is not inconsistent with Brighthouse Financial’s best interests, then it may approve or ratify the Related Person Transaction.

Security Ownership of Certain Beneficial Owners and Management

The following table shows the number of shares beneficially owned as of the Record Date by each of the Directors and NEOs of Brighthouse Financial, as well as all the Directors and executive officers as a group.

Shares beneficially owned include, to the extent applicable to a Director, NEO, or executive officer:

•	securities held in each individual’s name;
•	securities held by a broker for the benefit of the individual;
•	securities to which the individual has the right to acquire beneficial ownership within the following 60 days; and
•	other securities for which the individual may directly or indirectly have or share voting power or investment power (including the power to direct the disposition of the securities).

The address of each beneficial owner presented in the following table is c/o Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, North Carolina 28277.

Beneficial Owners	Number of Shares Beneficially Owned (1, 2)	Percentage of Our Common Stock Outstanding

Vonda Huss	33,338	*

Myles Lambert	72,144	*

John Rosenthal	122,580	*

Edward Spehar	39,919	*

Eric Steigerwalt (3)	418,907	*

Phil Bancroft	966	*

Irene Chang Britt	18,244	*

2023 Proxy Statement  |  Brighthouse Financial

88	Certain Relationships and Related Person Transactions

Beneficial Owners	Number of Shares Beneficially Owned (1, 2)	Percentage of Our Common Stock Outstanding

Chuck Chaplin	30,029	*

Steve Hooley	10,326	*

Carol Juel	5,152	*

Eileen Mallesch	15,032	*

Diane Offereins	18,244	*

Pat Shouvlin	18,244	*

Paul Wetzel (4)	18,253	*

All Directors, Director nominees and executive officers as a group (15 persons) (5)	822,754	1.2%

*	Indicates that the percentage of beneficial ownership does not exceed 1%.

(1)

Includes shares that the current executive officers have the right to acquire within 60 days of April 10, 2023, through the exercise of underlying options as follows: Ms. Huss, 6,526; Mr. Lambert, 15,816; Mr. Rosenthal, 22,522; and Mr. Steigerwalt, 92,137.

(2)

Includes RSUs granted to current Directors that will vest within 60 days of April 10, 2023, as follows: Mr. Bancroft, 966; Ms. Britt, 3,361; Mr. Chaplin, 5,398; Mr. Hooley, 3,361; Ms. Juel, 3,361; Ms. Mallesch, 3,361; Ms. Offereins, 3,361; Mr. Shouvlin, 3,361; and Mr. Wetzel, 3,361.

(3)	Includes 1,801 shares held in a joint tenancy account with Mr. Steigerwalt’s spouse.

(4)	Includes 9 shares held by Mr. Wetzel’s spouse.

(5)	Does not include Mr. Murphy, who ceased serving as an executive officer as of March 18, 2022.

Following are the only persons known to us to be the beneficial owners of more than 5% of any class of our voting securities. The percentages owned are based on 67,305,195 shares outstanding as of April 10, 2023.

Name and Address of Beneficial Owner	Number of Shares of Our Common Stock Beneficially Owned	Percentage of Our Common Stock Outstanding

Dodge & Cox (1) 555 California Street, 40th Floor San Francisco, CA 94104	9,095,683	13.5%

BlackRock, Inc. (2) 55 East 52nd Street New York, NY 10055	7,111,476	10.6%

The Vanguard Group (3) 100 Vanguard Boulevard Malvern, PA 19355	6,998,627	10.4%

Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, TX 78746	3,682,031	5.5%

Brighthouse Financial  |  2023 Proxy Statement

Certain Relationships and Related Person Transactions	89

(1)

Based on a Schedule 13G/A filed with the SEC on February 14, 2023, by Dodge & Cox, reporting beneficial ownership as of December 31, 2022, with sole voting power with respect to 8,617,015 of the shares, sole dispositive power with respect to 9,095,683 of the shares, and no shared voting power and no shared dispositive power with respect to any of the shares.

(2)

Based on a Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc., reporting beneficial ownership as of December 31, 2022, with sole voting power with respect to 6,618,456 of the shares, sole dispositive power with respect to 7,111,476 of the shares, and no shared voting power and no shared dispositive power with respect to any of the shares.

(3)

Based on a Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group, reporting beneficial ownership as of December 30, 2022, with shared voting power with respect to 41,644 of the shares, sole dispositive power with respect to 6,885,786 of the shares, shared dispositive power with respect to 112,841 of the shares, and no sole voting power with respect to any of the shares.

(4)

Based on a Schedule 13G filed with the SEC on February 10, 2023, by Dimensional Fund Advisors LP, reporting beneficial ownership as of December 30, 2022, with sole voting power with respect to 3,633,754 of the shares, sole dispositive power with respect to 3,682,031 of the shares, and no shared voting power and no shared dispositive power with respect to any of the shares.

From time to time, we may engage in ordinary course transactions with an entity or affiliate of an entity that is the beneficial owner of more than 5% of our outstanding common stock. For example, we have engaged a select group of experienced external asset management firms, including BlackRock, pursuant to several investment management agreements, to manage the investment of the assets comprising our general account portfolio and the assets of the Company. Certain separate accounts of our insurance subsidiaries invest in the investment companies advised or sub-advised by BlackRock, Vanguard, and Dimensional Fund Advisors. In addition, we use BlackRock’s portfolio management software to manage certain of our investment activities. All of our transactions with these greater than 5% holders and their affiliates were arm’s-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons. In addition, on May 27, 2020, we announced that BlackRock selected Brighthouse Financial as one of two insurers to help deliver LifePath Paycheck™, an investment solution being developed by BlackRock.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s Directors, certain officers of the Company, and beneficial owners of more than 10% of our shares to file with the SEC initial reports of ownership and reports of changes in ownership of shares and other equity securities of the Company. To our knowledge, based solely on our records and certain written representations received from our Directors and applicable officers, all Section 16 reports for the year ended December 31, 2022 that were required to be filed were filed on a timely basis, except that on April 6, 2023, a Form 3/A was filed for Allie Lin to include a holding of 40 additional shares that were inadvertently omitted from her initial Form 3 filing.

2023 Proxy Statement  |  Brighthouse Financial

90	The Annual Meeting, Voting, and Other Information

The Annual Meeting, Voting, and Other Information

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under SEC rules, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders) containing certain required information. These materials will be first made available, sent, or given to stockholders on April 27, 2023.

The “Proxy Materials” include:

•	this Proxy Statement;
•	a notice of our 2023 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and
•	our 2022 Annual Report.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the internet, your proxy card or voting instruction form is available to be filled out and executed electronically.

Attending the Annual Meeting

Brighthouse Financial will hold its Annual Meeting solely by means of remote communication via the internet (a “virtual meeting”). All stockholders as of the Record Date of April 10, 2023 will be able to attend, vote, and participate in the meeting by remote communication.

Date and Time

Thursday, June 8, 2023, at 8:00 a.m., Eastern Time

Annual Meeting Website

For admission to the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/BHF2023.

Who May Attend

Only holders of shares as of the Record Date, or their authorized representatives or proxies, may attend and participate in the Annual Meeting. Any person who was not a stockholder as of the Record Date may attend the Annual Meeting as an observer, but will not be able to vote or ask questions.

How to Attend the Annual Meeting

For admission to the Annual Meeting, please log on to our annual meeting website at www.virtualshareholdermeeting.com/BHF2023.

The virtual meeting platform is supported across various browsers and devices. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.

We encourage you to access the Annual Meeting prior to the start time to allow ample time for online check-in. The website will be open for check-in beginning at 7:30 a.m., Eastern Time on the date of the Annual Meeting.

If you experience any difficulties accessing the Annual Meeting website or at any time during the Annual Meeting, please call the technical support number posted on www.virtualshareholdermeeting.com/BHF2023.

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To attend and participate in the Annual Meeting online, you will need your “Control Number.” The Control Number is a 16-digit number that you can find in the Notice of Internet Availability (if you received proxy materials via electronic delivery), proxy card (if you are a stockholder of record who received proxy materials by mail), or voting instruction form (if you are a beneficial owner who received proxy materials by mail). Beneficial owners who do not have a control number should follow the instructions provided on the voting instruction card or otherwise provided by your bank, broker, or other nominee.

If you do not have your Control Number, you will not be able to participate in the Annual Meeting, but you may listen to the webcast as an observer.

How to Participate in the Annual Meeting

To encourage stockholder participation in the virtual meeting format of the Annual Meeting, we have adopted the following practices.

Rules of Conduct. We will post to the Annual Meeting website the “Rules of Conduct,” which will address the rules for participating in the Annual Meeting, including the types of questions that will be allowed, how we will respond to the questions, and the number of questions allowed per stockholder.

Stockholders are encouraged to ask questions. Stockholders who wish to submit a question in advance may do so from April 27, 2023, to June 7, 2023, at www.ProxyVote.com, by entering your Control Number and clicking on “Question for Management.” Stockholders also may submit questions live during the Annual Meeting by logging in to the Annual Meeting at www.virtualshareholdermeeting.com/BHF2023 with your Control Number and typing your question into the “Ask a Question” field.

During the meeting, we will address as many appropriate stockholder-submitted questions as we are able. As soon as practicable, we will post responses to appropriate questions that we were not able to address during the Annual Meeting on our website at http://investor.brighthousefinancial.com.

Availability of Recording. A recording of the Annual Meeting will be available to the public on our Annual Meeting website at www.virtualshareholdermeeting.com/BHF2023 until our 2024 annual meeting of stockholders.

Technical Support. If you experience any technical difficulties accessing the Annual Meeting website or at any time during the Annual Meeting, please call the technical support number posted on www.virtualshareholdermeeting.com/BHF2023.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders. This year, our Directors will participate in our virtual meeting via remote communication. All Directors serving at the time of our 2022 Annual Meeting attended that meeting.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 67,305,195 shares outstanding as of the close of business on the Record Date of April 10, 2023. All stockholders of record of shares at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management, or authorize such disclosure.

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Quorum Requirement

The holders of a majority of the shares outstanding as of the Record Date must be present in person or by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held of record by a stockholder who attends the Annual Meeting in person will be considered part of the quorum. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote at the meeting for purposes of determining whether a quorum is present.

Voting Your Shares

Stockholders of Record

If your shares are registered in your name with our transfer agent, Computershare, you are a “stockholder of record” of those shares. You may cause your shares to be voted by submitting a proxy to vote your shares in advance of the Annual Meeting by any of the following means:

Internet
Please log on to www.ProxyVote.com and submit a proxy to vote your shares by 11:59 p.m., Eastern Time, on Wednesday, June 7, 2023.

Telephone
Please call 1-800-690-6903 until 11:59 p.m., Eastern Time, on Wednesday, June 7, 2023.

Mail
If you received printed copies of the proxy materials and prefer to submit a proxy to vote your shares by mail, please complete, sign, date, and return your proxy card by mail so that it is received by Brighthouse Financial, Inc., c/o Broadridge Financial Solutions, Inc., prior to the Annual Meeting.

You may also attend and vote at the Annual Meeting.

Annual Meeting
You may attend the Annual Meeting and cast your vote at www.virtualshareholdermeeting.com/BHF2023

These instructions appear on your Notice or proxy card. If you submit a proxy via the internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the internet or by telephone, please do not mail in your proxy card.

For stockholders of record, proxies submitted by mail, via the internet, or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date, and deliver a proxy card but do not specify how your shares are to be voted, the proxies will vote as recommended by the Board of Directors on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Beneficial Owners or Holders in Street Name

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are a holder of shares in “street name” or a “beneficial owner.” The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the shares held in your account. You may submit voting instructions by following the instructions provided to you by your broker, bank, or nominee. You may also vote by attending the Annual Meeting at www.virtualshareholdermeeting.com/BHF2023 and using your Control Number.

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If you are a holder of shares in street name and you do not submit voting instructions to your broker, bank, or other intermediary, the intermediary generally may vote your shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ shares on non-routine matters in the absence of voting instructions from the beneficial owner. At the Annual Meeting, only Proposal 2 (ratification of the independent registered public accounting firm) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions.

All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. Broker non-votes will have the same effect as a vote against each of Proposal 4 and Proposal 5, as each such proposal requires an affirmative vote of the holders of the requisite percentage of the outstanding shares entitled to vote at the Annual Meeting. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your shares are held in street name and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion on Proposal 2.

Voting by Participants in Retirement Plan

Charles Schwab Bank is the trustee for the portion of the New England Life Insurance Company Agents’ Retirement Plan and Trust which is invested in the Brighthouse Financial Frozen Stock Fund. As trustee, Charles Schwab Bank will vote the shares in this plan in accordance with the voting instructions given by plan participants to the trustee. Instructions on voting appear on the voting instruction form distributed to plan participants. The trustee must receive the voting instruction of a plan participant no later than 12:00 p.m., Eastern Time, on Tuesday, June 6, 2023. The trustee will generally vote the shares held by the plan for which it does not receive voting instructions in the same proportion as the shares held by the plan for which it does receive voting instructions.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record and wish to revoke or change your proxy instructions, you must either (1) submit a later-dated proxy via the internet or by telephone, by 11:59 p.m., Eastern Time, on Wednesday, June 7, 2023; (2) sign, date, and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the internet at www.ProxyVote.com; or (5) attend the Annual Meeting and vote your shares. If you hold your shares in street name, you must follow the instructions of your broker, bank, or other intermediary to revoke your voting instructions.

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Vote Required for Each Proposal

Proposal 1 – Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR each of the Company’s nominees

Vote Required: Majority of the votes cast. Any nominee who fails to receive a majority of the votes cast with respect to such nominee’s election must promptly tender his or her resignation to the Board following certification of the election results. Within 100 days following the certification of the election results, the Board will decide whether to accept the resignation and will publicly disclose its decision regarding the resignation within 110 days following certification of the election results.

Effect of Abstentions: No effect

Effect of Broker Non-Votes: No effect

Proposal 2 – Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Proposal 3 – Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: No effect

Proposal 4 – Approval of amendments to the Charter to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and the Bylaws and (ii) obsolete provisions related to classes of Directors

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the holders of at least two-thirds (66 2⁄3%) of the outstanding shares entitled to vote at the Annual Meeting

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: Same effect as a vote AGAINST the proposal

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Proposal 5 – Approval of an amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law

Voting Options: FOR, AGAINST, or ABSTAIN

Board Recommendation: FOR

Vote Required: Affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote at the Annual Meeting

Effect of Abstentions: Same effect as a vote AGAINST the proposal

Effect of Broker Non-Votes: Same effect as a vote AGAINST the proposal

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matter not described in this Proxy Statement is properly presented at the Annual Meeting, unless otherwise provided, the proxies will use their own judgment to vote your shares. If the Annual Meeting is adjourned or postponed, the proxies can vote your shares at the adjournment or postponement, as well.

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the cost and environmental impact of producing proxy materials and mailing them to stockholders. In accordance with “notice and access” procedures, we are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by e-mail. To select a method of delivery while voting is open, stockholders of record may follow the instructions when voting online at www.ProxyVote.com. At any time, you may also choose your method of delivery of Brighthouse Financial proxy materials by visiting https://enroll.icsdelivery.com/BHF. If you own shares indirectly through a broker, bank, or other intermediary, please contact the intermediary for additional information regarding delivery options.

Stockholders of record will have the Notice or proxy materials delivered directly to their mailing address or electronically if they have previously consented to that delivery method.

Holders of shares in street name will have the proxy materials or the Notice forwarded to them by the intermediary that holds the shares.

Eliminating Duplicative Proxy Materials

To reduce the expense of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive one copy of the Proxy Statement and one copy of the 2022 Annual Report in a single envelope, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge, either by calling toll-free at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

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96	The Annual Meeting, Voting, and Other Information

Proxy Solicitation Costs

We have engaged Morrow Sodali, LLC to act as our proxy solicitor and have agreed to pay it approximately $15,000 plus reasonable expenses for such services. We will also reimburse brokers, banks, and other intermediaries and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners.

Vote Tabulation

Votes will be tabulated by Broadridge.

Inspector of Election

The Board has appointed a representative of Broadridge as Inspector of Election for the Annual Meeting.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the Annual Meeting. If only preliminary voting results are available for reporting in the Form 8-K, the Company will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2024 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2024 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Corporate Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 29, 2023, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominations or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Corporate Secretary, at our principal executive offices, not later than the close of business on March 10, 2024, nor earlier than the close of business on February 9, 2024. The notice must contain the notice and informational requirements described under Article II, Section 11 of our Bylaws and applicable SEC rules. The chairman of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not otherwise comply with our Bylaws.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 9, 2024.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by Brighthouse Financial under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by SEC rules) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

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Annual Report on Form 10-K

Upon written request, we will provide to stockholders, without charge, a copy of our 2022 Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the 2022 Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Brighthouse Financial Investor Relations at our principal executive offices or by emailing your request to investor.relations@brighthousefinancial.com. Our 2022 Form 10-K, along with all of our other SEC filings, may also be accessed at http://investor.brighthousefinancial.com by selecting “Financial Information” and “SEC Filings,” or at the SEC’s website at www.sec.gov.

Stockholder List

A list of the stockholders as of the Record Date will be available for inspection by stockholders from May 29, 2023, to June 8, 2023, during ordinary business hours at our principal executive offices.

Principal executive offices

The address of our principal executive offices is Brighthouse Financial, Inc., 11225 North Community House Road, Charlotte, NC 28277.

Communicating with our Board

Our Corporate Governance Principles provide a process for stockholders to send communications to the Board. Stockholders may contact an individual Director, the Board as a group, or a specified Committee or group, including the Independent Directors as a group, by mailing such communications to:

Brighthouse Financial, Inc.

Attn: Office of the Corporate Secretary

11225 North Community House Road

Charlotte, North Carolina 28277

Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. As described in our Corporate Governance Principles, the Corporate Secretary will log and review each communication before forwarding it to the addressee. The Corporate Secretary will not forward items that are determined, in his or her sole discretion, to be unrelated to the duties and responsibilities of the Board (e.g., communications that are primarily commercial in nature, resumes and other forms of job inquiries, survey requests, invitations to conferences, personal grievances, etc.). For communications that are not forwarded to the addressee, the Corporate Secretary will determine, in his or her sole discretion, the most appropriate way to respond to such communications, if at all.

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98	Forward-Looking Statements; Website References

Forward-Looking Statements

This Proxy Statement and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “guidance,” “forecast,” “preliminary,” “objective,” “continue,” “aim,” “plan,” “believe,” and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements included and the risks, uncertainties, and other factors identified in Brighthouse Financial’s most recent Annual Report on Form 10-K, particularly in the sections entitled “Note Regarding Forward-Looking Statements and Summary of Risk Factors,” “Risk Factors,” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our other subsequent filings with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and Brighthouse Financial does not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Website References

Information contained on or connected to any website referenced in this Proxy Statement is not incorporated by reference in this Proxy Statement or in any other report or document we file with the SEC. We routinely use our Investor Relations website to provide presentations, press releases, and other information that may be deemed material to investors. Accordingly, we encourage investors and others interested in the Company to review the information that we share at http://investor.brighthousefinancial.com. In addition, our Investor Relations website allows interested persons to sign up to automatically receive e-mail alerts when we post financial information.

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Non-GAAP and Other Financial Disclosures

Our definitions of non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with accounting principles generally accepted in the United States of America, also known as “GAAP.” We believe that these non-GAAP financial measures enhance the understanding of our performance by the investor community by highlighting the results of operations and the underlying profitability drivers of our business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:

adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)
adjusted net investment income	net investment income

Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein.

Adjusted Earnings, Adjusted Revenues and Adjusted Expenses

Adjusted earnings is a financial measure used by management to evaluate performance and facilitate comparisons to industry results. This financial measure, which may be positive or negative, focuses on our primary businesses by excluding the impact of market volatility, which could distort trends.

Adjusted earnings reflects adjusted revenues less (i) adjusted expenses, (ii) provision for income tax expense (benefit), (iii) net income (loss) attributable to noncontrolling interests and (iv) preferred stock dividends. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following are significant items excluded from total revenues in calculating the adjusted revenues component of adjusted earnings:

•	Net investment gains (losses);
•

Net derivative gains (losses), except earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment (“Investment Hedge Adjustments”); and

•	Certain variable annuity guaranteed minimum income benefits (“GMIB”) fees (“GMIB Fees”).

The following are significant items excluded from total expenses in calculating the adjusted expenses component of adjusted earnings:

•	Amounts associated with benefits related to GMIBs (“GMIB Costs”);

(1)

Brighthouse Financial uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.’s common shareholders, and earnings per common share, diluted to refer to net income (loss) available to shareholders per common share.

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•	Amounts associated with periodic crediting rate adjustments based on the total return of a contractually referenced pool of assets (“Market Value Adjustments”); and
•

Amortization of deferred policy acquisition costs (“DAC”) and value of business acquired (“VOBA”) related to (i) net investment gains (losses), (ii) net derivative gains (losses), and (iii) GMIB Fees and GMIB Costs.

The tax impact of the adjustments discussed above is calculated net of the statutory tax rate, which could differ from our effective tax rate.

Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share

Adjusted earnings per common share is a measure used by management to evaluate the execution of our business strategy and align such strategy with our shareholders’ interests.

Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period. The weighted average common shares outstanding used to calculate adjusted earnings per share will differ from such shares used to calculate diluted net income (loss) available to shareholders per common share when the inclusion of dilutive shares has an anti-dilutive effect for one calculation but not for the other.

Adjusted Net Investment Income

We present adjusted net investment income to measure our performance for management purposes, and we believe it enhances the understanding of our investment portfolio results. Adjusted net investment income represents GAAP net investment income plus Investment Hedge Adjustments.

Other Financial Disclosures

Note regarding Changes to the Accounting for Long-Duration Insurance Contracts (“LDTI”)

As disclosed in our 2022 Form 10-K, effective as of January 1, 2023, the Company adopted a new GAAP accounting standard that will result in significant changes to the accounting for LDTI. LDTI will be applied to the earliest period reported in the 2023 financial statements, making the transition date January 1, 2021. LDTI will have a significant impact on the Company’s financial statements, including total stockholders’ equity and net income. See our 2022 Form 10-K for additional information, in particular Note 1 of the Notes to the Consolidated Financial Statements.

Corporate Expenses

Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation; and excludes establishment costs.

Notable items

Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the unfavorable (favorable) after-tax impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated, such as establishment costs. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

CTE95

CTE95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst five percent of a set of capital market scenarios over the life of the contracts.

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CTE98

CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst two percent of a set of capital market scenarios over the life of the contracts.

Holding Company Liquid Assets

Holding company liquid assets include liquid assets in Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC. Liquid assets are comprised of cash and cash equivalents, short-term investments and publicly-traded securities, excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include assets held in trust.

Total Adjusted Capital

Total adjusted capital primarily consists of statutory capital and surplus, as well as the statutory asset valuation reserve. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Sales

Life insurance sales consist of 100 percent of annualized new premium for term life, first-year paid premium for whole life, universal life, and variable universal life, and total paid premium for indexed universal life. We exclude company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life.

Annuity sales consist of 100 percent of direct statutory premiums, except for fixed index annuity sales, which represents 100 percent of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Annuity sales exclude certain internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Normalized Statutory Earnings (Loss)

Normalized statutory earnings (loss) is used by management to measure our insurance companies’ ability to pay future distributions and is reflective of whether our hedging program functions as intended. Normalized statutory earnings (loss) is calculated as statutory pre-tax net gain (loss) from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses), (ii) the change in total asset requirement at CTE98, net of the change in our variable annuity reserves, and (iii) unrealized gains (losses) associated with our variable annuities and Shield hedging programs and other equity risk management strategies. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impact our results in order to help management and investors better understand, evaluate and forecast those results.

Risk-Based Capital Ratio

The risk-based capital ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements set by the National Association of Insurance Commissioners. When referred to as “combined,” represents that of our insurance subsidiaries as a whole. The reporting of our combined risk-based capital ratio is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

2023 Proxy Statement  |  Brighthouse Financial

102	Non-GAAP and Other Financial Disclosures

Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings per Common Share and Adjusted Earnings, Less Notable Items per Common Share (Unaudited)

	For the Year Ended
ADJUSTED EARNINGS, LESS NOTABLE ITEMS PER COMMON SHARE (1)	December 31, 2022	December 31, 2021
Net income (loss) available to shareholders per common share	$ (1.36)	$ (2.36)

Less: Net investment gains (losses)	(3.40)	(0.70)

Less: Net derivative gains (losses), excluding investment hedge adjustments	3.19	(29.72)

Less: GMIB Fees and GMIB Costs	(7.37)	2.42

Less: Amortization of DAC and VOBA	(6.70)	0.88

Less: Market value adjustments and other	1.18	0.11

Less: Provision for income tax (expense) benefit on reconciling adjustments	2.74	5.65

Less: Impact of inclusion of dilutive shares	—	0.15

Adjusted earnings per common share	8.93	18.86

Less: Notable items	(2.00)	(2.64)

Adjusted earnings, less notable items per common share	$ 10.93	$ 21.50

(1)

Per share calculations are on a diluted basis and may not recalculate or foot due to rounding. For loss periods, dilutive shares were not included in the calculation as inclusion of such shares would have an anti-dilutive effect.

Reconciliation of Net Investment Income to Adjusted Net Investment Income (Unaudited, in millions)

For the Year Ended
	December 31, 2022	December 31, 2021
Net investment income	$ 4,138	$ 4,881

Less: Investment hedge adjustments	(71)	(21)

Adjusted net investment income	$ 4,209	$ 4,902

Brighthouse Financial  |  2023 Proxy Statement

Appendix A	A- 1

Appendix A – Proposal 4

Proposed amendments to the Charter to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and the Bylaws and (ii) obsolete provisions related to classes of Directors

Proposed additions shown by bold underlined text and proposed deletions shown by strikethrough text.

ARTICLE V

BOARD OF DIRECTORS

The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

(a)    Except as may otherwise be provided by this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(b)     The total number of directors constituting the Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors; provided, however, that in no event shall the total number of directors constituting the Board of Directors be less than three (3) nor more than fifteen (15) directors.

~~(c)    From the effective date of this Certificate of Incorporation (the “Effective Date”), the directors of the Corporation, subject to the special rights of any holders of shares of any series of Preferred Stock then outstanding, shall be divided into three classes, designated Class I, Class II and Class III. For so long as there are three classes of directors, each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors (excluding any directors elected pursuant to any special rights of any holders of shares of any series of Preferred Stock then outstanding). The initial assignment of directors to each such class shall be made by the Board of Directors. The term of office of the Class I directors shall expire at the first annual meeting of stockholders of the Corporation following the Effective Date (the “2018 Annual Meeting”), the term of office of the Class II directors shall expire at the second annual meeting of stockholders of the Corporation following the Effective Date (the “2019 Annual Meeting”) and the term of office of the Class III directors shall expire at the third annual meeting of stockholders of the Corporation following the Effective Date (the “2020 Annual Meeting”). Commencing with the 2018 Annual Meeting, the directors shall be divided into two classes, with the directors elected to succeed those directors whose terms then expire (i.e., the former Class I directors) being elected for a term of office to expire at the 2020 Annual Meeting (i.e., as Class III directors), with each such director to hold office until his or her successor shall have been duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office. Commencing with the 2019 Annual Meeting, there shall be a single class of directors, with directors elected to succeed those directors whose terms then expire (i.e., the former Class II directors) being elected for a term of office to expire at the 2020 Annual Meeting, with each director to hold office until his or her successor shall have been duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office. Commencing with the 2020 Annual Meeting, each director elected to succeed those directors whose terms then expire shall be elected annually and for a term of office to expire at the next annual meeting of stockholders of the Corporation with each director to hold office until his or her successor shall have been duly elected and qualified or his or her death, resignation, retirement, disqualification or removal from office.~~

~~(d)~~(c)    Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, ~~(x) for so long as the directors are divided into classes, any director may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds (66 2/3%) in voting power of the outstanding shares of capital stock entitled to vote in an election of such director and (y) from and after the time at which the directors are no longer divided into classes,~~ any director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of capital stock of the Corporation then entitled to vote ~~in an election of such director~~ thereon.

2023 Proxy Statement  |  Brighthouse Financial

A- 2	Appendix A

~~(e)~~(d)    Subject to any rights granted to the holders of shares of any series of Preferred Stock then outstanding, and except as otherwise expressly required by applicable law, vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the total number of directors constituting the Board of Directors, shall be filled by, and only by, a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office ~~for the remainder of the term of the class, if any, that such director has been appointed to, and~~ until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification, removal from office or other cause.

~~(f)~~(e)    Advance notice of nominations for the election of directors and other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws.

ARTICLE VIII

AMENDMENTS TO THE CERTIFICATE OF INCORPORATION AND BYLAWS

SECTION 1. AMENDMENTS TO THE CERTIFICATE OF INCORPORATION. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and all rights, preferences and privileges herein conferred upon stockholders by and pursuant to this Certificate of Incorporation in its current form or as hereafter amended are granted subject to the right reserved in this Article VIII. ~~Notwithstanding the foregoing or any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds (66 2/3%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, Section 1(d), Section 4 or Section 5 of Article IV of this Certificate of Incorporation, Article V, Article VI, or Article VII of this Certificate of Incorporation, or this Article VIII.~~

SECTION 2.    AMENDMENTS TO THE BYLAWS. The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the Bylaws. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least ~~two-thirds (66 2/3%)~~ a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend or repeal, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

Brighthouse Financial  |  2023 Proxy Statement

Appendix B	B- 1

Appendix B – Proposal 5

Proposed amendment to the Charter to limit the liability of certain officers of the Company, as permitted by recent amendments to Delaware law

Proposed additions shown by bold underlined text.

ARTICLE IX

LIMITATION OF LIABILITY OF OFFICERS

To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer. If the DGCL is amended after approval of this Article IX to authorize corporate action further eliminating or limiting the personal liability of officers, then the liability of an officer shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. No amendment, modification or repeal of this Article IX, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article IX, shall adversely affect any right or protection of an officer of the Corporation with respect to any acts or omissions of such officer occurring prior to the time of such amendment, modification, repeal or adoptions of inconsistent provision.

2023 Proxy Statement  |  Brighthouse Financial

Brighthouse Financial® BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD CHARLOTTE, NC 28277 ANNUAL MEETING INFORMATION SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET In Advance of the Annual Meeting - Go to www.ProxyVote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information by 11:59 p.m. Eastern Time on June 7, 2023. Have your Proxy Card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Annual Meeting—Go to www.virtualshareholdermeeting.com/BHF2023 To attend the virtual annual meeting and cast your vote live, visit our annual meeting website. Have the number that is printed in the box marked by the arrow on this Proxy Card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 11:59 p.m. Eastern Time on June 7, 2023. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your Proxy Card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS: IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN V11762-P91894 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5. 1. Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting of Stockholders Nominees: For Against Abstain 1a. Philip V. (“Phil”) Bancroft 1b. Irene Chang Britt 1c. C. Edward (“Chuck”) Chaplin 1d. Stephen C. (“Steve”) Hooley 1e. Carol D. Juel 1f. Eileen A. Mallesch 1g. Diane E. Offereins 1h. Eric T. Steigerwalt 1i. Paul M. Wetzel For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023 3. Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers 4. Approval of amendments to the Brighthouse Financial Amended and Restated Certificate of Incorporation (“Charter”) to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and the Amended and Restated Bylaws and (ii) obsolete provisions related to classes of Directors 5. Approval of an amendment to the Charter to limit the liability of certain officers of Brighthouse Financial, as permitted by recent amendments to Delaware law B. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 8, 2023 at 8:00 AM Eastern Time: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.ProxyVote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V11763-P91894 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Jacob M. Jenkelowitz, Allie Lin, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 8, 2023 solely by means of remote communication via the internet and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED: “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED UNDER PROPOSAL 1; “FOR” PROPOSAL 2; “FOR” PROPOSAL 3; “FOR” PROPOSAL 4; AND “FOR” PROPOSAL 5. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD. CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Brighthouse Financial® BRIGHTHOUSE FINANCIAL, INC. 11225 N COMMUNITY HOUSE RD CHARLOTTE, NC 28277 ANNUAL MEETING INFORMATION SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Go to www.ProxyVote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information by 12:00 p.m. Eastern Time on June 6, 2023. Have this card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions by 12:00 p.m. Eastern Time on June 6, 2023. Have this card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To attend the virtual meeting, go to www.virtualshareholdermeeting.com/BHF2023 during the meeting. Have the 16-digit control number that is printed in the box marked by the arrow on this card available and then follow the instructions. There will be no physical location at which stockholders may attend the meeting. TO VOTE, MARK BLOCKS BELOW WITH AN X IN BLUE OR BLACK INK AS FOLLOWS: IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN V11764-P91894 KEEP THIS PORTION FOR YOUR RECORDS THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY BRIGHTHOUSE FINANCIAL, INC. A. The Board of Directors recommends a vote FOR each of the Director nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5. 1. Election of nine (9) Directors to serve a one-year term ending at the 2024 Annual Meeting of Stockholders Nominees: For Against Abstain 1a. Philip V. (“Phil”) Bancroft 1b. Irene Chang Britt 1c. C. Edward (“Chuck”) Chaplin 1d. Stephen C. (“Steve”) Hooley 1e. Carol D. Juel 1f. Eileen A. Mallesch 1g. Diane E. Offereins 1h. Eric T. Steigerwalt 1i. Paul M. Wetzel For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as Brighthouse Financial’s independent registered public accounting firm for fiscal year 2023 3. Advisory vote to approve the compensation paid to Brighthouse Financial’s Named Executive Officers 4. Approval of amendments to the Brighthouse Financial Amended and Restated Certificate of Incorporation (“Charter”) to remove (i) supermajority voting requirements currently required to amend certain provisions of the Charter and the Amended and Restated Bylaws and (ii) obsolete provisions related to classes of Directors 5. Approval of an amendment to the Charter to limit the liability of certain officers of Brighthouse Financial, as permitted by recent amendments to Delaware law B. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, trustee, guardian, corporate officer, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on June 8, 2023 at 8:00 AM Eastern Time: The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.ProxyVote.com. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE SIGNED AND DATED BOTTOM PORTION IN THE ENCLOSED ENVELOPE. V11765-P91894 BRIGHTHOUSE FINANCIAL, INC. ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned stockholder(s) hereby appoint(s) Jacob M. Jenkelowitz, Allie Lin, Bruce H. Schindler and Eric T. Steigerwalt, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BRIGHTHOUSE FINANCIAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m., Eastern Time on June 8, 2023 solely by means of remote communication via the internet and any adjournment or postponement thereof, on all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, the terms of applicable plan documents and applicable law. Plan Participants Charles Schwab Bank is the Trustee (the “Plan Trustee”) of the New England Life Insurance Company Agents’ Retirement Plan and Trust referred to herein as the “Plan.” As a Plan participant, you have the right to direct the Plan Trustee how to vote the shares of Brighthouse Financial, Inc. Common Stock (“Shares”) that are allocated to your Plan account and shown on the reverse of this card. The Plan Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements. You may instruct the Plan Trustee how to vote by telephone, Internet or by signing and returning this card. See the reverse side of this form for instructions on how to vote. A postage-paid envelope is enclosed. The Plan Trustee must receive your voting instructions no later than 12:00 p.m. Eastern Time, on June 6, 2023, to vote in accordance with the instructions. The Plan Trustee will vote your Plan Shares in accordance with the specifications indicated by you on the reverse of this card. If the Plan Trustee does not receive your instructions by 12:00 p.m. Eastern Time, on June 6, 2023, or if you sign and return this card and no specifications are indicated, the Plan Trustee will vote your Plan Shares in the same proportion as the Plan Shares for which it has received instructions. On any matters other than those described on the reverse of this card that may be presented for a vote at the 2023 Annual Meeting and any adjournments or postponements thereof, your Plan Shares will be voted in the discretion of the proxies appointed by the stockholders of Brighthouse Financial, Inc. subject to the terms of the applicable plan documents and applicable law. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A AND B ON THE OTHER SIDE OF THIS CARD. CONTINUED AND TO BE SIGNED ON REVERSE SIDE